                                                                   EXHIBIT 10.13

            THIS MORTGAGE AND SECURITY AGREEMENT (this "MORTGAGE") is made as of the 1 day of July, 2004, by FOSS (NH) QRS 16-3, INC., A Delaware corporation, whose address is c/o W.P. Carey & Co, LLC, 50 Rockefeller Plaza 2(nd) Floor, New York, New York 10020 ("Mortgagor"), in favor of CIBC INC., a Delaware corporation ("Mortgagee"), whose address is 622 Third Avenue, 8th Floor, Attn: Real Estate Finance Group, New York, New York, 10017.

                                   WITNESSETH:

            THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10.00), AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, MORTGAGOR HEREBY IRREVOCABLY MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS, AND GRANTS A SECURITY INTEREST TO MORTGAGEE, ITS SUCCESSORS AND ASSIGNS, in all of Mortgagor's estate, right, title and interest in to and under any and all of the following described property, whether now owned or hereafter acquired (collectively, the "Property"):

            A. All that certain real property situated at 380 Lafayette Road, Hampton, New Hampshire (as more particularly described as Tract II on Exhibit A attached hereto), 390 Lafayette Road, Hampton, New Hampshire (as more particularly described as Tract I on Exhibit A attached hereto) and 11 Merrill Industrial Drive, Hampton, New Hampshire (as more particularly described as Tract III on Exhibit A attached hereto) and that certain 13.1 acre tract of real property located in Hampton, New Hampshire (as more particularly described as Tract IV on Exhibit A attached hereto) and that certain 21 acre tract of real property located in Hampton, New Hampshire (as more particularly described as Tract V on Exhibit A attached hereto) (collectively, as described on Exhibit A attached hereto and incorporated herein by this reference, the "Land"). together with all of the casements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim and demand whatsoever of Mortgagor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

            B. All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Land (the "Improvements");

            C. All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Mortgagor and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Mortgagor as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Land or

Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements):

            D. All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, air rights and other development rights now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Land and/or Improvements or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor,

            E. All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Land or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

            F. All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Land;

            G. All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Mortgagee pursuant to this Mortgage or any other of the Loan Documents. (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in the Payment Reserve, the Impound Account, the Leasing Reserve, the Repair and Remediation Reserve, the Environmental Reserve, the LC Assignment Reserve and the Replacement Reserve, each as hereafter defined (collectively, the "Reserves");

            H. All leases (including. without limitation, (a) that certain lease dated as of July _, 2004 between Mortgagor, as lessor, and FOSS MANUFACTURING COMPANY, INC., as lessee (the "Primary Tenant") (as the same may be modified and in effect from time to time, the "Primary Lease") and (b) oil, gas and mineral leases), licenses, concessions and occupancy agreements of all or any part of the Land or the Improvements now or hereafter entered into (each, a "Lease" and collectively, the "Leases") and all rents, royalties, issues, profits, revenue, income and other benefits (collectively, the "Rents and Profits") of the Land or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or arising from any of the Contracts (as hereinafter defined) or any of the General Intangibles (as hereinafter defined) and all cash or securities (including, without limitation, the "Security Deposit", "Cash Security Deposit" and the "Letter of Credit" as such terms are defined in Paragraph 39 of the Primary Lease), deposited to secure performance by the tenants, Lessees or licensees, as applicable (each a "Tenant" and collectively, the "Tenants"), of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject, however, to the provisions contained in
Section 1.11 hereinbelow;

            I. All contracts and agreements now or hereafter entered into covering any part of the Land or the Improvements (collectively, the "Contracts") and all revenue, income and Other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or document's relating to construction on any part of the Land or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Land or the Improvements;

            J. All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Land or the Improvements;

            K. All present and future funds, accounts, Instruments, accounts receivable, documents, causes of action, claims, general intangibles (including without limitation, trademarks, trade names, servicemarks and symbols now or hereafter used in connection with any part of the Land or the Improvements, all names by which the Land or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Mortgagor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Land or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Land or the Improvements (collectively, the "General Intangibles");

            L. All water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals, and other rights and privileges now or hereafter obtained in connection with the Land or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishing, personal property or components of any of the foregoing now or hereafter located or installed on the Land or the Improvements;

            M. All building materials, supplies and equipment now or hereafter placed on the Land, or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Land or the Improvements;

            N. All right, title and interest of Mortgager in any insurance policies or binders now or hereafter relating to the Property including any unearned premiums thereon;

            O. All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards and proceeds of refunds of any taxes or assessments levied against the Property with respect to any period in which this Mortgage encumbers the Property; and

            P. All other or greater rights and interests of every nature in the Land or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor.

            FOR THE PURPOSE OF SECURING:

            (1) The debt evidenced by that certain promissory note (such promissory note, together with any and all renewals, modifications, consolidations and extensions thereof, is hereinafter referred to as the "Note") of even date with this Mortgage, made by Mortgagor to the order of Mortgagee in the original principal amount of SEVENTEEN MILLION AND 00/100 DOLLARS ($17,000,000), together with interest as therein provided;

            (2) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, guarantying, securing or otherwise relating to the indebtedness evidenced by the Note, excluding only the Indemnity and Guaranty Agreement dated of even date with this Mortgage executed by Corporate Property Associates 16-Global Incorporated, a Maryland corporation ("Guarantor") in favor of Mortgagee (the "Guaranty") and that certain separate Hazardous Substances Indemnity Agreement (as hereinafter defined), which are unsecured obligations of Mortgagor and Guarantor (the Note, this Mortgage and such other agreements, documents and instruments, including the Guaranty and the Hazardous Substances Indemnity Agreement, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the "Loan Documents") and the payment of all other sums therein covenanted to be paid;

            (3) Any and all additional advances made by Mortgagee to protect or preserve the Property or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Mortgagor's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Mortgagor remains the owner of the Property at the time of such advances); and

            (4) Any and all other indebtedness now owing or which may hereafter be owing by Mortgagor to Mortgagee, including, without limitation, all prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof, it being contemplated by Mortgagor and Mortgagee that Mortgagor may hereafter become so indebted to Mortgagee.

            (All of the sums referred to in Paragraphs (1) through (4) above are herein sometimes referred to as the "secured indebtedness" or the "indebtedness secured hereby").

            TO HAVE AND TO HOLD the Property unto Mortgagee, its successors and assigns forever, for the purposes and uses herein set forth.

            PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note and the other Loan Documents, including, without limitation, any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and all other sums payable hereunder and all other indebtedness secured hereby shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, this Mortgage shall be satisfied and the estate, right, title and interest of Mortgagee in the Property shall cease, and upon payment to

Mortgagee of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Mortgagee shall release this Mortgage and the lien hereof by proper instrument.

                                    ARTICLE I

                             COVENANTS OF MORTGAGOR

            For the purpose of further securing the indebtedness secured hereby and for the protection of the security of this Mortgage, for so long as the indebtedness secured hereby or any part thereof remains unpaid, Mortgagor covenants and agrees as follows:

            Section 1.1 Warranties of Mortgagor. Mortgagor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Mortgagee, its successors and assigns, that:

            (a) Organization and Existence. Mortgagor is duly organized and validly existing as a corporation in good standing under the laws of Delaware, is duly qualified as a foreign corporation in the state in which the Property is located and in all other jurisdictions in which Mortgagor is transacting business.

            (b) Authorization. Mortgagor has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents and has taken all necessary actions in furtherance thereof including, without limitation, that those partners or members of Mortgagor whose approval is required by the terms of Mortgagor's organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. To the best of Mortgagor's knowledge, no other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.

            (c) Valid Execution and Delivery. All of the Loan Documents requiring execution by Mortgagor have been duly and validly executed and delivered by Mortgagor.

            (d) Enforceability. All of the Loan Documents constitute valid, legal and binding obligations of Mortgagor and are fully enforceable against Mortgagor in accordance with their terms, subject only to bankruptcy laws and general principles of equity.

            (e) No Defenses. The Note, this Mortgage and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, this Mortgage or any of the other Loan Documents, or the exercise of any right thereunder, render this Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

            (f) Defense of Usuary. Mortgagor knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

            (g) No Conflict/Violation of Law. The execution, delivery and performance of the Loan Documents by the Mortgagor will not cause or constitute a default under or conflict with the organizational documents of Mortgagor, any indemnitor or any general partner or managing member or shareholder of Mortgagor or, to Mortgagor's knowledge, any shareholder of indemnitor. The execution, delivery and performance of the obligations imposed on Mortgagor under the Loan Documents will not cause Mortgagor to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Mortgagor is a party or by which Mortgagor is bound.

            (h) Compliance with Applicable Laws and Regulations. To Mortgagor's knowledge, (i) all of the Improvements and the use of the Property by the Mortgagor comply with all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use; (ii) the Improvements comply with applicable health, fire and building codes; (iii) in all material respects there is no evidence of any illegal activities relating to controlled substances on the Property; (iv) all certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property for the use currently being made thereof have been obtained and are in full force and effect; and (v) all of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

            (i) Consents Obtained. All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Mortgagor have been obtained or made.

            (j) No Litigation. There are no pending or, to the best of Mortgagor's knowledge, threatened actions, suits or proceedings, arbitrations or governmental investigations against the Property, Mortgagor or any guarantor of Mortgagor, an adverse outcome of which would materially affect the Mortgagor's performance under the Note, the Mortgage or the other Loan Documents.

            (k) Title. The Mortgagor has good and indefeasible fee simple title to the Property, subject only to those matters expressly listed as exceptions to title or subordinate matters in the title insurance policy accepted by Mortgagee in connection with this Mortgage, excepting therefrom all preprinted and/or standard exceptions (the "Permitted Exceptions"). Further, Mortgagor has full power and lawful authority to grant, bargain, sell, convey, assign, transfer and mortgage its interest in the Property in the manner and form hereby done or intended. Mortgagor will preserve its interest in and title to the Property and will forever warrant and defend the same to Mortgagee against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Exceptions. The foregoing warranty of title shall survive the foreclosure of this Mortgage and shall inure to the benefit of and be enforceable by Mortgagee in the event Mortgagee acquires title to the Property pursuant to any foreclosure.

            (l) Permitted Exceptions. The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of the Mortgagor to pay in full the principal and interest on the Note in a timely manner or (2) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or, to the best of Mortgagor's knowledge, the value of the Property.

            (m) First Lien. Upon the execution by the Mortgagor and the recording of this Mortgage, and upon the execution and filing of UCC-1 financing statements or amendments thereto, the Mortgagee will have a valid first lien on the Property and a valid security interest in all personal property encumbered hereby, subject to no liens, charges or encumbrances other than the Permitted Exceptions.

            (n) ERISA. The Mortgagor has made and shall continue to make all required contributions to all employee benefit plans, if any, and the Mortgagor has no knowledge of any material liability which has been incurred by the Mortgagor which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any other federal or state law.

            (o) Contingent Liabilities. The Mortgagor has no known material contingent liabilities.

            (p) No Other Obligations. The Mortgagor has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Mortgagor is a party or by which the Mortgagor or the Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Property and other than obligations under this Mortgage, the Note and the other Loan Documents.

            (q) Fraudulent Conveyance. The Mortgagor (1) has not entered into the loan evidenced by the Note (the "Loan") or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan contemplated by the Loan Documents, the fair saleable value of the Mortgagor's assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed the Mortgagor's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of the Mortgagor's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than the Mortgagor's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. The Mortgagor's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Mortgagor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Mortgagor).

            (r) Investment Company Act. The Mortgagor is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            (s) Access/Utilities. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property or irrevocable easements serving the Property, and all such utilities are connected so as to serve the Property without passing over other property (other than an irrevocable easement serving the Property). All roads, and access to such roads, necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property without any further condition or cost to Mortgagor or Tenants.

            (t) Taxes Paid. Mortgagor has filed all federal, state, county and municipal tax returns required to have been filed by Mortgagor, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Mortgagor, and Mortgagor has no knowledge of any basis for additional assessment with respect to such taxes. Further, the Property is free from delinquent water charges, sewer rents, taxes and assessments.

            (u) Single Tax Lot. Based solely on the title insurance policy accepted by Mortgagee in connection with this Mortgage, the Property consists of a single lot or multiple tax lots; no portion of said tax lot(s) covers property other than the Property or a portion of the Property and no portion of the Property lies in any other tax lot.

            (v) Special Assessments. Except as disclosed in the title insurance policy, there are no pending or, to the knowledge of the Mortgagor, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of the Mortgagor, are there any contemplated improvements to the Property that may result in such special or other assessments.

            (w) Flood Zone. The Property is not located in a flood hazard area as defined by the Federal Insurance Administration.

            (x) Intentionally Omitted.

            (y) Misstatements of Fact. No statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to the Mortgagor which has not been disclosed which materially adversely affects, nor as far as the Mortgagor can foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of the representing party. Further, and in clarification of the foregoing, all reports, certificates, affidavits, statements and other data furnished by or on behalf of Mortgagor to Mortgagee, or their respective agents, in connection with the Loan are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein misleading.

            (z) Condition of Improvements. To Mortgagor's knowledge, the Property has not been damaged by fire, water, wind or other cause of loss or any previous damage to the Property has been fully restored. To Mortgagor's knowledge, the Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto. All major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in working order and condition.

            (aa) No Insolvency or Judgment. Neither Mortgagor, nor any general partner, member or shareholder of Mortgagor, nor any guarantor of the Loan is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Property is located or in any other court located in the United States. The proposed Loan will not render the Mortgagor nor any general partner, member or shareholder of Mortgagor insolvent. As used in this Certificate, the term "insolvent" means that the sum total of all of an entity's liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity's non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

            (bb) No Condemnation. To Mortgagor's knowledge, no part of any property subject to the Mortgage has been taken in condemnation or other like proceeding to an extent which would impair the value of the Property, the Mortgage or the Loan or the usefulness of such property for the purposes contemplated by the loan application relating to the Loan (the "Loan Application"), nor, except as disclosed to Mortgagee, is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Property.

            (cc) No Labor or Materialmen Claims. To Mortgagor's knowledge, all parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics', laborers' or materialmen's liens or claims outstanding for work, labor or materials affecting the Property, whether prior to, equal with or subordinate to the lien of the Mortgage.

            (dd) No Purchase Options. No tenant, person, party, firm, corporation or other entity has an option, right of first offer, or right of first refusal, to purchase the Property, any portion thereof or any interest therein (except for Primary Tenant's right to purchase all or a portion of the "Excess Land", as defined in the Primary Lease, pursuant to and in accordance with the terms of Section 37 of the Primary Lease).

            (ee) Leases. The Property is not subject to any leases, subleases, licenses, concessions or other agreements related to the leasing or renting of the Property or any portion thereof, except the Primary Lease. No person has any possessory interest in the Property or right to occupy the same, except pursuant to the Leases. As of the date hereof, (i) the Mortgagor is the owner and holder of the landlord's interest under the Leases; (ii) there are no prior assignments of all or any portion of the Leases or any portion of the Rents and Profits which are presently outstanding and have priority over the assignment of leases and rents contained herein in Section 1.11 given by Mortgagor to Mortgagee; and
(iii) there are no offsets or defenses to the payment of any portion of the Rents. The representations set forth in this paragraph (ee) are in addition to those set forth in Section 1.12 of this Mortgage.

            (ff) Forfeiture. There has not been committed by Mortgagor and shall never be committed by Mortgagor any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Mortgagor's obligations under any of the Loan Documents.

            (gg) Use of Rents and Profits. All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property and payable by Mortgagor under the Primary Lease, including, without limitation, current expenses relating to Mortgagor's liabilities and obligations with respect to this Mortgage and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Mortgagor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property and payable by Mortgagor under the Primary Lease have been fully paid and satisfied.

            (hh) No Broker. No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by the Mortgagor in connection with the Loan, except for any broker whose full commission was paid out of the proceeds of the Loan and is set forth in the written instructions from Mortgagor to Mortgagee regarding disbursement of the proceeds of the Loan.

            (ii) Work. All work to be performed by Mortgagor under any Lease has been substantially performed, all contributions to be made by Mortgagor to the Tenant have been made and all other conditions precedent to the Tenant's obligations thereunder have been satisfied.

            (jj) Security Agreements. There are no security agreements or financing statements affecting any of the Property made by Mortgagor other than
(i) as disclosed in writing by Mortgagor to Mortgagee prior to the date hereof and (ii) the security agreements and financing statements created in favor of Mortgagee.

            (kk) Homestead. The Property forms no part of any property owned, used or claimed by Mortgagor as a residence or business homestead and is not exempt from forced sale under the laws of the State in which the Property is located. Mortgagor hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.

            (ll) Contracts. Mortgagor will comply with all of its obligations under all Contracts which are material to the operation of the Property in accordance with Mortgagor's current practice, and with all material obligations under all other Contracts.

            Section 1.2 Defense of Title. If, while this Mortgage is in force, the title to the Property or the interest of Mortgagee therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attacked directly or indirectly, or endangered, clouded or adversely affected in any manner, Mortgagor, at Mortgagor's expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel approved by Mortgagee, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Mortgagee determines that Mortgagor is not adequately performing its obligations under this Section, Mortgagee may, without limiting or waiving any other rights or remedies of Mortgagee hereunder, take such steps with respect thereto as Mortgagee shall deem necessary or proper; any and all reasonable costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

            Section 1.3 Performance of Obligations. Mortgagor shall pay when due the principal of and the interest on the indebtedness evidenced by the Note. Mortgagor shall also pay all charges, fees and other sums required to be paid by Mortgagor as provided in the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Mortgagor set forth in the Loan Documents in accordance with their terms. Further, Mortgagor shall promptly and strictly perform and comply with or cause to be performed and complied with all covenants, conditions, obligations and prohibitions required of Mortgagor in connection with any other document or instrument affecting title to the Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Mortgage.

            Section 1.4 Insurance. The provisions of Section 1.4(A) hereof shall only be applicable from and after the Primary Lease Termination Date (as defined in Section 1.4(B)). Prior to the Primary Lease Termination Date, the provisions of Section 1.4(B) shall be applicable and to the extent any conflict exists between the provisions of Section 1.4(A) and Section 1.4(B), the provisions of
Section 1.4(B) shall control during such period.

            (A) Insurance Coverage Requirements After Primary Lease Termination Date. Mortgagor shall, at Mortgagor's expense, maintain in force and effect on the Property at all times while this Mortgage continues in effect the following insurance:

                  (a) Insurance against loss or damage to the Property by fire, windstorm, tornado and hail and against loss or damage by such other, further and additional risks as may be now or hereafter embraced by an "all-risk" form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement (insurable) cost of the Improvements, furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Mortgagor from time to time, without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Mortgagee's election, by reference to such indices, appraisals or information as Mortgagee determines in its reasonable discretion. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Mortgagee's approval.

                  (b) Comprehensive Commercial General Liability Insurance for personal injury, bodily injury, death and property damage liability in amounts not less than $1,000,000 per occurrence, $2,000,000 in the aggregate and $10,000,000 umbrella coverage. During any construction on the Property, Mortgagor's general contractor for such construction shall also provide the insurance required in this subsection (b). Mortgagee hereby retains the right to periodically review the amount of said liability insurance being maintained by Mortgagor and to require an increase in the amount of said liability insurance should Mortgagee deem an increase to be reasonably prudent under then existing circumstances.

                  (c) General boiler and machinery insurance coverage is required if steam boilers or other pressure-fired vessels are in operation at the Property. Minimum liability amount per accident must equal the greater of the replacement (insurable) value of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.

                  (d) If the Property or any part thereof is identified by the Director of the Federal Emergency Management Agency as being situated in an area now or subsequently designated as having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), flood insurance in an amount equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured); or (ii) the maximum insurance available under the appropriate National Flood Insurance Administration program.

                  (e) During the period of any construction on the Property or renovation or alteration of the Improvements, a so-called "Builder's All-Risk Completed Value" or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Mortgagee and Worker's Compensation Insurance covering all persons engaged in such construction, renovation or alteration.

                  (f) Loss of rents or loss of business income insurance in amounts sufficient to compensate Mortgagor for all Rents and Profits during a period of not less than eighteen (18) months in which the Property may be damaged or destroyed. The amount of coverage shall be adjusted annually to reflect the Rents and Profits or income payable during the succeeding eighteen
(18) month period.

                  (g) Any other insurance coverage required by Mortgagee in connection with the making of the Loan and in effect as of the date hereof.

                  (h) Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Mortgagee against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence, Earthquake, Terrorism (to the extent available at commercially reasonable rates as determined by Mortgagee in its reasonable discretion) and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

            All such insurance shall (i) be with insurers authorized to do business in the state within which the Property is located and who have and maintain a rating of at least "AA" from Standard & Poor's and at least "A-X" per Best's Key Rating Guide, (ii) contain the complete address of the Property (or a complete legal description), (iii) be for terms of at least one year, (iv) contain deductibles which do not exceed (y) $25,000.00 if the original principal balance of the Loan is less than $9,000,000 and (z) $50,000.00 if the original principal balance of the Loan is $9,000,000 or greater and (v) be subject to the approval of Mortgagee as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates which approval shall not be unreasonably withheld or delayed.

            To the extent that at any time Mortgagee agrees to accept insurance from an insurer that is rated less than the foregoing, Mortgagee may terminate its waiver and reassert the aforesaid minimum rating requirements upon any renewal of any insurance coverage, or at any time if the rating of any insurer is reduced or Mortgagee reasonably determines that any other material adverse event has occurred with respect to the financial condition of such insurer.

            Mortgagor shall as of the date hereof deliver to Mortgagee evidence that said insurance policies have been paid current as of the date hereof and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Mortgagee. Mortgagor shall renew all such insurance and deliver to Mortgagee certificates evidencing such renewals at least thirty (30) days before any such insurance shall expire. Without limiting the required endorsements to the insurance policies, Mortgagor further agrees that all such policies shall include a standard, non-contributory, mortgagee clause naming:

                                    CIBC INC.

                           its successors and assigns
                          as their interests may appear
                        Attn: Real Estate Finance Group,
                          622 Third Avenue, 8th Floor,
                            New York, New York, 10017

(x) as an additional insured under all liability insurance policies, (y) as the first mortgagee on all property insurance policies and (z) as the loss payee on all loss of rents or loss of business income insurance policies. Mortgagor further agrees that all such insurance policies: (1) shall provide for at least thirty (30) days' prior written notice to Mortgagee prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Mortgagee; (2) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Mortgagee in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of such insurance; (3) shall waive all rights of subrogation against Mortgagee; (4) in the event that the Land or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages; and (5) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Mortgagor hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Mortgagee's applicable insurance requirements set forth in this Section 1.4. The delivery to Mortgagee of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Property by Mortgagor to Mortgagee as further security for the indebtedness secured hereby. In the event of foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Mortgagor in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Mortgagee or other transferee in the event of such other transfer of title. Approval of any insurance by Mortgagee shall not be a representation of the solvency of any insurer or the sufficiency of any type or amount of insurance. In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Mortgage or evidence of their renewal as required herein, Mortgagee may, but shall not be obligated to, procure such insurance and Mortgagor shall pay all amounts advanced by Mortgagee therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Mortgagee until actually repaid by Mortgagor, promptly upon demand by Mortgagee. Any amounts so advanced by Mortgagee, together with interest thereon, shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness secured hereby. Mortgagee shall not be responsible for nor incur any liability for the insolvency of any insurer or other failure of any insurer to perform, even though Mortgagee has caused the insurance to be placed with such insurer after failure of Mortgagor to furnish such insurance. Mortgagor shall not obtain insurance for the Property in addition to that required by Mortgagee without the prior written consent of Mortgagee, which consent will not be unreasonably withheld provided that (i) Mortgagee is a named insured and loss payee on such insurance, (ii) Mortgagee receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein. Mortgagee acknowledges that all or a portion of the insurance coverage may be provided by the Primary Tenant and Mortgagee agrees to accept same so long as such coverage complies with the requirements set forth above.

            (B) Insurance Coverage Requirements Prior to Primary Lease Termination Date. Prior to the Primary Lease Termination Date (as defined below), Mortgagor shall, at its sole cost and expense, (x) keep or cause to be kept in full force and effect the insurance coverage required by Article 16 of the Primary Lease (or, if applicable, the analogous section of the Replacement Primary Lease [as defined below] governing insurance requirements) and compliance therewith shall be deemed compliance with the provisions of this
Section 1.4 of this Mortgage and (y) provide or cause to be provided to Mortgagee certificates evidencing renewal of all insurance required by Article 16 of the Primary Lease (or, if applicable, the analogous section of the Replacement Primary Lease governing insurance requirements) not later than seven
(7) business days before any such insurance shall expire; provided, however, that in all instances Mortgagor shall diligently enforce the terms and provisions of the Primary Lease (or, if applicable, the Replacement Primary Lease) with respect to such insurance coverage and shall take such actions as shall be necessary to cause Primary Tenant (or, if applicable, the tenant under the Replacement Primary Lease) to comply with the provisions thereof and, provided, further, that to the extent that the Primary Tenant (or, if applicable, the tenant under the Replacement Primary Lease) does not comply with any or all of the terms and conditions of the Primary Lease, (or, if applicable, the Replacement Primary Lease), such non-compliance shall in no way relieve Mortgagor of its affirmative obligations under this Section 1.4(B) or the requirements to procure and maintain the insurance required by Article 16 of the Primary Lease (or, if applicable, the analogous section of the Replacement Primary Lease governing insurance requirements).

            As used herein, "Primary Lease Termination Date" shall mean the earlier to occur of (i) the date on which the Primary Lease expires pursuant to its terms and (ii) the date on which the Primary Lease is sooner terminated; provided, however, that if subsequent to the occurrence of the Primary Lease Termination Date, Mortgagor enters into a Replacement Primary Lease, then from and after the effective date of such Replacement Primary Lease, the Primary Lease Termination Date shall be deemed to mean the earlier to occur of (i) the date on which the Replacement Primary Lease expires pursuant to its terms and
(ii) the date on which the Replacement Primary Lease is sooner terminated.

            As used herein, "Replacement Primary Lease" shall mean a Lease other than the Primary Lease which demises to the tenant thereunder (the 'Replacement Primary Tenant") the entire premises demised to the Primary Tenant as of the date hereof under the Primary Lease and which satisfies the following conditions: (i) Mortgagee shall have approved in writing, in its sole discretion, such Lease and the tenant thereunder and (ii) the insurance requirements thereunder shall be no less favorable to Mortgagor and Mortgagee (as determined by Mortgagee) as the insurance requirements under the Primary Lease as of the date hereof.

            Section 1.5 Payment of Taxes. Mortgagor shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to
Section 1.6 or Section 1.7 of this Mortgage, all taxes and assessments which are or may become a lien on the Property or which are assessed against or imposed upon the Property. Mortgagor shall furnish Mortgagee with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments not later than thirty (30) days after the due date therefor. Notwithstanding the foregoing, Mortgagor may in good faith, by appropriate proceedings and upon notice to Mortgagee, contest the validity, applicability or amount of any asserted tax or assessment so long as
(a) such contest is diligently pursued, (b) Mortgagee determines, in its reasonable opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Mortgagee therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Mortgagor deposits in the Impound Account an amount determined by Mortgagee to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided, further, that in any event each such contest shall be concluded, the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited. Mortgagor's rights under this Section 1.5 to contest taxes or assessments with respect to the Property may be exercised by Primary Tenant (or by a Replacement Primary Tenant, if applicable), provided same shall not relieve Mortgagor of any of its obligations under this Section 1.5.

            Section 1.6 Tax and Insurance Impound Account. Mortgagor shall establish and maintain at all times while this Mortgage continues in effect an impound account (the "Impound Account") with Mortgagee for payment of real estate taxes and assessments and insurance on the Property and as additional security for the indebtedness secured hereby, provided, however, that, prior to a Sale (as defined in Section 1.13 hereof) of the Property to an entity which is not directly or indirectly controlled by W.P. Carey & Co. LLC, so long as the Primary Lease or Replacement Primary Lease, as applicable, shall remain in full force and effect and no monetary Event of Default (as defined in the Primary Lease or such comparable term in the Replacement Primary Lease, as applicable) exists thereunder:

            (i) Mortgagor shall not be obligated to make deposits in the Impound Account on account of real estate taxes and assessments so long as Mortgagor (1) shall cause Primary Tenant (or, if applicable, the tenant under the Replacement Primary Lease) to pay or cause to be paid all taxes and assessments which are or may become a lien on the Property or which are assessed against or imposed upon the Property and (2) shall have furnished Mortgagee with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments prior to the applicable delinquency date therefor and prior to any penalties being due thereon; and

            (ii) to the extent that Primary Tenant (or, if applicable, the tenant under the Replacement Primary Lease) provides an allocable portion, or all, of the insurance coverage set forth in Section 1.4 hereof, Mortgagor shall not be required to make deposits into the Impound Account for the amounts of the coverages provided by Primary Tenant (or, if applicable, the tenant under the Replacement Primary Lease), so long as Mortgagor shall cause Primary Tenant (or, if applicable, the tenant under the Replacement Primary Lease) to provide evidence of such coverage being in full force and effect;

it being expressly agreed that if either of the foregoing subclauses (i) or (ii) shall cease to be satisfied, then Mortgagor shall be obligated, within five (5) business days after written demand therefor, to deposit in the Impound Account an amount determined by Mortgagee to be necessary to ensure that there will be on deposit with Mortgagee an amount which, when added to the monthly payments subsequently required to be (and actually) deposited with Mortgagee hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Mortgagee in the Impound Account an amount sufficient to pay the next due periodic installment of real estate taxes and assessment on the Property at least one (1) month prior to the delinquency date thereof and the next due periodic insurance premiums with respect to the Property at least one (1) month prior to the due date thereof. Mortgagor acknowledges that, if Mortgagor is providing insurance coverage by a blanket policy, or by a combination of policies provided by Mortgagor and Primary Tenant, any insurance which Mortgagee is permitted pursuant to the terms of this Mortgage to purchase, if Mortgagor shall fail to provide the coverage required under Section 1.4 hereof, may be substantially more costly than the insurance coverage Mortgagor had provided and Mortgagor agrees that Mortgagee may require the deposit into the Impound Account in respect of insurance to be increased to cover such possible increased costs. Commencing on the first Payment Date under the Note (subject to clauses (i) and (ii) of this Section 1.6) and continuing thereafter on each monthly payment date under the Note, Mortgagor shall pay to Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Note and all other indebtedness secured hereby is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Mortgagor is required to maintain hereunder, each as estimated and determined by Mortgagee. So long as no Event of Default (as defined in Section 2.1 hereunder) has occurred and is continuing, all sums in the Impound Account shall be held by Mortgagee in the Impound Account to pay said taxes, assessments and insurance premiums in one installment before the same become delinquent. Mortgagor shall be responsible for ensuring the receipt by Mortgagee, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no Event of Default has occurred and is continuing, Mortgagee shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Mortgagee shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. The Impound Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee's option and in Mortgagee's discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. No interest on the funds contained in the Impound Account shall be paid by Mortgagee to Mortgagor. The Impound Account is solely for the protection of Mortgagee and entails no responsibility on Mortgagee's part beyond the payment of taxes, assessments and insurance premiums following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Mortgage by Mortgagee, any funds in the Impound Account shall be turned over to the assignee and any responsibility of Mortgagee, as assignor, with respect thereto shall terminate. If the total funds in the Impound Account shall exceed the amount of payments actually applied by Mortgagee for the purposes of the Impound Account, such excess may be credited by Mortgagee on subsequent payments to be made hereunder or, at the option of Mortgagee, refunded to Mortgagor. If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Mortgagor shall, within ten (10) days after receipt of written notice thereof, deposit with Mortgagee the full amount of any such deficiency. If Mortgagor shall fail to deposit with Mortgagee the full amount of such deficiency as provided above, Mortgagee shall have the option, but not the obligation, to make such deposit and all amounts so deposited by Mortgagee, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Upon an Event of Default, Mortgagee may, but shall not be obligated to, apply at any time the balance then remaining in the Impound Account against the indebtedness secured hereby in whatever order Mortgagee shall subjectively determine. No such application of the Impound Account shall be deemed to cure any Event of Default hereunder, and any such application shall not limit Mortgagor's obligation to deposit any deficiency of which Mortgagee gives notice. Upon full payment of the indebtedness secured hereby in accordance with its terms or at such earlier time as Mortgagee may elect, the balance of the Impound Account then in Mortgagee's possession shall be paid over to Mortgagor and no other party shall have any right or claim thereto.

            Section 1.7 Payment Reserve. Contemporaneously with the execution hereof, Mortgagor has established with Mortgagee a reserve in the amount equal to one (1) regular monthly installment of principal and interest under the Note (the "Payment Reserve"). Mortgagor understands and agrees that, notwithstanding the establishment of the Payment Reserve as herein required, all of the proceeds of the Note have been, and shall be considered, fully disbursed and shall bear interest and be payable on the terms provided therein. No interest on funds contained in the Payment Reserve shall be paid by Mortgagee to Mortgagor. For so long as no Default has occurred hereunder, Mortgagee shall on the first Payment Date (as defined in the Note) under the Note, advance from the Payment Reserve to itself the amount due and payable by Mortgagor under the Note on such Payment Date. Nothing contained herein, including, without limitation, the existence of the Payment Reserve, shall release Mortgagor of any obligation to make payments under the Note, this Mortgage or the other Loan Documents strictly in accordance with the terms hereof or thereof.

            Section 1.8 Replacement Reserve; Security Interest in Reserves.

                  (a) At Mortgagee's option, as additional security for the indebtedness secured hereby, commencing with the first Payment Date (as defined in the Note) following the earlier to occur of (i) the Primary Lease Termination Date, (ii) Mortgagor entering into a Replacement Primary Lease pursuant to which the tenant thereunder is not solely responsible for the performance of all Repairs (as defined below), or (iii) for so long as the Primary Lease (or, if applicable, the Replacement Primary Lease) shall remain in force, Mortgagor's failure to perform, or to cause Primary Tenant (or, if applicable, the tenant under the Replacement Primary Lease) to perform, all of the Repairs strictly when required pursuant to any applicable provisions of the Loan Documents (the "Replacement Reserve Commencement Date"), Mortgagor shall establish and thereafter maintain at all times while this Mortgage continues in effect a repair reserve (the "Replacement Reserve") with Mortgagee for payment of certain non-recurring types of costs and expenses incurred by Mortgagor for interior and exterior work to the Property, including without limitation, performance of work to the roofs, chimneys, gutters, downspouts, paving, curbs, driveways, ramps, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, elevators and mechanical and HVAC equipment (collectively, the "Repairs") provided such costs and expenses are incurred for repairs (i) not incurred for ordinary wear and tear at the Property and (ii) categorized under generally accepted accounting principles as a capital expense and not as an operating expense. Commencing on the first Payment Date following the Replacement Reserve Commencement Date, and continuing on each Payment Date thereafter, Mortgagor shall pay Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Note and all other indebtedness secured hereby is fully paid and performed, a deposit to the Replacement Reserve in an amount equal to one-twelfth (1/12th) of fifteen cents ($0.15) per rentable square foot of the Property, as such square footage shall have been determined by Mortgagee in its reasonable discretion. So long as no Event of Default has occurred and is continuing, all sums in the Replacement Reserve shall be held by Mortgagee in the Replacement Reserve to pay the costs and expenses of Repairs. So long as no Event of Default has occurred and is continuing, Mortgagee shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Mortgagor the amount paid or incurred by Mortgagor in performing such Repairs within ten (10) days following: (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Replacement Reserve and a certification by Mortgagor in the form attached hereto as Exhibit B that the applicable item of Repair has been completed, (b) the delivery to Mortgagee of invoices, receipts or other evidence satisfactory to Mortgagee verifying the cost of performing the Repairs; (c) for disbursement requests in excess of $10,000.00, the delivery to Mortgagee of affidavits, lien waivers or other evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have been paid all amounts due for labor and materials furnished to the Property; (d) for disbursement requests in excess of $10,000.00, delivery to Mortgagee of a certification from an inspecting architect or other third party acceptable to Mortgagee describing the completed Repairs and verifying the completion of the Repairs and the value of the completion of the Repairs and the value of the completed Repairs; (e) for disbursement requests in excess of $lO,OOO,OO, delivery to Mortgagee of a new certificate of occupancy for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy is required by law, or a certification by Mortgagor that no new certificate of occupancy is required; and
(f) the receipt by Mortgagee of an administrative fee in the amount of $150.00. Mortgagee shall not be required to make advances from the Replacement Reserve more frequently than once in any sixty (60) day period. In making any payment from the Replacement Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. Mortgagee may, at Mortgagor's expense, make or cause to be made during the term of this Mortgage an annual inspection at the Property to determine the need, as determined by Mortgagee in its reasonable judgment, for further Repairs of the Property. In the event that such inspection reveals that further Repairs of the Property are required, Mortgagee shall provide Mortgagor with a written description of the required Repairs and Mortgagor shall complete such Repairs to the reasonable satisfaction of Mortgagee within ninety (90) days after the receipt of such description from Mortgagee, or such later date as may be approved by Mortgagee in its sole discretion. The Replacement Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee's option and in Mortgagee's discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. Interest on the funds contained in the Replacement Reserve shall be credited to Mortgagor as provided in Section 4.31 hereof. The Replacement Reserve is solely for the protection of Mortgagee and entails no responsibility on Mortgagee's part beyond the payment of the costs and expenses described in this Section in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. In the event that the amounts on deposit or available in the Replacement Reserve are inadequate to pay the cost of the Repairs, Mortgagor shall pay the amount of such deficiency. Upon assignment of this Mortgage by Mortgagee, any funds in the Replacement Reserve shall be turned over to the assignee and any responsibility of Mortgagee, as assignor, with respect thereto shall terminate. Upon an Event of Default, Mortgagee may, but shall not be obligated to, apply at any time the balance then remaining in the Replacement Reserve against the indebtedness secured hereby in whatever order Mortgagee shall subjectively determine. No such application of the Replacement Reserve shall be deemed to cure any Event of Default hereunder. Upon full payment of the indebtedness secured hereby in accordance with its terms or at such earlier time as Mortgagee may elect, the balance of the Replacement Reserve then in Mortgagee's possession shall be paid over to Mortgagor and no other party shall have any right or claim thereto.

                  (b) As additional security for the payment and performance by Mortgagor of all duties, responsibilities and obligations under the Note and the other Loan Documents (excluding the Hazardous Substances Indemnity Agreement), Mortgagor hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Mortgagee, and hereby grants to Mortgagee a security interest in,
(i) the Reserves (as defined in Paragraph G of the granting clause of this Mortgage), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance of said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Mortgagor hereby authorizes and consents to the account into which the Reserves have been deposited being held in Mortgagee's name or the name of any entity servicing the Note for Mortgagee, and hereby acknowledges and agrees that Mortgagee, or at Mortgagee's election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Mortgagee herein may be delivered by Mortgagee at any time to the financial institution wherein the Reserves have been established, and Mortgagee, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Mortgagor hereby assumes all risk of loss with respect to amounts on deposit in the Reserves. Mortgagor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Mortgagor's direction and is not the exercise by Mortgagee of any right of set-off or other remedy upon an Event of Default. Mortgagor hereby waives all right to withdraw funds from the Reserves, and all right to receive disbursements from the Reserves except in compliance with the Loan Documents. Upon an Event of Default, then Mortgagee may, without notice or demand on Mortgagor, & its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys' fees, costs and expenses) to the indebtedness evidenced by the Note or any other obligations of Mortgagor under the other Loan Documents (excluding the Hazardous Substances Indemnity Agreement) in such manner or as Mortgagee shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Mortgagor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, and/or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Event of Default hereunder or under the other Loan Documents.

            Section 1.9 Casualty and Condemnation. Mortgagor shall give Mortgagee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof; provided that with respect to any casualty affecting the Property, Mortgagor shall only be required to provide Mortgagee with written notice thereof if the reasonably estimated insurance proceeds for such casualty are equal to or exceed $250,000, or Mortgagor otherwise receives or should reasonably have notice of such casualty. All insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it or any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Mortgagee; provided that so long as (x) the Primary Lease is in full force and effect and there are no defaults thereunder, (y) no Event of Default hereunder shall have occurred and be continuing and (z) such insurance proceeds or compensation for any such condemnation do not, in the aggregate, exceed $250,000, then such insurance proceeds or compensation for any such condemnation (but in no event, in the aggregate, more than $250,000) shall not be assigned to Mortgagee so long as same are assigned to Primary Tenant and used by Primary Tenant for the restoration or repair of the Property. Mortgagee may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries and Mortgagee is hereby authorized, in its own name or in Mortgagor's name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Mortgagor shall from time to time deliver to Mortgagee any instruments required to permit such participation; provided, however, that Mortgagee shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) ten percent (10%) of the then outstanding principal balance of the Note and (ii) $500,000.00. Mortgagee shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

                  (a) Except to the extent otherwise provided in Section 1.9(c) hereof, in the event of a taking of not more than fifteen percent (15%) of the Improvements or a casualty damaging not more than thirty percent (30%) of the Improvements then if:

                        (1) no Event of Default is then continuing hereunder, and

                        (2) the Property can, in Mortgagee's judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) six
      (6) months after the receipt of insurance proceeds or condemnation awards by either Mortgagor or Mortgagee and (ii) six (6) months prior to the Maturity Date (as defined in the Note), and

                        (3) all necessary governmental approvals can be obtained to allow the rebuilding and reoccupancy of the Property as described in
      Section 1.9(a)(2) above, and

                        (4) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Mortgagor, the full amount of which shall at Mortgagee's option have been deposited with Mortgagee) for such restoration or repair (including, without limitation, for any costs and expenses of Mortgagee to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

                        (5) the economic feasibility of the Improvements after such restoration or repair (and including the impact of the termination or amendment of any Leases due to such casualty or condemnation) will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the indebtedness secured hereby in full with the same coverage ratio considered by Mortgagee in its determination to make the loan secured hereby, and

                        (6) Mortgagor shall have delivered to Mortgagee, at Mortgagor's sole cost and expense, an appraisal report in form and substance reasonably satisfactory to Mortgagee appraising the value of the Property as proposed to be restored or repaired to be not less than the appraised value of the Property considered by Mortgagee in its determination to make the loan secured hereby,

                        (7) Mortgagor so elects by written notice delivered to Mortgagee within fifteen (15) days after settlement of the aforesaid insurance or condemnation claim,

                        (8) Mortgagee receives from each tenant then occupying 10% or more of the Improvements an estoppel certificate and agreement in form, scope and substance acceptable to Mortgagee in its sole discretion confirming that such tenant shall reoccupy the portion of the Improvements demised to it, on all of the terms of its lease in effect immediately prior to such taking or destruction (including payment of rent) upon such restoration or repair, and

                        (9) Mortgagee receives confirmation or an estoppel certificate or other evidence acceptable to Mortgagee from the tenant under the Primary Lease that it shall reoccupy the Improvements pursuant to the terms of the Primary Lease as in effect on the date hereof or as otherwise approved by Mortgagee, then, Mortgagee shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Mortgagor therefor, to Mortgagor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors in form and substance reasonably satisfactory to Mortgagee in its discretion, with any remainder being applied by Mortgagee for payment of the indebtedness secured hereby in whatever order Mortgagee directs in its absolute discretion.

                  (b) Except to the extent otherwise provided in Section 1.9(c) hereof, in the event that Mortgagor does not elect to restore or repair the Property pursuant to clause (a) above, or if the taking or casualty is of a greater portion of the Improvements than specified in clause (a) above, or otherwise fails to meet the requirements of clause (a) above, then in any of such events, Mortgagee shall elect, in Mortgagee's absolute discretion and without regard to the adequacy of Mortgagee's security, to do either of the following: (1) accelerate the maturity date of the Note and declare any and all indebtedness secured hereby to be immediately due and payable (without prepayment penalty so long as no Event of Default has occurred) and apply the remainder of such sums received pursuant to this Section to the payment of the indebtedness secured hereby in whatever order Mortgagee directs in its absolute discretion, with any remainder being paid to

Mortgagor, or (2) notwithstanding that Mortgagor may have elected not to restore or repair the Property pursuant to the provisions of Section 1.9(a)(7) above, require Mortgagor to restore or repair the Property (a "Required Restoration") in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to the deposit by Mortgagor with Mortgagee, within thirty (30) days after demand therefor, of any deficiency necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Mortgagee's costs and expenses to be incurred in connection therewith, the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors in form and substance satisfactory to Mortgagee in its discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Mortgagee for payment of the indebtedness secured hereby in whatever order Mortgagee directs in its absolute discretion.

The following terms, as used in this Deed of Trust, shall have the following meanings:

            "380 Lafayette Property" shall mean the certain real property situated at 380 Lafayette Road, Hampton, New Hampshire, as more particularly described as Tract II on Exhibit A attached hereto, together with all buildings and improvements now or hereafter located thereon.

            "390 Lafayette Property" shall mean the certain real property situated at 390 Lafayette Road, Hampton, New Hampshire, as more particularly described as Tract I on Exhibit A attached hereto, together with all buildings and improvements now or hereafter located thereon.

            "11 Merrill Property" shall mean the certain real property situated at 11 Merrill Industrial Drive, Hampton, New Hampshire, as more particularly described as Tract III on Exhibit A attached hereto, together with all buildings and improvements now or hereafter located thereon.

            "Individual Property" shall mean any of the 380 Lafayette Property, the 390 Lafayette Property or the 11 Merrill Property.

Notwithstanding anything in this Section 1.9(b) to the contrary:

                        (i) In the event that Mortgagee notifies Mortgagor that it shall be required to perform a Required Restoration (a "Required Restoration Notice"), Mortgagor shall not be required to perform such Required Restoration if (x) a Termination Event (as defined in the Primary Lease or a comparable provision in a Replacement Primary Lease) shall have occurred with respect to either the 390 Lafayette Property or the 11 Merrill Property and the Primary Tenant shall have delivered a Termination Notice (as defined in the Primary Lease or a comparable provision in a Replacement Primary Lease) with respect to the 390 Lafayette Property or the 11 Merrill Property and (y) Mortgagor pays to Mortgagee the remaining unpaid principal balance of the Note, together with all unpaid interest accrued thereon (through and including the date of prepayment) and any other fees and expenses then owing to Mortgagee by Mortgagor pursuant hereto, the Note and the other Loan Documents without any penalty or any prepayment consideration otherwise set forth in this Mortgage or in the Note; provided, however, that such prepayment must occur, if at all, within ninety (90) days after the delivery by Mortgagee to Mortgagor of the Required Restoration Notice. Upon receipt of such payment Mortgagee will execute and deliver any agreements reasonably requested by Mortgagor to release and terminate this Mortgage,

                        (ii) In the event that the casualty or condemnation for which Mortgagee delivers a Required Restoration Notice is limited solely to the 380 Lafayette Property but not any other Individual Property (such Individual Property which is the subject of such casualty or condemnation is hereinafter referred to as a "Type 1 Affected Individual Parcel"), then Mortgagor shall not be required to perform such Required Restoration with respect to the Type 1 Affected Individual Parcel if (x) a Termination Event (as defined in the Primary Lease or a comparable provision in a Replacement Primary Lease) shall have occurred with respect to the Type 1 Affected Individual Parcel and the Primary Tenant shall have delivered a Termination Notice (as defined in the Primary Lease or a comparable provision in a Replacement Primary Lease) with respect to the Type 1 Affected Individual Parcel, (y) Mortgagor satisfies all of the Individual Property Release Conditions (as defined in Exhibit F annexed hereto and made a part hereof) with respect to the Type 1 Affected Individual Parcel and (z) Mortgagor pays to Mortgagee the applicable Allocated Loan Amount as set forth on Schedule I hereof with respect to the Type 1 Affected Individual Parcel, together with all unpaid interest accrued under the Note (through and including the date of prepayment) and any other fees and expenses then owing to Mortgagee by Mortgagor pursuant hereto, the Note and the other Loan Documents without any penalty or any prepayment consideration otherwise set forth in this Mortgage or in the Note; provided, however, that such prepayment must occur, if at all, within ninety (90) days after the delivery by Mortgagee to Mortgagor of the Required Restoration Notice. Upon receipt of such payment Mortgagee will execute and deliver any agreements reasonably requested by Mortgagor to release the Type 1 Affected Individual Parcel from the lien of this Mortgage, and

                        (iii) In the event that the casualty or condemnation for which Mortgagee delivers a Required Restoration Notice is limited solely to the 390 Lafayette Property or the 11 Merrill Property, but not any other Individual Property (such Individual Property which is the subject of such casualty or condemnation is hereinafter referred to as a "Type 2 Affected Individual Parcel"), then Mortgagor shall not be required to perform such Required Restoration with respect to the Type 2 Affected Individual Parcel if (w) the Property shall not have been submitted to a condominium form of ownership prior to the occurrence of the Termination Event and Primary Tenant irrevocably waives any rights under the Primary Lease to construct (or cause to be constructed) the Additional Improvements (as defined in Section 5.34 hereof) and/or to convert the Property to a condominium form of ownership, (x) a Termination Event (as defined in the Primary Lease or a comparable provision in a Replacement Primary Lease) shall have occurred with respect to the Type 2 Affected Individual Parcel and the Primary Tenant shall have delivered a Termination Notice (as defined in the Primary Lease or a comparable provision in a Replacement Primary Lease) with respect to the Type 2 Affected Individual Parcel, (y)

Mortgagor satisfies all of the Individual Property Release Conditions (as defined in Exhibit F annexed hereto and made a part hereof) with respect to the Type 2 Affected Individual Parcel and (z)Mortgagor pays to Mortgagee the applicable Allocated Loan Amount as set forth on Schedule I hereof with respect to the Type 2 Affected Individual Parcel, together with all unpaid interest accrued under the Note (through and including the date of prepayment) and any other fees and expenses then owing to Mortgagee by Mortgagor pursuant hereto, the Note and the other Loan Documents without any penalty or any prepayment consideration otherwise set forth in this Mortgage or in the Note; provided, however, that such prepayment must occur, if at all, within ninety (90) days after the delivery by Mortgagee to Mortgagor of the Required Restoration Notice. Upon receipt of such payment Mortgagee will execute and deliver any agreements reasonably requested by Mortgagor to release the Type 2 Affected Individual Parcel from the lien of this Mortgage.

                  (c) Notwithstanding the foregoing provisions of Section 1.9(a) and Section 1.9(b) hereof, for so long as the Primary Lease (or, if applicable, the Replacement Primary Lease) shall be in full force and effect and Mortgagee shall have received a current estoppel certificate from Primary Tenant certifying that the Primary Lease (or, if applicable, the Replacement Primary Lease) is in full force and effect, that, to Primary Tenant's (or, if applicable, Replacement Primary Tenant's) best knowledge, there are no defaults beyond any applicable notice and cure period, and that a Termination Event (as defined in the Primary Lease) (or, if applicable, in the case of the Replacement Primary Lease, any event which would allow a termination of the Replacement Primary Lease) has not occurred, Mortgagee shall apply any sums received by it under this Section 1.9 first to the payment of all of its costs and expenses (including, but not limited to, legal fees and disbursements) incurred in obtaining those sums, and shall apply the remainder of such sums toward the restoration and repair of the Property in the manner set forth in the Primary Lease (or, if applicable, the Replacement Primary Lease provided that such lease contains substantially the same restoration requirements as the original Primary Lease), and in such event Mortgagee shall require Mortgagor to restore or repair (or cause Primary Tenant (or, if applicable, the Replacement Primary Tenant) to restore or repair) the Property in the manner and upon such terms and conditions as required by the Primary Lease (or, if applicable, the Replacement Primary Lease) and (to the extent not in conflict with the Primary Lease (or, if applicable, the Replacement Primary Lease provided that such lease contains substantially the same restoration requirements as the original Primary Lease)) as would be required by a prudent interim construction lender, including, but not limited to (i) the deposit by Mortgagor with Mortgagee, within thirty (30) days after demand therefor, of any deficiency necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Mortgagee's costs and expenses to be incurred in connection therewith,
(ii) the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts, and (iii) the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipt and affidavits from contractors and subcontractors in form and substance reasonably satisfactory to Mortgagee in its discretion, with any balance thereafter remaining being disbursed as follows: (i) if such casualty shall occur prior to the fifteenth anniversary of the date hereof, any such remainder shall be disbursed to Mortgagor, so long as no Event of Default exists, and (ii) if such casualty shall occur on or after the fifteenth anniversary of the date hereof, any such remainder shall be disbursed to Mortgagee for payment of the indebtedness secured hereby (without any prepayment penalty so long as no Event of Default has occurred) in whatever order Mortgagee directs in its absolute discretion, and in the event the reduction in principal is greater than thirty-five percent (35%) of the then outstanding balance of the Note, the scheduled installments of principal and interest shall be recalculated accordingly.

                  (d) In the event that a Termination Event has not occurred and Mortgagor does not restore or repair the Property in accordance with the foregoing provisions, the same shall, after expiration of the notice and cure period set forth in Section 2.l(c) hereof, be an Event of Default hereunder and Mortgagee may, in Mortgagee's absolute discretion and without regard to the adequacy of Mortgagee's security, elect to accelerate the maturity date of the Note and declare any and all indebtedness secured hereby to be immediately due and payable and apply the remainder of such sums received pursuant to this
Section 1.9 to the payment of the indebtedness secured hereby in whatever order Mortgagee directs in its absolute discretion.

                  (e) (i) With respect to any casualty or condemnation proceeds received by Mortgagee in connection with a casualty or condemnation affecting either the 390 Lafayette Property or the 11 Merrill Property, provided (1) no Event of Default shall exist and be continuing at the time that Mortgagee has the right to, and does, elect to apply any sums received by it pursuant to this
Section 1.9 to the payment of the indebtedness secured hereby (rather than making such sums available for repair, restoration or rebuilding of the Property), or at the time that Mortgagee actually applies such sums to the payment of the indebtedness secured hereby and (2) a Termination Event (as defined in the Primary Lease or a comparable provision in a Replacement Primary Lease) shall have occurred with respect to the 390 Lafayette Property or the 11 Merrill Property and the Primary Tenant shall have delivered a Termination Notice (as defined in the Primary Lease or a comparable provision in a Replacement Primary Lease) with respect to the 390 Lafayette Property or the 11 Merrill Property, then, notwithstanding anything to the contrary contained herein, in the Note, Mortgagor shall be permitted to prepay the remaining unpaid principal balance of the Note, together with all unpaid interest accrued thereon (through and including the date of prepayment) and any other fees and expenses then owing to Mortgagee by Mortgagor pursuant hereto, the Note and the other Loan Documents without any penalty or any prepayment consideration otherwise set forth in this Mortgage or in the Note; provided, however, that such prepayment must occur, if at all, within ninety (90) days after the delivery by Mortgagee to Mortgagor of written notice of Mortgagee's application of such sums to the indebtedness secured hereby in accordance with the terms hereof. Upon receipt of such payment Mortgagee will execute and deliver any agreements reasonably requested by Mortgagor to release and terminate this Mortgage.

                        (ii) With respect to any casualty or condemnation proceeds received by Mortgagee in connection with a casualty or condemnation affecting the 380 Lafayette Property, provided no Event of Default shall exist and be continuing at the time that Mortgagee has the right to, and does, elect to apply any sums received by it pursuant to this Section 1.9 to the payment of the indebtedness secured hereby (rather than making such sums available for repair, restoration or rebuilding of the Property), or at the time that Mortgagee actually applies such sums to the payment of the indebtedness secured hereby, then, notwithstanding anything to the contrary contained herein, in the Note, or in the other Loan

Documents, (x) such application shall be deemed to reduce the Allocated Loan Amount (as set forth in Schedule I hereof) with respect to the 380 Lafayette Property and (y) so long as (1) a Termination Event (as defined in the Primary Lease or a comparable provision in a Replacement Primary Lease) shall have occurred with respect to the 380 Lafayette Property and the Primary Tenant shall have delivered a Termination Notice (as defined in the Primary Lease or a comparable provision in a Replacement Primary Lease) with respect to the 380 Lafayette Property and (2) Mortgagor satisfies all of the Individual Property Release Conditions (as defined in Exhibit F annexed hereto and made a part hereof) with respect to the 380 Lafayette Property, Mortgagor shall be permitted to prepay the remaining unpaid principal balance of the Allocated Loan Amount with respect to the 380 Lafayette Property, together with all unpaid interest accrued thereon (through and including the date of prepayment) and any other fees and expenses then owing to Mortgagee by Mortgagor pursuant hereto, the Note and the other Loan Documents without any penalty or any prepayment consideration otherwise set forth in this Mortgage or in the Note (and if a Termination Event shall have occurred under the Primary Lease with respect to the 380 Lafayette Property, then, so long as Mortgagor satisfies all of the Individual Property Release Conditions (as defined in Exhibit F annexed hereto and made a part hereof) with respect to the 380 Lafayette Property, Mortgagor shall have the right to accept the rejectable offer from Primary Tenant to pay the Termination Amount (as defined in the Primary Lease) with respect to the 380 Lafayette Property so long as the Termination Amount is sufficient to pay the foregoing amounts in full); provided, however, that such prepayment must occur, if at all, within ninety (90) days after the delivery by Mortgagee to Mortgagor of written notice of Mortgagee's application of such sums to the indebtedness secured hereby in accordance with the terms hereof. Upon receipt of such payment Mortgagee will execute and deliver any agreements reasonably requested by Mortgagor to release and terminate this Mortgage solely with respect to the 380 Lafayette Property, and

                        (iii) With respect to any casualty or condemnation proceeds received by Mortgagee in connection with a casualty or condemnation affecting the 390 Lafayette Property or the 11 Merrill Property, provided no Event of Default shall exist and be continuing at the time that Mortgagee has the right to, and does, elect to apply any sums received by it pursuant to this
Section 1.9 to the payment of the indebtedness secured hereby (rather than making such sums available for repair, restoration or rebuilding of the Property), or at the time that Mortgagee actually applies such sums to the payment of the indebtedness secured hereby, then, notwithstanding anything to the contrary contained herein, in the Note, or in the other Loan Documents, (x) such application shall be deemed to reduce the Allocated Loan Amount (as set forth in Schedule I hereof) with respect to the applicable Type 2 Affected Individual Parcel and (y) so long as (1) the Property shall not have been submitted to a condominium form of ownership prior to the occurrence of the Termination Event and Primary Tenant irrevocably waives any rights under the Primary Lease to construct (or cause to be constructed) the Additional Improvements (as defined in Section 5.34 hereof) and/or to convert the Property to a condominium form of ownership, (2) a Termination Event (as defined in the Primary Lease or a comparable provision in a Replacement Primary Lease) shall have occurred with respect to the Type 2 Affected Individual Parcel and the Primary Tenant shall have delivered a Termination Notice (as defined in the Primary Lease or a comparable provision in a Replacement Primary Lease) with respect to the Type 2 Affected Individual Parcel and (3) Mortgagor satisfies all of the Individual Property Release Conditions (as defined in Exhibit F annexed hereto and made a part hereof) with respect to the Type 2 Affected Individual Parcel, Mortgagor shall be permitted to prepay the remaining unpaid principal balance of the Allocated Loan Amount with respect to such Type 2 Affected Individual Parcel, together with all unpaid interest accrued thereon (through and including the date of prepayment) and any other fees and expenses then owing to Mortgagee by Mortgagor pursuant hereto, the Note and the other Loan Documents without any penalty or any prepayment consideration otherwise set forth in this Mortgage or in the Note (and if a Termination Event with respect to the Type 2 Affected Individual Parcel shall have occurred under the Primary Lease, then, so long as (X) Mortgagor satisfies all of the Individual Property Release Conditions (as defined in Exhibit F annexed hereto and made a part hereof) with respect to the Type 2 Affected Individual Parcel and (Y) the Property shall not have been submitted to a condominium form of ownership prior to the occurrence of the Termination Event and Primary Tenant irrevocably waives any rights under the Primary Lease to construct (or cause to be constructed) the Additional Improvements (as defined in Section 5.34 hereof) and/or to convert the Property to a condominium form of ownership, Mortgagor shall have the right to accept the rejectable offer from Primary Tenant to pay the Termination Amount (as defined in the Primary Lease) with respect to the Type 2 Affected Individual Parcel so long as the Termination Amount is sufficient to pay the foregoing amounts in full); provided, however, that such prepayment must occur, if at all, within ninety (90) days after the delivery by Mortgagee to Mortgagor of written notice of Mortgagee's application of such sums to the indebtedness secured hereby in accordance with the terms hereof. Upon receipt of such payment Mortgagee will execute and deliver any agreements reasonably requested by Mortgagor to release and terminate this Mortgage solely with respect to the Type 2 Affected Individual Parcel.

                  (f) Any reduction in the indebtedness secured hereby resulting from Mortgagee's application of any sums received by it hereunder shall take effect only when Mortgagee actually receives such sums and elects to apply such sums to the indebtedness secured hereby and, in any event, the unpaid portion of the indebtedness secured hereby shall remain in full force and effect and Mortgagor shall not be excused in the payment thereof. Except as otherwise provided herein, partial payments received by Mortgagee, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date. If Mortgagor elects, or Mortgagee directs Mortgagor, to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Mortgagor shall promptly and diligently, at Mortgagor's sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Mortgagor shall pay to Mortgagee all costs and expenses of Mortgagee incurred in administering said rebuilding, restoration or repair, provided that Mortgagee makes such proceeds or award available for such purpose. Mortgagor agrees to execute and deliver from time to time such further instruments as may be reasonably requested by Mortgagee to confirm the foregoing assignment to Mortgagee of any award, damage, insurance proceeds, payment or other compensation. Mortgagee is hereby irrevocably constituted and appointed the attorney-in-fact of Mortgagor (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof), with full power of substitution, subject to the terms of this section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

                  (g) Without limiting any of the foregoing, Mortgagor agrees that in no event shall Mortgagor, without Mortgagee's prior written consent, accept any rejectable offer by Primary Tenant to pay the Termination Amount with respect to any Individual Property if (i) the Individual Property Release Conditions have not been satisfied with respect to such Individual Property or
(ii) (x) such Individual Property is either the 390 Lafayette Property or the 11 Merrill Property and (y) (1) the Property shall have been submitted to a condominium form of ownership prior to the occurrence of the Termination Event or (2) Primary Tenant shall not have irrevocably waived any rights under the Primary Lease to construct (or cause to be constructed) the Additional Improvements (as defined in Section 5.34 hereof) and/or to convert the Property to a condominium form of ownership.

            Section 1.10 Mechanics' Liens. Mortgagor shall pay or cause to be paid when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Land or Improvements; provided, however, that Mortgagor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Mortgagee, and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Mortgagor shall contest any such claim or demand, Mortgagor shall promptly notify Mortgagee of such contest and thereafter shall, upon Mortgagee's request, promptly provide a bond, cash deposit or other security reasonably satisfactory to Mortgagee to protect Mortgagee's interest and security should the contest be unsuccessful. If Mortgagor shall fail to promptly discharge or provide security against any such claim or demand as aforesaid, Mortgagee may do so and any and all expenses incurred by Mortgagee, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

            Section 1.11 Rents and Profits. As additional and collateral security for the payment of the indebtedness secured hereby and cumulative of any and all rights and remedies herein provided for, Mortgagor hereby absolutely and presently assigns to Mortgagee all existing and future Leases, and all existing and future Rents and Profits. Mortgagor hereby grants to Mortgagee the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Mortgagor does hereby irrevocably make, constitute and appoint Mortgagee its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof). Mortgagee shall be without liability for any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments. However, until the occurrence of an Event of Default under this Mortgage, Mortgagor shall have a license to collect and receive the Rents and Profits when due and prepayments thereof for not more than one month prior to due date thereof (or, for not more than three months prior to the due date thereof with respect to Rents paid quarterly in advance). Upon the occurrence of an Event of Default, Mortgagor's license shall automatically terminate Without notice to Mortgagor and Mortgagee may thereafter, without taking possession of the Property, collect the Rents and Profits (including, without limitation, the Cash Security Deposit and any Letter of Credit) itself or by an agent or receiver. From and after the termination of such license, Mortgagor shall be the agent of Mortgagee in collection of the Rents and Profits and all of the Rents and Profits so collected by Mortgagor shall be held in trust by Mortgagor for the sole and exclusive benefit of Mortgagee and Mortgagor shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Mortgagee to be applied by Mortgagee as hereinafter set forth, Neither the demand for or collection of Rents and Profits by Mortgagee, nor the exercise of Mortgagee's rights as assignee of the Leases, shall constitute any assumption by Mortgagee of any obligations under any Lease or other agreement relating thereto. Mortgagee is obligated to account only for such Rents and Profits as are actually collected or received by Mortgagee. Mortgagor irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Mortgagee of an Event of Default hereunder, pay said Rents and Profits to Mortgagee without liability to determine the actual existence of any Event of Default claimed by Mortgagee. Mortgagor hereby waives any right, claim or demand which Mortgagor may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Mortgagee, and any such payment shall discharge such payor's obligation to make such payment to Mortgagor. All Rents and Profits collected or received by Mortgagee may be applied against all expenses of collection, including, without limitation, reasonable attorneys' fees, against costs of operation and management of the Property and against the indebtedness secured hereby, in whatever order or priority as to any of the items so mentioned as Mortgagee directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Mortgagee of any rights under this Section nor the application of any Rents and Profits to the secured indebtedness shall cure or be deemed a waiver of any Event of Default hereunder. The assignment of Leases and of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property. As additional security for the indebtedness secured hereby, Mortgagor has executed an Assignment of Leases and Rents dated of even date herewith (as hereafter amended, consolidated or modified from time to time, the "Assignment") in favor of Mortgagee covering all of the right, title and interest of Mortgagor, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Mortgagee under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Mortgagee hereunder.

      Section 1.12 Leases.

            (a) Lease Requirements. Prior to execution of any Leases after the date hereof, Mortgagor shall submit to Mortgagee, for Mortgagee's prior approval, which approval shall not be unreasonably withheld so long as no Event of Default exists hereunder, a copy of the form lease Mortgagor plans to use in leasing space in the Improvements. Each Lease executed after the date hereof affecting any of the Land or the Improvements must provide, in a manner approved by Mortgagee, that (i) such Lease is subject and subordinate to this Mortgage, and (ii) the tenant, lessee or licensee, as appropriate, will attorn to, and recognize as its landlord, lessor or licensor, any person succeeding to the interest of Mortgagor in such Lease upon any foreclosure of this Mortgage or deed in lieu of foreclosure. Each such Lease shall also provide that, upon request of said successor-in-interest, the tenant, lessee or licensee shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section 1.12; provided, however, that neither Mortgagee nor any successor-in-interest shall be bound by any payment of rental for more than one (1) month in advance (or more than three (3) months in advance if rent is paid on a quarterly basis), or any amendment or modification of said Lease made without the express written consent of Mortgagee or said successor-in-interest. No Lease shall contain any right of first refusal or any option to purchase all or any portion of the Property. No Lease shall contain any right of first refusal to lease all or any portion of the Property. No Lease shall contain any right to terminate the term thereof (except in the event of the destruction or taking of all or substantially all of the Property).

            (b) Acts Requiring Consent of Mortgagee. Mortgagor shall not, without the prior written consent of Mortgagee, (i) enter into any Lease of all or any portion of the Property, except for renewals of the Primary Lease on the terms set forth therein; (ii) cancel, terminate, abridge or otherwise modify the terms of the Primary Lease, or accept a surrender thereof; (iii) consent to any assignment of, or subletting of all or any portion of the premises demised under, the Primary Lease unless required by the terms thereof (provided, however, that in the event that Mortgagor is required pursuant to the provisions of the Primary Lease to not unreasonably withhold or delay its consent to any such requested assignment or subletting, then Mortgagee shall not unreasonably withhold or delay its consent to Mortgagor's so consenting, so long as such assignment or subletting does not (x) release Primary Tenant from any of its obligations under the Primary Lease or (y) release any guarantor of the Primary Lease from any of its obligations to guaranty the Primary Tenant's obligations under the Primary Lease); or (iv) cancel, terminate, abridge, release or otherwise modify any guaranty of the Primary Lease or the terms thereof. The request for approval of each such proposed Lease shall be made to Mortgagee in writing. As part of such request, Mortgagor shall furnish to Mortgagee (and any loan servicer specified from time to time by Mortgagee): (1) such biographical and financial information about the proposed tenant as Mortgagee may require in conjunction with its review, (2) a copy of the proposed Lease, and (3) a summary of the material terms of such proposed Lease (including, without limitation, rental terms and the term of the proposed Lease and any options).Notwithstanding anything to the contrary contained in this Mortgage, Mortgagor shall have the right at any time or from time-to-time, in its sole and absolute discretion, to waive, amend or modify the provisions of Paragraphs 22(a)(iv), (v), (vi) and
(xv) of the Primary Lease and Exhibit "G" of the Primary Lease.

            (c) Affirmative Covenants Regarding Leases. Mortgagor shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Mortgagor shall promptly send copies to Mortgagee of (y) all notices of default which Mortgagor shall send or receive under any Lease and (z) all financial statements required to be provided by the Primary Tenant pursuant to the Primary Lease. Mortgagor, at no cost or expense to Mortgagee, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the other parties under each Lease. Mortgagor shall furnish to Mortgagee, within thirty (30) days after a request by Mortgagee to do so, but not more than twice annually and in any event by January 1 of each year in which any Lease other than the Primary Lease shall be in effect, a current rent roll certified by Mortgagor as being true and correct containing the names of all tenants, lessees and licensees with respect to the Property, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each tenant's security deposit. Upon the request of Mortgagee, Mortgagor shall deliver to Mortgagee (i) a copy of each Lease; and (ii) an estoppel certificate from the tenant under each Lease (provided that Mortgagor shall not be required to deliver such certificates more frequently than twice in any calendar year).

            (d) Negative Covenants Regarding Leases. Mortgagor shall not enter into any Lease (i) without the prior written consent of Mortgagee where such consent is required pursuant to this Mortgage; (ii) except on terms consistent with the terms for similar leases in the market area of the Land, including, without limitation as to the rental rate, security deposit, tenant improvement and work letter terms, and free rent periods; (iii) other than with a third-party tenant unrelated to Mortgagor or any Affiliate (as defined herein) of Mortgagor; or (iv) except for an actual occupancy by the tenant, lessee or licensee thereunder. Mortgagor shall not do or suffer to be done any act that might result in a default by the landlord, lessor or licensor under any Lease or allow the tenant, lessee or licensee thereunder to withhold payment or rent and shall not further assign any Lease or any Rents and Profits. Mortgagor shall not, without the prior written consent of Mortgagee (1) modify any Lease; (2) terminate or accept the surrender of any Lease (except in connection with the payment of a "Termination Amount," as such term is defined in the Primary Lease); or (3) waive or release any other party from the performance or observance of any obligation or condition under any Lease. Mortgagor shall not solicit or accept the prepayment of any rents under any Lease for more than one
(1) month prior to the due date thereof (or 3 months prior to the due date there of if rent is collected on a quarterly basis). Mortgagor shall not execute any other assignment of the lessor's interest in the Leases or the Rents and Profits.

            (e) Security Deposits. To the extent permitted hereunder to be held by Mortgagor, all security deposits of tenants, whether held in cash (including, without limitation, the Cash Security Deposit) or in any other form, shall not be commingled with any other funds of Mortgagor or any other person and, if cash, shall be deposited by Mortgagor at such commercial or savings bank or banks, or otherwise held in compliance with applicable law, as may be reasonably satisfactory to Mortgagee. To the extent permitted hereunder to be held by Mortgagor, any letter of credit (including, without limitation, any letter of credit), bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under any applicable legal requirement shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described; shall be issued by an institution reasonably satisfactory to Mortgagee; shall, if permitted pursuant to any applicable legal requirements, name Mortgagee as payee or mortgagee thereunder or, at Mortgagee's option, be assigned or fully assignable to Mortgagee; and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Mortgagee. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor's compliance with the foregoing. Upon an Event of Default under this Mortgage, Mortgagor shall, immediately upon Mortgagee's request (if permitted by applicable law), deliver to Mortgagee the security deposits (and any interest previously earned thereon and not disbursed to the person(s) lawfully entitled to receive same) with respect to all or any portion of the Property, to be held by Mortgagee subject to the terms of the Leases.

            (f) Rights of Mortgagee Upon Default. Upon an Event of Default, whether before or after the whole principal sum secured hereby becomes or is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Mortgage, forthwith, upon demand of Mortgagee, Mortgagor shall surrender to Mortgagee and, subject to the rights of tenants under the Leases, Mortgagee shall be entitled to take actual possession of the Property or any part thereof personally, or by its agent or attorneys. In such event, Mortgagee shall have, and Mortgagor hereby gives and grants to Mortgagee, the right, power and authority to make and enter into Leases for such rents and for such periods of occupancy and upon conditions and provisions as Mortgagee may deem desirable in its sole discretion, and Mortgagor expressly acknowledges and agrees that the term of such Lease may extend beyond the date of any foreclosure sale of the Property; it being the intention of Mortgagor that in such event Mortgagee shall be deemed to be and shall be the attorney-in-fact of Mortgagor for the purpose of making and entering into Leases for the rents and upon the terms, conditions and provisions deemed desirable to Mortgagee in its sole discretion and with like effect as if such Leases had been made by Mortgagor as the owner in fee simple of the Property free and clear of any conditions or limitations established by this Mortgage. The power and authority hereby given and granted by Mortgagor to Mortgagee shall be deemed to be coupled with an interest, shall not be revocable by Mortgagor so long as any indebtedness secured hereby is outstanding, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof. In connection with any action taken by Mortgagee pursuant to this Section, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Mortgagee in managing the Property except for Mortgagee's gross negligence or willful misconduct, nor shall Mortgagee be obligated to perform or discharge any obligation, duty or liability under any Lease or under or by reason of this instrument or the exercise of rights or remedies hereunder. Mortgagor shall, and does hereby, indemnify Mortgagee for, and hold Mortgagee harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Mortgagee under any such Lease or under this Mortgage or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Lease other than those finally determined to have resulted solely from the gross negligence or willful misconduct of Mortgagee. Should Mortgagee incur any such liability, the amount thereof, including, without limitation, costs, expenses and attorneys' fees, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Nothing in this Section shall impose on Mortgagee any duty, obligation or responsibility for the control, care, management or repair of the Property, or for the carrying out of any of the terms and conditions of any such Lease, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Property by the tenants or by any Other parties or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property. Mortgagor hereby assents to, ratifies and confirms any and all actions of Mortgagee with respect to the Property taken under this Section. The foregoing rights are in addition to all other rights and remedies granted to Mortgagee pursuant to this Mortgage.

            (g) Representations Regarding Leases. Mortgagor hereby represents and warrants as follows:

                  (i) Mortgagor has delivered a true, correct and complete copy of the Primary Lease (including all amendments thereto and modifications thereof) and there are no other Leases entered into by Mortgagor affecting the Property as of the date hereof;

                  (ii) The Primary Lease constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor's knowledge and belief, is enforceable against the Tenant thereof. No default exists, or, to the best of Mortgagor's knowledge, with the passing of time or the giving of notice or both would exist, under the Primary Lease which would, in the aggregate, have a material adverse effect on Mortgagor or the Property;

                  (iii) The Primary Tenant has not, as of the date hereof, paid rent more than three (3) months in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised;

                  (iv) All work to be performed by Mortgagor under the Primary Lease has been performed, all contributions to be made by Mortgagor to Primary Tenant have been made and all other conditions precedent to the Primary Tenant's obligations thereunder have been satisfied;

                  (v) The Primary Tenant has entered into occupancy of the demised premises under the Primary Lease;

                  (vi) To the best of Mortgagor's knowledge and belief, the Primary Tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors; and

                  (vii) The Primary Lease does not provide any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Mortgage.

                  (Viii) None of the Leases shall contain (1) any option to purchase, (2) any right of first refusal to lease or purchase or (3) any right to terminate the lease term (other than the right to terminate the Lease in connection with a Termination Event [as defined in the Primary Lease]). For so long as the Property remains subject to this Mortgage (e.g., unless the Loan has been duly prepaid or defeased subject to and in accordance with the provisions of this Mortgage and the other Loan Documents), in the event that the Primary Tenant purports to exercise any right to purchase all or any part of the Property, (except in the event of the destruction or condemnation of all or substantially all of the Property), such event shall be an Event of Default hereunder unless done in accordance with the provisions of this Mortgage relating to transfers of interests in the Property, including, without limitation, the requirement that the mortgagor of the Property be a single purpose, bankruptcy remote entity otherwise complying with the provisions of
      Section 1.33 hereof).

            (h) Contemporaneously with the execution hereof, Mortgagor has delivered to Mortgagee the Security Deposit (as defined in the Primary Lease) in the form of a letter of credit in the amount of $1,597,283 (as defined in the Primary Lease, the "Letter of credit"), to be held and applied in accordance with the following provisions of this subsection 1.12(h);

                  (i) The Letter of Credit and/or Cash Security Deposit (as defined in the Primary Lease), shall be held in accordance with applicable Laws and as required by the Primary Lease. Mortgagor hereby pledges to Mortgagee any and all cash, bonds and other instruments (including, without limitation, the Cash Security Deposit and the Letter of Credit, if
      any) obtained as security in connection with the Primary Lease as additional security for the payment of the indebtedness secured hereby, subject in all events to the rights of Primary Tenant under the terms of the Primary Lease.

                  (ii) if at any time Primary Tenant shall replace the Letter of Credit with any replacement Letter of Credit then (x) Mortgagor shall deliver the replacement Letter of Credit to Mortgagee, (y) the replacement Letter of Credit shall name Mortgagee as beneficiary, and (z) Mortgagor shall cause the replacement Letter of Credit to be maintained in full force and effect without modification or reduction throughout the Term (except as otherwise expressly provided in the Primary Lease as in effect on the date hereof). Mortgagor shall fully cooperate with Mortgagee so that Mortgagee obtains a first priority perfected security interest in the Letter of Credit or any other security for the Primary Lease, including, without limitation, the execution and delivery of all transfer documents, security agreements, blank draw requests, notices to issuers, all as Mortgagee may reasonably require in connection with such perfection, subject in all events to the rights of Primary Tenant under the terms of the Primary Lease.

                  (iii) If the Primary Tenant fails to renew or increase the Letter of Credit as required by the Primary Lease, Mortgagee may at any Time after the thirtieth day before the expiration date of Such Letter of Credit, draw upon and deposit the cash proceeds thereof as a cash security deposit (as defined in the Primary Lease, the "Cash Security Deposit") in an account in Mortgagee's name and in accordance with Section 5.31 hereof.

                  (iv) Promptly upon the occurrence of any event or circumstance in which the Mortgagor becomes entitled under the terms of the Primary Lease to draw on the Letter of Credit (or the Cash Security Deposit, as applicable), Mortgagor shall so notify Mortgagee. With or without notice from Mortgagor upon the occurrence of any such event or circumstance, Mortgagee may draw on the Letter of Credit (or the Cash Security Deposit, as applicable) in accordance with the terms and conditions of the Primary Lease; and apply the proceeds of such draw as provided in the Primary Lease; provided, however, that if there is no such requirement with respect to such application, or if the proceeds are to be applied to rent or other Primary Tenant payment obligations under the Primary Lease, then Mortgagee shall, at its option, be entitled to (i) apply such proceeds (A) to the Leasing Reserve, or (B) If any Event of Default shall then have occurred and be continuing (at Mortgagee's option), in reduction of the Mortgagor's obligations under the Note and other Loan documents in such order and amount as Mortgagee shall determine, or (ii) retain and hold same to be applied against rent or other payment obligations then next coming due from Primary Tenant (but only to the extent such rent or other payment obligation is not paid by the Primary Tenant when due). No such application of proceeds of the Letter of Credit (or the Cash Security Deposit, as applicable) shall be deemed to cure any Event of Default hereunder. Upon an assignment of the Loan, Mortgagee shall have the right to transfer the Letter of Credit (or the Cash Security Deposit, as applicable) to the assignee or transferee. Within ten (10) days after notice from Mortgagee of any such anticipated assignment, Mortgagor, at its sole cost, shall arrange for the transfer of the Letter of Credit (or the Cash Security Deposit, as applicable) to the assignee or transferee, as designated by Mortgagee in the foregoing notice, or to have the Letter of Credit reissued in the name of the assignee or transferee, and thereafter Mortgagor shall look solely to the assignee or transferee for the return of the Letter of Credit (or the Cash Security Deposit, as applicable). The provisions of this Section l.l2(h) shall apply to every assignment made of the Loan to an assignee or transferee. Mortgagor will not assign or encumber, or attempt to assign or encumber, the Letter of Credit (or the Cash

      Security Deposit, as applicable), and neither Mortgagee nor its successors or assigns shall be bound by any such actual or attempted assignment or encumbrance.

                  (v) In the event that, pursuant to the provisions of the Primary Lease as in effect on the date hereof, Primary Tenant shall be entitled to a return of a portion of the Cash Security Deposit or to reduce the amount of the Letter of Credit, Mortgagee shall, upon delivery of evidence reasonably satisfactory to Mortgagee of Primary Tenant's satisfaction of all applicable conditions of such return or reduction, cooperate with Mortgagor in turning over to Mortgagor the same for application in accordance with the terms of the Primary Lease (it being acknowledged and agreed by Mortgagor that, other than pursuant to Section 39(c) of the Primary Lease, the Primary Lease does not afford Primary Tenant the right to reduce any Letter of Credit which has been delivered to Mortgagee pursuant to this Section 1.12(h). Mortgagor acknowledges that in the event that (i) there is a reduction of the Letter of Credit or the Cash Security Deposit pursuant to Section 39(c) of the Primary Lease and
      (ii) subsequent to such reduction the obligation of the Primary Tenant to maintain the initial Security Deposit as required under Paragraph 39 of the Primary Lease is reinstated, then Mortgagor shall cause a new Letter of Credit or the Cash Security Deposit reflecting such increased amount to be delivered to Mortgagee and same shall be held and applied in accordance with the provisions of this subsection 1.12(h).

                  (vi) Contemporaneously with the execution hereof, Mortgagor has established with Mortgagee a reserve in the amount of $________ (the "LC ASSIGNMENT RESERVE") by depositing such amount with Mortgagee. In connection with a Secondary Market Transaction (as hereinafter defined), Mortgagee may apply any funds then on deposit in the LC Assignment Reserve to the payment of any fees or expenses incurred by Mortgagee in connection with the assignment of the Letter of Credit to the transferee of the Mortgagee's interest under the Loan Documents (the "LC ASSIGNMENT FEES"). Mortgagor shall be responsible for the payment of any and all LC Assignment Fees, regardless of whether there are sufficient funds in the LC Assignment Reserve for the payment of same.

            (i) Approval Procedures. If Mortgagee's consent is required by the terms of this Section 1.12, Mortgagee's consent shall be deemed withheld absent notice from Mortgagee to the contrary unless Mortgagor complies with the following procedures: Mortgagor shall request such consent by delivering notice to Mortgagee in accordance with Section 5.5 of this Mortgage, with the following legend on such request: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY CIBC INC. TO FOSS (NH) QRS 10-3, INC. FAILURE TO RESPOND TO THIS REQUEST WILL RESULT IN THE REQUEST BEING DEEMED GRANTED. If, within ten (10) business days of delivery of notice as aforesaid, Mortgagee has not responded (either affirmatively or negatively) to Mortgagor with respect to such written request, then such request shall be deemed granted.

      Section 1.13 Alienation and Further Encumbrances.

(a) Mortgagor acknowledges that Mortgagee has relied upon the principals of Mortgagor and their experience in owning and operating properties similar to the Property in connection with the closing of the loan evidenced by the Note. Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 5.6 hereof, in the event that the Property or any part thereof or interest of Mortgagor therein shall be sold, subject to and in accordance with the provisions hereof (including, without limitation, the provisions of Section 1.13(b) hereof, it being agreed that, without limiting the foregoing, the assumption fee identified in Section 1.13(b)(3) hereof shall be payable in connection with any such sale), conveyed, disposed of, alienated, hypothecated, leased (except to Tenants under Leases which are approved, or deemed approved, in accordance with the provisions of Section 1.12 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Mortgagor shall be divested of its title to the Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Mortgagee being first obtained, which consent may be withheld in Mortgagee's sole discretion, then, the same shall constitute an Event of Default hereunder and Mortgagee shall have the right, at its option, to declare any or all of the indebtedness secured hereby, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof. If such acceleration is during any period when a prepayment fee is payable pursuant to the provisions set forth in the Note, then, in addition to all of the foregoing, such prepayment fee shall also then be immediately due and payable to the same end as though Mortgagor were prepaying the entire indebtedness secured hereby on the date of such acceleration. For the purposes of this Section 1.13 (a): (i) in the event either Mortgagor or any of its general partners or managing members is a corporation or trust, the sale, conveyance, transfer or disposition of more than 10% of the issued and outstanding capital stock of Mortgagor or any of its general partners or managing members or of the beneficial interest of such trust (or the issuance of new shares of capital stock in Mortgagor or any of its general partners or managing members so that immediately after such issuance the total capital stock then issued and outstanding is more than 110% of the total immediately prior to such issuance) shall be deemed to be a transfer of an interest in the Property, and (ii) in the event Mortgagor or any general partner or managing member of Mortgagor is a limited or general partnership, a joint venture or a limited liability company, a change in the ownership interests in any general partner, any joint venturer or any member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any such general partner, joint venturer or member in Mortgagor or such general partner (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise), shall be deemed to be a transfer of an interest in the Property. Notwithstanding the foregoing, (1) limited partnership and/or non-managing member and/or non-controlling shareholder interests in Mortgagor or in any general partner or managing member of Mortgagor shall be freely transferable without the consent of Mortgagee to a wholly-owned subsidiary of any Affiliate (as defined in Section 1.33) of Mortgagor which has a net worth of at least $50,000,000 at the time of transfer, $50,000,000 as determined by Mortgagee in its sole discretion, provided that at least ten (10) days notice of such transfer is given to Mortgagee, together with evidence reasonably satisfactory to Mortgagee of such net worth,
(2) any involuntary transfer caused by the death of Mortgagor or any general partner, shareholder, joint venturer, or beneficial owner of a trust shall not be a default under this Mortgage so long as Mortgagor is reconstituted, if required, following such death and so long as those persons responsible for the management of Mortgagor and the Property remain unchanged as a result of such death or any replacement management is approved by Mortgagee, (3) gifts for estate planning purposes of any individual's interests in Mortgagor or in any of Mortgagor's general partners, managing members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be an Event of Default under this Mortgage so long as Mortgagor is reconstituted, if required, following such gift and so long as those persons responsible for the management of the Property and Mortgagor remain unchanged following such gift or any replacement management is approved by Mortgagee and
(4) the sale or transfer of stock or interest in Corporate Property Associates 14 Incorporated, Corporate Property Associates 15 Incorporated, Corporate Property Associates 12 Incorporated, Corporate Property Associates 16-Global Incorporated, Carey Institutional Properties Incorporated or W.P. Carey & Co. LLC shall not be an Event of Default under this Mortgage so long as the applicable company whose stock or interest is being sold or transferred is required to file, with respect to the equity interests of such company, periodic reports with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

            (b) Notwithstanding the foregoing provisions of this Section Mortgagee shall consent to a one time sale, conveyance or transfer of the Property in its entirety (hereinafter, "Sale") to any person or entity, and to one further Sale of by such person or entity, provided that in case of each such Sale each of the following terms and conditions are satisfied:

                  (1)   No Event of Default is then continuing;

                  (2) Mortgagor gives Mortgagee written notice of the terms of such prospective Sale not less than forty-five (45) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Mortgagee all such information concerning the proposed transferee of the Property (hereinafter, the "Buyer") as Mortgagee would require in evaluating an initial extension of credit to a borrower and pays to Mortgagee a non-refundable application fee in the amount of $5,000,00. Mortgagee shall have the right to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Mortgagee shall consider the Buyer's experience and track record in owning and operating facilities similar to the Property, the Buyer's financial strength, the Buyer's general business standing and the Buyer's relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Mortgagee's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Mortgagee, in its sole discretion, determines to be commercially reasonable (it being acknowledged that Mortgagee shall not be obligated to approve any proposed Buyer unless Mortgagee receives confirmation in writing from each of the Rating Agencies (as defined herein) that such Sale will not result in a qualification, downgrade or withdrawal of any rating in effect immediately prior to such Sale for any securities issued in connection with a Secondary Market Transaction (as defined herein) and, if given, may be given subject to such conditions as Mortgagee may deem appropriate; provided further, however, that any entity that (x) satisfies all of the other requirements of this Section 1.13(b) and (y) is either (i) a wholly owned subsidiary of W.P. Carey & Co. LLC or (ii) a wholly owned subsidiary of an entity which is controlled by W.P. Carey & Co. LLC (including, without limitation, a wholly owned subsidiary of any Of the following entities so long as such entities are controlled by W.P. Carey & Co. LLC: Corporate Property Associates 14 Incorporated, Corporate Property Associates 15 Incorporated, Corporate Property Associates 12 Incorporated, Corporate Property Associates 16 - Global Incorporated or Carey Institutional Properties Incorporated), shall be deemed to be an acceptable Buyer for purposes of this Section 1.13(b)(2) (an entity that satisfied the requirements of clauses (x) and (y) above shall be referred to herein as a "Pre-approved Buyer");

                  (3) Mortgagor pays Mortgagee, concurrently with the closing of such Sale, a nun-refundable assumption fee in an amount equal to (x) all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Mortgagee in connection with the Sale plus (y) so long as the Buyer is not a Pre-approved Buyer, an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note;

                  (4) The Buyer assumes and agrees to pay the indebtedness secured hereby subject to the provisions of Section 5.27 hereof and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Mortgagee such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Mortgagee may reasonably require;

                  (5) Mortgagor and the Buyer execute, without any cost or expense to Mortgagee, new financing statements or financing statement amendments and any additional documents reasonably requested by Mortgagee;

                  (6) A party associated with the Buyer approved by Mortgagee in its sole discretion assumes the obligations of the current guarantor and indemnitor under its guaranty or indemnity agreements and such party associated with the Buyer executes, without any cost or expense to Mortgagee, a new guaranty or indemnity agreement in form and substance satisfactory to Mortgagee and delivers such legal opinions as Mortgagee may reasonably require;

                  (7) Mortgagor delivers to Mortgagee, without any cost or expense to Mortgagee, such endorsement to Mortgagee's title insurance policy, hazard insurance endorsements or certificates and other similar materials as Mortgagee may deem necessary at the time of the Sale, all in form and substance reasonably satisfactory to Mortgagee, to the extent available, including, without limitation, an endorsement or endorsements to Mortgagee's title insurance policy insuring the lien of this Mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section with no additional exceptions added to such policy and insuring that fee. simple title to the Property is vested in the Buyer;

                  (8) Mortgagor executes and delivers to Mortgagee, without any cost or expense to Mortgagee, a release of Mortgagee, its officers, directors, employees and agents, from all claims, and liability relating to the transactions evidenced by the Loan Documents through and including the date of the closing of the Sale, which agreement shall be in form and substance reasonably satisfactory to Mortgagee and shall be binding upon the Buyer;

                  (9) Subject to the provisions of Section 5.27 hereof, such Sale is not construed so as to relieve Mortgagor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale and Mortgagor executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of said personal liability. Mortgagor shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts of events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

                  (10) Such Sale is not construed so as to relieve any current indemnitor of its obligations under any guaranty or indemnity agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale and each such current guarantor and indemnitor executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement. Each such current indemnitor shall be released from and relieved of any of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale; and

                  (11) The Buyer shall furnish, if the Buyer is a corporation, limited liability company, partnership or other entity, all appropriate papers evidencing the Buyer's capacity and good standing, and the qualification of the signers to execute the assumption of the indebtedness secured hereby, which papers shall include certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners of the Buyer. The Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Mortgagee shall require, shall be single purpose, "bankruptcy remote" entities, whose formation documents shall be approved by counsel to Mortgagee.

                  (c) Notwithstanding (and without limiting) the foregoing provisions of this Section 1.13, no transfer of any direct or indirect ownership interests in Mortgagor may be made such that the transferee owns, in the aggregate with the ownership interests in Mortgagor of transferee's Affiliates, more than a forty-nine percent (49%) interest in Mortgagor unless such transfer is conditioned upon the delivery of a nonconsolidation opinion acceptable to the Mortgagee and any applicable rating Agency.

      Section 1.14 Payment of Utilities, Assessments, Charges, Etc. Mortgagor shall pay or cause to be paid when due all utility charges which are incurred by Mortgagor or Primary Tenant or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Land and/or the Improvements and all other assessments or charges of a similar nature, or assessment payable pursuant to any restrictive covenants, whether public or private, affecting the Land and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

      Section 1.15 Access Privileges and Inspections. Mortgagee and the agents, representative and employees of Mortgagee shall, subject to the rights of tenants, have full and free access to the Land and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times for the purposes of inspecting the Property and of examining, copying and making extracts from the books and records of Mortgagor relating to the Property. Mortgagor shall lend assistance to all such agents, representatives and employees of Mortgagee.

      Section 1.16 Waste; Alteration of Improvements. Mortgagor shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property. Mortgagor shall maintain or cause the Property to be maintained in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld; provided, however, that to the extent Primary Tenant is permitted to make alterations in accordance with the terms of the Primary Lease (or the tenant under a Replacement Primary Lease is so permitted) at no cost to Mortgagor and without the consent or approval of Mortgagor thereunder, Mortgagee's consent hereunder shall not be required, but Mortgagor shall deliver to Mortgagee a copy of any written notice delivered by the Primary Tenant in connection therewith. Without the prior written consent of Mortgagee Mortgage shall not commence construction of any improvements on the Land other than improvements required for the maintenance or repair of the Property.

      Section 1.17 Zoning. Without the prior written consent of Mortgagee, Mortgagor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Land or the Improvements. Mortgagor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting Ihe Land or the Improvements. Mortgagor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property. Mortgagor shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Property in full force and effect. Mortgagor shall operate the Property in accordance with its current usage or any other lawful use, for so long as the indebtedness secured hereby is outstanding. If, under applicable zoning provision, the use of all or any part of the Land or the Improvements is or becomes a nonconforming use, Mortgagor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Mortgagee. Without limiting the foregoing, in no event shall Mortgagor take any action that would reduce or impair either (a) the number of parking spaces, at the Property, or (b) the access to the Property from adjacent public roads. Further, without Mortgagee's prior written consent, Mortgagor shall not file or subject any part of the Land or the Improvements to any declaration of condominium or co-operative or convert any part of the Land or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

      Section 1.18 Financial Statements and Books and Records. Mortgagor shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Mortgagee and its duly authorized representatives shall have the right to examine, copy and audit Mortgagor's records and books of account at all reasonable times and upon reasonable prior notice. So long as this Mortgage continues in effect, Mortgagor shall provide to Mortgagee, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Mortgagee as being true and correct by Mortgagor or the person or entity to which they pertain, as applicable, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance acceptable to Mortgagee:

            (a) monthly operating statements for the Property (including a current Rent Roll to the extent required under Paragraph 1.12(c) above), within ten (10) days after the end of each month during the first twelve (12) months of the term of the Loan Or until the occurrence of a Secondary Market Transaction;

            (b)   quarterly operating statements for the Property within twenty
(20) days after the end of each calendar quarter;

            (c) annual operating statements for the Property and financial statements for the Guarantor within ninety (90) days after the end of each calendar year, each certified by the chief financial officer of Mortgagor (or Guarantor, as the case may be) to be true, complete and correct and, if requested by Mortgagee, such statements shall be audited, by an independent certified public accountant reasonably acceptable to Mortgagee; and

            (d) such other information with respect to the Property, Mortgagor, the principals or general partners Or managing members, as applicable, in Mortgagor, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, which may be reasonably requested from time to time by Mortgagee, within a reasonable time after the applicable request.

If any of the aforementioned materials are not furnished to Mortgagee within the applicable time periods or Mortgagee is in good faith dissatisfied with the contents of any of the foregoing, in addition to any other rights and remedies of Mortgagee contained herein, Mortgagee shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Mortgagee, in which event Mortgagor agrees to pay, or to reimburse Mortgagee for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

      Section 1.19 Further Documentation.

            (a) Mortgagor shall, on the request of Mortgagee and at the expense of Mortgagor (1) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the contents of any of the other Loan Documents; (2) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements continuation statements and assignments of rents or leases) and promptly do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (3) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed reasonably advisable by Mortgagee to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (4) promptly furnish to Mortgagee, upon Mortgagee's request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Mortgagee and in form and substance supplied by Mortgagee, setting forth all amounts due under the Note, stating whether any Event of Default has occurred or whether any event has occurred or any state of facts exist, which, with the giving of notice and/or the passage of time, would constitute an Event of Default (such event or state of facts, a "Default" ), stating whether any offsets or defenses exist against the indebtedness secured hereby and containing such other matters as Mortgagee may reasonably require.

            (b) Mortgagor acknowledges that Mortgagee and its successors and assigns may effectuate a Secondary Market Transaction. Mortgagor shall cooperate in good faith with Mortgagee in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements imposed by any Rating Agency (as defined herein) involved in any Secondary Market Transaction including, without limitation, all structural or other changes to the indebtedness secured hereby, modifications to any documents evidencing or securing the loan; provided, however, that Mortgagor shall not be required to modify any documents evidencing or securing the indebtedness secured hereby which would modify (A) the interest rate payable under the Note,
(B) the stated maturity of the Note, (C) the amortization of principal of the Note, or (D) any other material economic term of the indebtedness secured hereby including, without limitation, notice and cure periods and assignment and other transfer rights. Mortgagor shall provide such information, and documents relating to Mortgagor, any guarantor or indemnitor, the Property and any tenants of the Improvements in Mortgagor's possession (or readily obtainable by Mortgagor) as Mortgagee may reasonably request in connection with such Secondary Market Transaction. Mortgagor shall make available to Mortgagee all information concerning its business and operations that Mortgagee may reasonably request. Mortgagor shall not be required to expend in excess of $10,000 in actual, direct out-of-pocket costs in complying with the foregoing provisions of this Section 1.19. Mortgagee shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, Law firms and other third-party advisory firms involved with the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Mortgagor to Mortgagee may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor and Mortgagor indemnifies Mortgagee as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Mortgagee may publicize the existence of the indebtedness secured hereby in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. For purposes hereof, a "Secondary Market Transaction" shall be (1) any sale of the Mortgage, Note and Other Loan Documents to one or more investors as a whole loan, (2) a participation of the indebtedness secured hereby to one or more investors, (3) any deposit of the Mortgage, Note and other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (4) any other sale or transfer of the indebtedness secured hereby or any interest therein to one or more investors. For purposes hereof, "Rating Agency" shall mean any nationally-recognized statistical rating organization that has been designated by Mortgagee or that provides a rating on Mortgagor, the loan evidenced by any interests therein or any securities evidencing an interest in, inter alia, a trust or other entity which is the holder of the Note.

      Section 1.20 Payment of Costs: Reimbursement to Mortgagee. Mortgagor shall pay all reasonable costs and expenses of every character incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Mortgagor as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums, and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys' fees. If Mortgagor defaults in any such payment, which default is not cured within any applicable grace or cure period, Mortgagee may pay the same and Mortgagor shall reimburse Mortgagee on demand for all such costs and expenses incurred or paid by Mortgagee, together with such interest thereon at the Default Interest Rate from and after the date of Mortgagee's making such payment until reimbursement thereof by Mortgagor. Any such sums disbursed by Mortgagee, together with such interest thereon, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Further, Mortgagor shall promptly notify Mortgagee in writing of any litigation or threatened litigation affecting the Property, or any other demand or claim which, if enforced, could impair or threaten to impair Mortgagee's security hereunder, in each case of which Mortgagor is aware. Without limiting or waiving any other rights and remedies of Mortgagee hereunder, if Mortgagor fails to perform any of its covenants or agreements contained in this Mortgage or in any of the other Loan Documents and such failure is not cured within any applicable grace of cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Mortgagee's interest in the Property or Mortgagee's, right to enforce its security, then Mortgagee may, at its option, with or without notice to Mortgagor, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Mortgage or to remedy the failure of Mortgagor to perform its covenants and agreements (without, however, waiving any default of Mortgagor). Mortgagor agrees to pay on demand all expenses of Mortgagee incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Mortgagee incurs such expenses until reimbursement thereof by Mortgagor. Any such expenses so incurred by Mortgagee, together with interest thereon as provided above, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The necessity for any such actions and of the amounts to be paid shall be determined by Mortgagee in its reasonable discretion. Subject to the rights to tenants under the leases, Mortgagee is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor. Mortgagor hereby acknowledges and agrees that the remedies set forth in this Section 1.20 shall be exercisable by Mortgagee, and any and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Mortgagee after the filing by Mortgagor of a voluntary case or the filing against Mortgagor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C. (as amended from time to time, the "Bankruptcy Code"), or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter, in effect, which may be or become applicable to Mortgagor, Mortgagee, any guarantor or indemnitor, the secured indebtedness or any of the Loan Documents. Mortgagor hereby indemnifies and holds Mortgagee harmless from and against all Loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics' and materialmen's liens, or otherwise), charges and encumbrances filed against the Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Land or the Improvements or any nuisance made or suffered thereon, including, in any case, reasonable attorneys' fees costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the indebtedness secured hereby. This Section shall not be construed to require Mortgagee to incur any expenses, make any appearances or take any actions.

      Section 1.21 Security Interest. This Mortgage is also intended to encumber and create a security interest in, and Mortgagor hereby grants to Mortgagee a security interest in all sums on deposit with Mortgagee pursuant to the provisions of Sections 1.6 and 1.8 hereof or any other Section hereof and all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof(said property is hereinafter referred to collectively as the "Collateral"), whether or not the same shall be attached to the Land or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Land and the Improvements. The foregoing security interest shall also cover Mortgagor's leasehold interest in any of the foregoing property which is leased by Mortgagor. Notwithstanding the foregoing, all of the foregoing property shall be owned by Mortgagor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Mortgagee. Mortgagor shall, from time to time upon the request of Mortgagee, supply Mortgagee with a current inventory of all of the property in which Mortgagee is granted a security interest hereunder, in such detail is Mortgagee may require. Mortgagor shall promptly replace all of the Collateral subject to the lien or security interest of this Mortgage when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and win not, without the prior written consent of Mortgagee, remove from the Land or the Improvements any of the Collateral subject to the lien or security interest of this Mortgage except such as is replaced by an article of equal suitability and value as above provided, owned by Mortgagor free and clear of any lien or security interest except that created by this Mortgage and the other Loan Documents and except as otherwise expressly permitted by the terms of
Section 1.13 of this Mortgage. All of the Collateral shall be kept at the location of the Land except as otherwise required by the terms of the Loan Documents. Mortgagor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

      Section 1.22 Security Agreement. This Mortgage constitutes a security agreement between Mortgagor and Mortgagee with respect to the Collateral in which Mortgagee is granted a security interest hereunder, and, cumulative of all other rights and remedies of Mortgagee hereunder, Mortgagee shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Mortgagor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Mortgagee the attorney-in-fact of Mortgagor to execute and deliver and, if appropriate, file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Mortgagee may reasonably request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Except with respect to Rents and Profits to the extent specifically provided herein to the contrary, Mortgagee shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Property and Mortgagor shall promptly deliver the same to Mortgagee, endorsed to Mortgagee, without further notice from Mortgagee. Mortgagor agrees to furnish Mortgagee with notice of any change in the name, identity, organizational structure, residence, or principal place of, business or mailing address of Mortgagor within ten (10) days (or thirty
(30) days, if the change is a change of principal place of business or mailing address and such place or address remains within the County of New York) of the effective date of any such change. Upon an Event of Default, Mortgagee shall have the rights and remedies as prescribed in this Mortgage, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Mortgagee's election. Any disposition of the Collateral may be conducted by an employee or agent of Mortgagee. Any person, including both Mortgagor and Mortgagee, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Mortgagee's reasonable attorneys' fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Subject to the rights of tenants under the Leases, Mortgagee shall have the right to enter upon the Land and the Improvements or any real property where any of the property which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Mortgagor, upon demand of Mortgagee, shall assemble such property and make it available to Mortgagee at the Land, a place which is hereby deemed to be reasonably convenient to Mortgagee and Mortgagor. If notice is required by law, Mortgagee shall give Mortgagor at least ten (10) days' prior written notice of the time and place of any public sale of such property or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Mortgagor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Mortgagor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Property hereunder as is required under said Section 3.1(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Mortgagee pursuant to any applicable Uniform Commercial Code:

            (a) In the event of a foreclosure sale, the Property may, at the option of Mortgagee, be sold as a whole or in parts, as determined by Mortgagee in its sole discretion; and

            (b) It shall not be necessary that Mortgagee take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

            (c) Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Mortgagee.

      The name and address of Mortgagor (as Debtor under any applicable Uniform Commercial Code) are:

               FOSS(NH)QRS 16-3, INC.
               c/o W.P. Carey & Co. LLC,
               50 Rockefeller Plaza, 2nd Floor,
               New York, New York 10020

      The name and address of Mortgagee (as Secured Party under any applicable Uniform Commercial Code) are:

               CIBC INC., a Delaware corporation
               622 Third Avenue, 8th Floor
               Attn: Real Estate Finance Group
               New York, New York 10017

      Section 1.23 Easements and Rights-of-Way. Mortgagor shall not grant any easement or right-of-way with respect to all or any portion of the Land or the Improvements without the prior written consent of Mortgagee (which shall not be unreasonably withheld) other than easements or rights-of-way which could not in any respect impair the value or utility of the Property or the lien of the Loan Documents thereon, with inspect to which Mortgagor shall give. Mortgagee ten
(10) days' prior written notice, together with a detailed and accurate description thereof. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Mortgage and may take immediate possession of the Property free from, and despite, the terms of, such grant of easement or right-of-way. If Mortgagee consents to the grant of an easement or right-of-way, Mortgagee agrees to grant such consent and to subordinate the lien of this Mortgage to such easement provided that Mortgagee is paid a reasonable standard review fee together with all other expenses, including, without limitation, reasonable attorneys' fees, incurred by Mortgagee in the review of Mortgagor's request and in the preparation of documents effecting the subordination. Mortgagor shall at all times comply with all easement agreements, reciprocal easement agreements, declarations, restrictive covenants and any other similar types of agreements now or hereafter affecting the Property, and Mortgagor shall not amend, modify or terminate any such easement agreements, reciprocal easement agreements, declarations, restrictive covenants or any other similar types of agreements without Mortgagee's prior written consent, which such consent shall not be unreasonably withheld. If Mortgagee's consent is required by the terms of this Section 1.23, Mortgagee's consent shall be deemed withheld absent notice from Mortgagee to the contrary unless Mortgagor complies with the following procedures: Mortgagor shall request such consent by delivering notice to Mortgagee in accordance with Section 5.5 of this, Mortgage, with the following legend on such request: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY CIBC INC. TO FOSS (NH) QRS 16-3, INC. FAILURE TO RESPOND TO THIS REQUEST WILL RESULT IN THE REQUEST BEING

DEEMED GRANTED. If, within fifteen (15) business days of delivery of notice as aforesaid, Mortgagee has not responded (either affirmatively or negatively) to Mortgagor With respect to such written request, then such request shall be deemed granted.

      Section 1.24 Compliance with Laws: ERISA. (a) Mortgagor shall at all times comply or cause compliance with (i) all statutes, ordinances, orders, rules, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning, land use and health, fire and building codes (collectively, "Laws"), including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Properly and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided, however, that Mortgagor may, upon providing Mortgagee with security satisfactory to Mortgagee, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Mortgagor shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Lease of or any other agreement applicable to the Property or any applicable law, rule, regulation or under or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

            (b) Mortgagor has made and shall continue to make all required contributions to all employee benefit plans, if any, and Mortgagor has no knowledge of any material liability which has been incurred by Mortgagor which remains, unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of ERISA and any other federal or state law.

      Section 1.25 Additional Taxes. In the event of the enactment after this date of any law of the state where the Property is located or of any other governmental entity deducting from the value of the Property for the purpose of taxation any lien or security interest thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges of liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or security agreements or debts secured by deeds of trust, mortgages or security agreements or the interest of the beneficiary, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage or the indebtedness secured hereby or Mortgagee, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes, assessments, charges or liens, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee (a) it might be unlawful to require Mortgagor to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the indebtedness secured hereby to be and become due and payable in full one hundred twenty (120) days from the giving of such notice. Provided no Event of Default shall exist and be continuing at the time that Mortgagee makes any such election, nor at the time that such indebtedness actually becomes due and payable pursuant to such notice, then, notwithstanding anything to the contrary contained herein, in the Note, or in the other Loan Documents, Mortgagor shall be permitted to prepay the entire unpaid principal balance of the Note, together with all unpaid interest accrued thereon (through and including the date of prepayment) and any other fees and expenses then owing to Mortgagee by Mortgagor pursuant hereto, the Note and the other Loan
Documents without any penalty or any prepayment consideration otherwise set forth in this Mortgage or in the Note, provided, however, that such prepayment must occur, if at all, on the date set forth in such notice for such prepayment.

      Section 1.26 Secured Indebtedness. It is understood and agreed that this Mortgage shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals, restatements, amendments and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligation arising pursuant to the terms of any of the other Loan Documents (excluding the Hazardous Substances Indemnity Agreement), all of which indebtedness is equally secured with and his the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Mortgagee to or for the benefit of Mortgagor from time to time under this Mortgage or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Mortgagee, or otherwise, made for any purpose, and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage.

      Section 1.27 Mortgagor's Waivers. To the full extent permitted by law, Mortgagor agrees that Mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the indebtedness secured hereby prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold. Mortgagor, for Mortgagor and Mortgagor's successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the secured indebtedness (except such notices as are specifically provided for herein); (b) waives, release, relinquishes and forever forgoes all right to a marshalling of the assets of Mortgagor, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by Jaw, Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property, for the collection of the secured indebtedness without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the indebtedness secured hereby out of the proceeds of sale of the Property in preference to every other claimant whatever. Further, Mortgagor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Mortgage or to collect any of the indebtedness secured hereby to the fullest extent permitted by law. Mortgagor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Mortgagor, Mortgagor shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights of Mortgagee against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

      Section 1.28 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL

            (a) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW HAMPSHIRE OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS MORTGAGE OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION OVER THE COUNTY IN WHICH THE LAND IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO BRING ANY ACTION, SUIT OR PROCEEDING IK ANY OTHER FORUM). MORTGAGOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE MORTGAGOR AT THE ADDRESS FOR NOTICES DESCRIBED IN
SECTION 5.5 HEREOF, AMD CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY
LAW).

            (b) MORTGAGEE AND MORTGAGOR, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FOREGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS MORTGAGE OR ANY CONDUCT, ACT OR OMISSION OF MORTGAGEE OR MORTGAGOR OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH MORTGAGEE OR MORTGAGOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

      Section 1.29 Contractual Statute of Limitations. Mortgagor hereby agrees that any claim or cause of action by Mortgagor against Mortgagee, or any of Mortgagee's directors, officers, employees, agents, accountants or attorneys, based upon, arising from or relating to the indebtedness secured hereby, or any other matter, cause or thing whatsoever, whether or not relating thereto, occurred, done, omitted or suffered to be done by Mortgagee or by Mortgagee's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Mortgagor by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within two (2) years after Mortgagor first acquires or reasonably should have acquired knowledge of the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of Mortgagee or any other person authorized to accept service of process on behalf of Mortgagee, within thirty (30) days thereafter. Mortgagor agrees that such two (2) year period of time is reasonable and sufficient time for a borrower to investigate and act upon any such claim or cause of action. The two (2) year period provided herein shall not be waived, tolled or extended except by the specific written agreement of Mortgagee. This provision shall survive any termination of this Mortgage or any of the other Loan Documents.

      Section 1.30 Management. Except as provided in the following sentence, the management of the Property shall be by either: (a) Mortgagor or an entity affiliated with Mortgagor approved by Mortgagee for so long as Mortgagor or said affiliated entity is managing the Property in a first class manner; or (b) a professional property management company approved by Mortgagee. Mortgagor hereby represents and warrants that Primary Tenant will self-manage the Property (it being agreed that, for so long as such self-management constitutes performance by Primary Tenant or, if applicable, any Replacement Primary Tenant, of all Mortgagor's obligations hereunder and under the other Loan Documents in respect of the maintenance, management and repair of the Property in accordance with the terms hereof and thereof, Mortgagee shall accept such performance by Primary Tenant as if performed by Mortgagor). Any right of payment of Mortgagor (or any manager other than Primary Tenant) (or of Primary Tenant on receive any payment from Mortgagor or any affiliate thereof) arising out of or in any way connected with the management and ownership of the Property shall be fully and completely subordinated to the lien of this Mortgage and the other Loan Documents, and to Mortgagee's right to payment under the Note and the other Loan Documents. Mortgagor shall not enter into any agreement relating to the management or operation of the property with any other party without the express written consent of Mortgagee in Mortgagee's sole discretion. If management is by an affiliated entity of Mortgagor or Primary Tenant or a professional property management company, such management shall be pursuant to a written agreement approved by Mortgagee. In no event shall any manager be removed or replaced or the terms of any management agreement modified or amended without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed. After an Event of Default hereunder or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, Mortgagee shall have the right to terminate, or to direct Mortgagor to terminate (or cause Primary Tenant to terminate), such management contract upon thirty (30) days' notice and to retain, or to direct Mortgagor to retain (or to cause Primary Tenant to retain), a new management agent approved by Mortgagee (provided that if Primary Tenant or a Replacement Primary Tenant, if applicable, is not in default under the Primary Lease or Replacement Primary Lease, if applicable, then such tenant may continue to self-manage the Property). All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Mortgagor's liabilities and obligations with respect to this Mortgage and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Mortgagor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied. It shall be a condition of Mortgagee's consent to any management agreement, whether with an affiliate of Mortgagor or a professional property management company, that such manager enter into an agreement with Mortgagee whereby the manager acknowledges and agrees to the aforesaid rights of Mortgagee, and as to such other matters as Mortgagee may require.

      Section 1.31 Hazardous Substances.

            (a) Mortgagor hereby represents and warrants to Mortgagee that, to Mortgagor's knowledge, except as disclosed in the Phase I Environmental Site Assessment, prepared by Professional Service Industries, Inc., dated June 14, 2004 (the "Environmental Report") and delivered to Mortgagee,: (i) to the best of Mortgagor's knowledge, information and belief, the Property is not in violation of any applicable local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up (collectively, "Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
Section 9601 et seq. and 40 CFR Section 302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq. and 40 CFR
Section 116.1 et seq.), those relating to lead based paint, and the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), and the regulations promulgated pursuant to said laws, all as amended; (ii) to the best of Mortgagor's knowledge, information and belief, no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, lead based paint, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by

Environmental Laws, or any molds, spores or fungus or other harmful microbial matter (collectively, 'Hazardous Substances") are located on or have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination) except for those substances used by Mortgagor or Mortgagor's tenants in the ordinary course of its business and in compliance with all applicable Environmental Laws;
(iii) to the best of Mortgagor's knowledge, information and belief, the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances; (iv) there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances on the property; (v) Mortgagor has received no notice of, and to the best of Mortgagor's knowledge and belief, there exists no investigation, action, proceeding, or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgement under any Environmental Laws with respect to any condition, use or operation of the Property nor does Mortgagor know of any basis for such a claim; (vi) Mortgagor has received no notice of and, to the best of Mortgagor's knowledge and belief, there has been no claim by any party that any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property nor does Mortgagor know of any basis for such a claim.

            (b) Mortgagor shall keep or cause the Property to be kept (i) free from Hazardous Substances (except those substances as they relate to specific conditions disclosed in the Environmental Report or used by Mortgagor or its tenants in the ordinary course of its business and in compliance with all applicable Environmental laws), and (ii) in compliance with all applicable Environmental Laws, shall not install or use (unless already installed as of the date hereof and used in compliance with all applicable Environmental Laws) any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all tenant of space in the Improvements (except those substances used by Mortgagor or its tenants in the ordinary course of business and in compliance with all applicable Environmental Laws) and, without limiting the generality of the foregoing, during the term of this Mortgage, shall not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos.

            (c) Mortgagor shall promptly notify Mortgagee if Mortgagor shall become aware of the existence (or probable existence) of any Hazardous Substances on the Property (except those substances as they relate to specific conditions disclosed in the Environmental Report or used by Mortgagor or its tenants in the ordinary course of business and in compliance with all applicable Environmental Laws) or if Mortgagor shall become aware that the Property is or may be in violation of any applicable Environmental Laws. Further, within five
(5) business days after receipt of the same, Mortgagor shall deliver to Mortgagee copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instruments received by Mortgagor (it being agreed that Mortgagor shall use all reasonable efforts to cause Primary Tenant to deliver to Mortgagor copies of any such items received by Primary Tenant) pertaining to the actual, alleged or potential presence or existence of any Hazardous Substances (except those substances used by Mortgagor or its tenants in the ordinary course of business and in compliance with all applicable Environmental Laws) at, on, about, under, within, near or in connection with the Property. Mortgagor shall, promptly and when and as required by

Mortgagee, at Mortgagor's sole cost and expense, take all actions as shall be necessary, in Mortgagee's discretion, for the clean-up as required by applicable Environmental Laws of any and all portions of the Property or other affected property in or on which Hazardous Substances from the Property have come to be located, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to Mortgagee), and shall further pay or cause to be paid, at no expense to Mortgagee, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Mortgagor fails to do so, Mortgagee may, but shall not be obligated to, cause the Property or other affected property in or on which Hazardous Substances from the Property have come to be located, to be brought into compliance with applicable Environmental Laws and any and all costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any pant of the indebtedness evidenced by the Note. Mortgagor hereby grants to Mortgagee and its agents and employees access to the Property and a license to remove or remediate any Hazardous Substances (except those substances as they relate to specific conditions disclosed in the Environmental Report or used by Mortgagor or its tenants in the ordinary course of business and in compliance with all applicable Environmental Laws) determined to be in violation of any applicable Environmental Laws and to do all things Mortgagee shall deem necessary to bring the Property in conformance with applicable Environmental Laws. Mortgagor covenants and agrees, at Mortgagor's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to Mortgagee), and hold Mortgagee harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, setting or prosecuting any claim, litigation or proceeding) ("Claims") which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee or the Property, and arising directly or indirectly from or out of: (i) the presence, release or threat of release of any Hazardous Substances on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Mortgagor; (ii) the violation of any Environmental Laws relating to or affecting the Property, whether or not caused by or within the control of Mortgagor; (iii) the failure by Mortgagor to comply fully with the terms and conditions of this Section 1.31; (iv) the breach of any representation or warranty contained in this Section 1.31; or (v) the enforcement of this Section 1.31, including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas in or on which Hazardous Substances from the Property have come to be located, the cost of any actions taken in response to the presence, release, or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with applicable Environmental Laws in connection with all any portion of the Property or any surrounding areas in or on which Hazardous Substances from the Property have come to be located. The indemnity set forth in this Section 1.31(c) shall also include any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this
Section 1.31(c). Mortgagee's rights under this Section shall survive payment in full of the indebtedness hereby and shall be in addition to all other rights of Mortgagee under this Mortgage, the Note and the other Loan Documents; provided that Mortgagor shall have no obligation to indemnify Mortgagee against any claims arising solely due to (x) the gross negligence or willful misconduct of Mortgagee or (y) hazardous Substance or violations of Environmental Laws in connection with any condition that first arises from and after the date on which Mortgagee acquires title to the Property at a foreclosure sale or other transfer in lieu of foreclosure.

            (d) Upon Mortgagee's request, at any time after the occurrence of an Event of Default hereunder or at such other time as Mortgagee has reasonable grounds to believe that Hazardous Substances (except those substances used by Mortgagor or its tenants in the ordinary course of business and in compliance with all applicable Environmental Laws) are or have been released, stored or disposed of on or around the Property in violation of any applicable Environmental Laws or that the Property may be in violation of applicable Environmental Laws, Mortgagor shall provided, at Mortgagor's sole cost and expense, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Mortgagee indicating the presences or absence of Hazardous Substances on the Property in violation of applicable Environmental Laws or an inspection or audit of the Improvements prepared by an engineering or consulting firm approved by Mortgagee indicating the presence or absence of friable asbestos or substances containing asbestos on the Property. If Mortgagor fails to provide such inspection or audit within thirty (30) days after such request, Mortgagee may order the same, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Property and a license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any parts of the indebtedness evidenced by the Note.

            (e) Reference is made to that certain Hazardous Substances Indemnity Agreement of even date herewith by and among by Mortgagor, Guarantor and Mortgagee (as hereafter amended or modified from time to time, the "Hazardous Indemnity Agreement"). The Hazardous Indemnity Agreement is a separate obligation of Mortgagor which is not secured by this Mortgage and, except as otherwise provided herein, it shall survive any foreclosure of this Mortgage.

      Section 1.32 Indemnification; Subrogation

            (a) Mortgagor shall indemnify, defend and hold Mortgagee harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property or the secured indebtedness, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Mortgagee's reasonable attorneys' fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Mortgagee in connection with the secured indebtedness, this Mortgage, the Property, or any part thereof, or the exercise by Mortgagee of any rights or remedies granted to it under this Mortgage; provided, however, that nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, Mortgagee by reason of Mortgagee's willful misconduct or gross negligence.

            (b) If Mortgagee is made a party defendant to any litigation or any claim is threatened or brought against Mortgagee concerning the secured indebtedness, this Mortgage, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Mortgagee in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or to prosecute any breach by Mortgagor of any of the terms hereof or of any of the other Loan Documents, or to recover any sum secured hereby, Mortgagor shall pay to Mortgagee its reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses. The right to such attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage, Mortgagee may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Mortgagor, Mortgagor shall pay Mortgagee reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of such breach. All references to "attorneys" in this Subsection and elsewhere in this Mortgage shall include without limitation any attorney or law firm engaged by Mortgagee and Mortgagee's in-house counsel, and all references to "fees and expenses" in this Subsection and elsewhere in this Mortgage shall include without limitation any fees of such attorney or law firm.

            (c)Mortgagor covenants that a waiver of subrogation shall be obtained from the insurance carriers or carriers providing insurance at the Property and, consequently, Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.

      Section 1.33 Negative Covenants with Respect to Indebtedness, Operations and Fundamental Changes of Mortgagor. Mortgagor hereby represents, warrants and covenants as of the date hereof and until such time as the indebtedness secured hereby is paid in full, that Mortgagor;

            (a) will not, nor will any general partner, member of shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, bylaws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner or in a manner which adversely effects Mortgagor's existence as a single purpose bankruptcy remote entity;

            (b) will not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets, or any stock or other evidence of beneficial ownership of, any entity;

            (c) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with any obligation of any other person or entity;

            (d) has not owned, does not own and will not own any asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

            (e) has not engaged, is not engaged and will not engage, directly or indirectly, in any business other than the ownership, financing , management and operation of the Property;

            (f) will not enter into any contract or agreement with any general partner, managing member or shareholder, as applicable, principal or Affiliate (as hereinafter defined) of Mortgagor or any Affiliate of the general partner, managing member or shareholder, as applicable , of Mortgagor except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such general partner, managing member, shareholder, principal or Affiliate;

            (g) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the indebtedness secured hereby, and (ii) trade Payables or accrued expenses incurred in the ordinary course of business of operating the Property, provided that such debt (1) is not evidenced by a note, (2) is not outstanding for more than sixty (60) days with trade creditors and in amounts as are normal and reasonable under the circumstances, and (3) does not exceed in the aggregate an amount equal to two percent (2.00%) of the original principal balance of the Note; no other debt may be secured (senior, subordinate or pari passu) by the Property;

            (h) has not made and will not make any loans or advances to any third party (including any Affiliate);

            (i) is solvent and will pay its debt from its assets as a same Shall become due;

            (j) has done or cost to be done and will do all things necessary to preserve its existence, and will not , nor will any partner, limited or general, or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, articles, of incorporation or bylaws in a manner which adversely affects Mortgagor's existence as a single purpose bankruptcy remote entity;

            (k) will conduct and operate its business as presently conducted and operated;

            (l) will maintain financial statements, books and records and bank accounts separate from those of its Affiliates, including its general partners, managing members or shareholders, as applicable, except that Mortgagor's financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of Corporate Property Associates 16-Global Incorporated;

            (m) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate thereof, including the general partner, managing member or shareholders, as applicable, or any Affiliate of the general partner. managing member or shareholders, as applicable, of Mortgagor);

            (n) to the extent that Mortgagor is required to file tax returns, it will file its own tax returns (unless required or permitted otherwise by applicable legal requirements);

            (o) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

            (p) will not seek the dissolution or winding up, in whole or in part, of Mortgagor;

            (q) will not commingle the funds and other assets of Mortgagor with those of any general partner, managing member or shareholder, as applicable, any Affiliate or any other person;

            (r) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other person;

            (s) does not and will not hold itself out to be responsible for the debts or obligations of any other person;

            (t) will not do any act which would make it impossible to carry on the ordinary business of Mortgagor;

            (u) will not possess or assign the Property or incidental personal property necessary for the operation of the Property for other than a business or company purpose;

            (v) will not sell, encumber or otherwise dispose of all or substantially all of the Property or incidental personal property necessary for the operation of the Property;

            (w) will not hold title to Mortgagor's assets other than in Mortgagor's name;

            (x) will not, without the affirmative vote of all of its directors, members, partners or shareholders, as applicable, including any independent directors or independent members of the Mortgagor or the Mortgagor's general partner or managing member, as applicable, institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable, federal or State law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Mortgagor or a substantial part of Mortgagor's property; or make any assignment for the benefit of creditors; Or admit in writing its inability to pay its debts generally as they become due; or take any action in furtherance of any such action;

            (y) will, at the option of Mortgagor and to the extent Mortgagor actually uses office space, either (i) maintain its principal executive office and Telephone and facsimile numbers separate from that of any Affiliate of same and conspicuously identify such office and numbers as its own or (ii) allocate fairly and reasonably any rent, overhead and expenses for shared office space;

            (z) shall make investments in the name of Mortgagor directly by Mortgagor or on its behalf by brokers engaged and paid by Mortgagor or its agents;

            (aa) shall pay or cause to be paid its own liabilities and expenses of any kind, including but not limited to salaries of its employees, only out of its own separate funds and assets;

            (bb) shall correct any misunderstanding that is known by Mortgagor regarding its name or separate identity;

            (cc) shall not fail to observe all customary formalities regarding the corporate existence of the Mortgagor, including holding meetings of or obtaining the consent of its board of directors, as appropriate, and its Stockholders and maintaining current accurate minute books separate from those of any Affiliate;

            (dd) At least one (1) of the directors of the Mortgagor shall be an Independent Director. Independent Director means a natural person who has not been, and during the continuation of his or her services as Independent Director
(i) except in the capacity as an Independent Director of the Mortgagor, is not a present or former employee, officer, director, shareholder, partner, member, counsel, accountant, advisor or agent of the Mortgagor or any Affiliate of same,
(ii) is not a present or former customer or supplier of the Mortgagor or any Affiliate of same, or other person or entity who derives or is entitled to derive any of its profits or revenues or any payments (other than any fee paid to such director as compensation for such director to serve as an Independent Director) from the Mortgagor or any Affiliate of same, (iii) is not (and is not affiliated with an entity that is) a present or former advisor or consultant to the Mortgagor or any Affiliate of same, (iv) is not a spouse, parent, child, grandchild or sibling of, or otherwise related (by blood or by law) to, any of (i), (ii) or (iii) above, and
(v) is not affiliated with a person or entity of which the Mortgagor or any Affiliate of same is a present or former customer or supplier, provided, however, that an entity that provides independent directors as a service for a fee is not prohibited under this paragraph from providing one or more independent directors to the Mortgagor. In the event of the death, incapacity, resignation or removal of an Independent Director, the Board of Directors of the Mortgagor shall promptly appoint a replacement Independent Director and no action requiring the consent of the Independent Director shall be taken until a replacement Independent Director has been appointed. In addition, no Independent Director may be removed unless his or her successor satisfying the definition hereunder has been appointed;

            (ee) Mortgagor shall, and shall cause Corporate Property Associates 16-Global Incorporated to, conduct its business so as to cause all of the assumptions set forth in that certain legal opinion of Reed Smith LLP with respect to substantive consolidation and similar matters dated on or about the date hereof, to be true, correct and complete; and

            (ff) shall not invest any of the Mortgagor's funds in securities issued by any Affiliate.

      "Affiliate" means, with respect to a person or entity, any other person or entity (i) which owns beneficially, directly or indirectly, more than ten percent (10%) of the outstanding shares of Common Stock or which is otherwise in control of the person or entity in question, (ii) of which more than ten percent (10%) of the outstanding voting securities are owned beneficially, directly or indirectly, by such person or entity or by any entity described in clause (i) above, or (iii) which is controlled by an entity described in clause (i) above; provided that for the purposes of this definition the term "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended.

                                   ARTICLE II

                               EVENTS OF DEFAULT

       Section 2.1 Events of Default. The occurrence of any of the following shall be an "Event of Default" hereunder:

            (a) Mortgagor fails to punctually perform any convenant, agreement, obligation, term or condition of the Note, this Mortgage or any other Loan Document which requires payment of any money to Mortgagee, and such failure continues for the applicable period set forth therein or, if no period is set forth, for seven (7) days after such payment becomes due or, if due on demand, seven (7) days after such payment is demanded in writing (except those regarding payments to be made under the Note, which failure is subject to any grace periods set forth in the Note).

            (b) Mortgagor fails to provide insurance as required by Section 1.4 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Section 1.5 or 1.33 hereof unless, with respect to
Section 1.33, within ten (10) days after notice from Mortgagee thereof, such failure is cured.

            (c) Mortgagor fails to perform any other covenant, agreement, obligation, term or condition set forth herein other than those otherwise described in this Section 2.1 and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Mortgagee to Mortgagor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Mortgagor commences to cure such default promptly after receipt of notice thereof from Mortgagee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed ninety (90) days in the aggregate.

            (d) Any representation or warranty made herein, in or in connection with any application or commitment relating to the loan evidenced by the Note, or in any of the other Loan Documents to Mortgagee by Mortgagor, by any principal or general partner, managing member or shareholder, as applicable, in Mortgagor or by any indemnitor or guarantor under any indemnity or guaranty executed in connection with the indebtedness secured hereby is determined by Mortgagee to have been false or misleading in any material respect at the time made.

            (e) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Property, Mortgagor or its general partners, managing members or shareholder, as applicable, or any portion thereof or any interest therein, in violation of
Section 1.13 hereof.

            (f) A default occurs under any of the other Loan Documents which has not been cured within any applicable notice, grace or cure period therein provided.

            (g) Mortgagor, any principal or general partner or managing member, as applicable, in Mortgagor or any indemnitor or guarantor under any indemnity or guaranty executed in connection with the indebtedness secured hereby shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall voluntarily be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for or shall consent to or shall not contest the appointment of a receiver, trustee, custodian or similar officer for Mortgagor, for any such principal or general partner or managing member, as applicable, of Mortgagor or for any such indemnitor or guarantor or for a substantial part of the assets of Mortgagor, of any such principal or general partner or managing member, as applicable, of Mortgagor or of any such indemnitor or guarantor, or shall commence any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

              (h) A petition is filed or any case, proceeding or other action is commenced against Mortgagor, against any principal or general partner or managing member, as applicable, of Mortgagor or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the indebtedness secured hereby seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction whether now or hereafter in effect or a court of competent jurisdiction enters an order for relief against Mortgagor, against any principal or general partner or managing member, as applicable, of Mortgagor or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Mortgagor, of any such principal or general partner or managing member, as applicable, of Mortgagor or of any such indemnitor or guarantor, a receiver, trustee, custodian or similar officer for Mortgagor, for any such principal or general partner or managing member, as applicable, of Mortgagor or for any such indemnitor or guarantor, or for any substantial part of any of the properties of Mortgagor, of any such principal or general partner or managing member, as applicable, of Mortgagor or of any such indemnitor or guarantor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced.

            (i) The Property or any material part thereof shall be taken on execution or other process of law in any action against Mortgagor (but expressly executing any taking by power of eminent domain).

            (j) Mortgagor abandons all or a portion of the Property.

            (k) The holder of any lien or security interest on the Property (without implying the consent of Mortgagee to the existence or creation of any such lien or security interest), whether superior or subordinate to this Mortgage or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document and such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

            (l) The Property, or any part thereof, is subjected to actual waste or to removal, demolition or material alteration so that the value of the Property is materially diminished hereby and Mortgagee determines (in its subjective determination) that it is not adequately protected from any loss, damage or risk associated therewith.

            (m) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Mortgagor or any general partner or Guarantor.

            (n) Mortgagor defaults under the Primary Lease, and such default continues beyond any applicable notice and/or cure period thereunder.

                                   ARTICLE III

                                    REMEDIES

      Section 3.1 Remedies Available. If there shall occur on Event of Default under this Mortgage, then this Mortgage is subject to foreclosure as provided by law and Mortgagee may, at its option and by or through a trustee nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

            (a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the indebtedness secured hereby to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Mortgagor), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

            (b) Entry on the Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law unless such notice and process is waivable, in which case Mortgagor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Mortgagee's judgment to complete any unfinished construction on the Land, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Mortgagee therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

            (c) Collect Rents and Profits. With or without taking possession of the Property, sue or otherwise collect the Rents and Profits, including those past due and unpaid.

            (d) Appointment of Receiver. Upon, or at any time prior to or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Mortgagor and without regard to the adequacy of the Property for the repayment of the indebtedness secured hereby or the solvency of Mortgagor or any person or persons liable for the payment of the indebtedness secured hereby, and Mortgagor does hereby irrevocably consent to such appointment, waives any and all noticed of and defenses to such appointment and agrees not to oppose any application therefor by Mortgagee, but nothing herein is to be construed to deprive Mortgagee of any other right, remedy or privilege Mortgagee may now have under the law to have a receiver appointed, provided, however, that, the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Mortgagee to receive payment of the Rents and Profits pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below. Such receivership shall, at the option of Mortgagee, continue until full payment of all of the indebtedness secured hereby or until title to the Property shall have passed by foreclosure sale under this Mortgage or deed in lieu of foreclosure. This Mortgage is given upon the conditions stated herein and upon the statutory conditions for any breach of which Mortgagee shall have statutory power of sale.

            (e) Foreclosure. Immediately commence an action or proceeding to foreclose this Mortgage or to specifically enforce its provisions with respect to the indebtedness secured hereby pursuant to the statutes in such case made and provided and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Mortgagee.

                  (1) In the event foreclosure proceedings are filed by Mortgagee, all expenses incident to such proceeding, including, but not limited to, attorneys' fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate (as defined in the Note), any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), attorneys' fees and any other amounts due and unpaid to Mortgagee under the Loan Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Property or any part thereof.

                  (2) Mortgagee may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose on only a portion of the Property and, in such event, said foreclosure shall not affect the lien of this Mortgage on the remaining portion of the Property foreclosed.

            (f) Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

      Section 3.2 Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Mortgage shall be applied to the extent funds are so available to the following items in such order as Mortgagee in its discretion may determine:

            (a) To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Mortgagee's rights and remedies hereunder and under the other Loan Documents, including, hut not limited to, receivers' fees, court costs, attorneys', accountants', appraisers', managers' and other professional fees, title charges and transfer taxes.

            (b) To payment of all sums expended by Mortgagee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

            (c) To payment of the secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Mortgagee chooses in its sole discretion.

            The remainder, if any, of such funds shall be disbursed to Mortgagor or to the person or persons legally entitled thereto.

      Section 3.3 Right and Authority of Receiver or Mortgagee in the Event of Default; Power of Attorney. Upon the occurrence of an Event of Default hereunder, and entry upon the Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Mortgagee's or the receiver's sole discretion, all at Mortgagor's expense, Mortgagee or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Mortgagor and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Mortgagee may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Mortgagee's sole discretion, make it or any part thereof readily marketable or rentable;
(h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, and direct the leasing or sale of the Property under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Mortgagee as attorney-in-fact and agent of Mortgagor or in its own name as Mortgagee, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such Leases, whether of real or personal property, under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (l) collect and receive the Rents and Profits from the Property; (m) eject Tenants or repossess personal property, as provided by law, for breaches of the conditions of their Leases; (n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Mortgagor or Mortgagee;
(o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Mortgagee by this Mortgage; and
(r) do any acts which Mortgagee in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Mortgage. This Mortgage shall constitute a direction to and full authority to any Tenant, lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Mortgagor or Mortgagee, at the request of Mortgagee, to pay all amounts owing under any Lease, contract or other agreement to Mortgagee without proof of the Event of Default relied upon. Any such Tenant, lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Mortgagor in so doing) any request, notice or demand by Mortgagee for the payment to Mortgagee of any Rents and Profits or other sums which may be or thereafter become due under its Lease, contract or other agreement, or for the performance of any undertakings under any such Lease, contract or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Mortgage, or any default under any of the other Loan Documents, has actually occurred or is then existing. Mortgagor hereby constitutes and appoints Mortgagee, its assignees, successors, transferees and nominees, as Mortgagor's true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Mortgagor's name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any indebtedness secured hereby is outstanding. Any money advanced by Mortgagee in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Mortgagee until actually paid by Mortgagor, shall be a demand obligation owing by Mortgagor to Mortgagee and shall be secured by this Mortgage and by every other instrument securing the secured indebtedness.

      Section 3.4 Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor's representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Mortgagor (except tenants of space in the Improvements subject to Leases entered into prior to the date hereof), is or are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Mortgagee or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Land is located.

      Section 3.5 Notice to Account Debtors. Mortgagee may, at any time after an Event of Default hereunder, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness, to Mortgagor included in the Property to pay Mortgagee directly. Mortgagor shall at any time or from, time to time upon the request of Mortgagee provide to Mortgagee a current list of all such account debtors and obligors and their addresses.

      Section 3.6 Cumulative Remedies. All remedies contained in this Mortgage are cumulative and Mortgagee shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective discretion of Mortgagee and may be exercised in any order and as often as occasion therefor shall arise. No act of Mortgagee shall be construed as an election to proceed under any particular provisions of this Mortgage to the exclusion of any other provision of this Mortgage or as an election of remedies to the exclusion of any other remedy which may then or thereafter he available to Mortgage. No delay or failure by Mortgagee to exercise any right or remedy under this Mortgage shall be construed to be a waiver of that right or remedy or of any Event of Default hereunder. Mortgagee may exercise any one or more of its rights add remedies at its option without regard to the adequacy of its security.

      Section 3.7 Payment of Expenses. Mortgagor shall pay on demand all of Mortgagee's expenses incurred in any efforts to enforce any terms of this Mortgage whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Mortgagee until actually paid by Mortgagor at the Default Interest Rate, and the same shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

                                   ARTICLE IV

                             INTENTIONALLY OMITTED

                                   ARTICLE V

                       MISCELLANEOUS TERMS AND CONDITIONS

      Section 5.1 Time of Essence. Time is of the essence with, respect to all provisions of this Mortgage.

      Section 5.2 Release of Mortgage. If all of the secured indebtedness be paid, then and in that event only, all rights under this Mortgage shall terminate except for those provisions hereof which by their terms survive, and the Property shall become wholly clear of the liens, Security interests, conveyances and assignment evidenced hereby, which shall be released by Mortgagee in due form at Mortgagor's cost. No release of this Mortgage or the lien hereof shall be valid unless executed by Mortgagee.

      Section 5.3 Certain Rights of Mortgagee. Without affecting Mortgagor's liability for the payment of and of the indebtedness secured hereby, Mortgage may from time to time and without notice to Mortgagor: (a) release any person liable for the payment of the indebtedness secured hereby; (b) extend or modify The terms of payment of the indebtedness secured hereby; (c) accept additional real or personal property of any kind as security or alter, substitute, or release any property securing the indebtedness secured hereby; (d) recover any part of the Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of the Mortgage or any agreement subordinating the lien hereof.

      Section 5.4 Waiver of Certain Defenses. No action for the enforcement of the lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

      Section 5.5 Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Mortgage (provided that any notice to Mortgagor hereunder shall include the following at the end of the address: "Attention: Director, Asset Management") or at such other address, as may be designated by such party as herein provided with a copy of any notice to Mortgagor sent to Reed Smith LLP, One Liberty Place, 1650 Market Street, Philadelphia, PA 19103, Attention: Chair, Real Estate Group. All notices, demands, and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private- courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

      Section 5.6 Successors and Assigns. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Mortgagor and the successors and assigns of Mortgagor, including all successors in interest of Mortgagor in and to all or any part of the Property, and shall inure to the benefit of Mortgagee, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Mortgage to Mortgagor or Mortgagee shall be deemed to include all such parties' successors and assigns, and the term "Mortgagee" as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the indebtedness secured hereby. If Mortgagor consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Mortgagor.

      Section 5.7 Severability. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

      Section 5.8 Gender. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless, the context otherwise requires.

      Section 5.9 Waiver; Discontinuance of Proceedings. Mortgagee may waive any single Event of Default by Mortgagor hereunder without waiving any other prior or subsequent Event of Default. Mortgagee may remedy any Event of Default by Mortgagor hereunder without waiving the Event of Default remedied. Neither the failure by Mortgagee to exercise, nor the delay by Mortgagee in exercising, any right, power or remedy upon any Event of Default by Mortgagor hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance by Mortgagee of any payment in an amount less than the amount then due on any of the secured indebtedness shall be deemed in acceptance on account only and shall not in any way affect the existence of a Default or an Event of Default hereunder. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee shall have the unqualified right to do so and, in such an event. Mortgagor and Mortgagee shall be restored to their former positions with respect to the indebtedness secured hereby, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the same had never been invoked.

      Section 5.10 Section Headings. The headings of the sections and paragraphs of this Mortgage are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

      Section 5.11 Governing Law. This Mortgage will be governed by and construed in accordance with the laws of the State of New Hampshire,provided that to the extent any of such laws may now or hereafter be preempted by Federal law, in such case such Federal law shall so govern and be controlling.

      Section 5.12 Counting of Days. The term "days" when used herein shall mean calender days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Land is located, the period shall be deemed to end on the next succeeding business day. The term "business day" when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions, in the State in which the Land is located are authorized by law to be closed.

      Section 5.13 Relationship of the Parties. The relationship between Mortgagor and Mortgagee is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself to be, the agent, employee, joint venturer or partner of the other party.

      Section 5.14 Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Mortgagee at Mortgagor's request and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

      Section 5.15 Unsecured Portion of Indebtedness. If any part of the secured indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Mortgage.

      Section 5.16 Cross Default. An Event of Default shall be a default under each of the other Loan Documents.

      Section 5.17 Interest After Sale. In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the state in which the Property is located), bear interest at the Default Interest Rate.

      Section 5.18 Inconsistency with Other Loan Documents. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions selected to control by Mortgagee in its sole subjective discretion shall be controlling.

      Section 5.19 Construction of this Document. This document may be construed an a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

      Section 5.20 No Merger. It is the desire and intention of the parties hereto that this Mortgage and the lien hereof do not merge in fee simple title to the Property. It is hereby understood and agreed that should Mortgagee acquire any additional or other interests in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee as evidenced by an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in such other or additional interests in or to the Property, toward the end that this Mortgage may be foreclosed as if owned by a stranger to said other or additional interests.

      Section 5.21 Rights With Respect to Junior Encumbrances. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Mortgagee to amend, modify, increase, vary, alter or supplement this Mortgage, the Note or any of the other Loan Documents and to extend the maturity date of the indebtedness secured hereby and to increase the amount of the indebtedness secured hereby and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the Lien or security interest of this Mortgage losing its priority over the rights of any such junior lien.

      Section 5.22 Mortgagee May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor or the principals or general partners or members in Mortgagor, or their respective creditors or property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire secured indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

      Section 5.23 Fixture Filing. This Mortgage shall be effective from the date of its recording as a financing statement filed as a filing with respect to all goods constituting part of the Property which are or are to become fixtures. This Mortgage shall also be effective as a financing statement covering mineral or the like (including oil and gas) and is to be filed for record in the Real Estate Records of the county where the Property is situated. The mailing address of Mortgagor and the address of Mortgagee from which information concerning the security interests may be obtained are set forth in Section 1.22 above.

      Section 5.24 After-Acquired Property. All property acquired by Mortgagor after the date of this Mortgage which by the terms of this Mortgage shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Mortgagor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Mortgage. Nevertheless Mortgagor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such, further mortgages, Security agreements, financing statement, assignments and assurances, as Mortgagee shall require for accomplishing the purposes of this Mortgage.

      Section 5.25 No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to the Loan Documents, including, but not limited to, any officer's certificates, balance sheet, statement of profit and loss or other financial statement, survey , appraisal or insurance policy, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Mortgagee.

      Section 5.26 Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Mortgage may be detached from any counterpart of this Mortgage without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Mortgage identical in form hereto but having attached to it one or more additional signature pages.

      Section 5.27 Personal Liability. Notwithstanding anything to the contrary contained in this Mortgage, the liability of Mortgagor and its officers, directors, members and general partners for the indebtedness secured hereby and for the performance of the other agreements, covenants and obligations contained herein and in the other Loan Documents shall be limited as set forth in Section
1.05 of the Note.

      Section 5.28 Recording and Filing. Mortgagor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, rerecorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Mortgagor shall reimburse Mortgagee, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

      Section 5.29 Entire Agreement and Modification. This Mortgage and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and there which are not contained herein or therein are terminated. This Mortgage and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

      Section 5.30 Maximum Interest. The provisions of this Mortgage and of all agreements between Mortgagor and Motgagee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Mortgagee for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Mortgagor and Mortgagee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the Limit of validity prescribed by applicable law, then jpso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Mortgagee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or at the option of Mortgagee be paid over to Mortgagor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This paragraph will control all agreements between Mortgagor and Mortgagee.

            Section 5.31 Interest Payable by Mortgagee. Mortgagee shall cause funds in the Replacement Reserve, the Leasing Reserve and any Cash Security Deposit, as applicable, (the foregoing, the "Interest Bearing Reserves") to be deposited into an Eligible Account and invested in Permitted Investments(each as defined in Exhibit D). All interest earned on amounts Contributed to the Interest Bearing Reserves shall be retained by Mortgagee and accumulated for the benefit of and added to the balance in the applicable account and shall be disbursed for payment of the items for which other funds in the applicable Reserve or the Cash Security Deposit are to be disbursed.

            Section 5.32 Further Stipulations. The additional covenants, agreements and provisions set forth in Exhibits C and D attached hereto and made a part hereof, if any, shall be a part of this Mortgage and shall, in the event of any conflict between such further stipulations and any of the other provisions of this Mortgage, be deemed to control.

            Section 5.33 Request for Notice. Mortgagor hereby requests a copy of any notice of default and any notice of sale hereunder be mailed to Mortgagor at the address set forth in the first paragraph of this Mortgage and to the attention of the Asset Director or at such other address or addresses that Mortgagor may designate pursuant to Section 5.5 hereof with a copy to Reed Smith LLP, One Liberty Place, Philadelphia, Pennsylvania 19103, Attn: Chairman, Real Estate Department.

            Section 5.34 Modification of Primary Lease for Expansion of the Improvements.

      (a) The Lafayette Factory Expansion (as defined in the Primary Lease) and/or the Additional Improvements (as defined in the Primary Lease) may be constructed, but only if Mortgagor satisfies all of the provisions of this
Section 5.34 with respect thereto.

      (b) As used herein, "Expansion" shall Mean the Lafayette Factory Expansion and/or any Additional Improvements, as applicable. As used herein, "Expansion Work" shall mean any Lafayette Factory Expansion Work (as defined below) and/or any Additional Improvements Expansion Work (as defined below), as applicable.

      (c) Construction of the Lafayette Factory Expansion. The construction of the Lafayette Factory Expansion may be performed (and same shall not violate the provisions of Section 1.16 hereof) so long no site preparation, demolition, construction, alteration, renovation or other work performed in connection with the Lafayette Factory Expansion ("Lafayette Factory Expansion Work") shall be performed unless all of the following conditions are satisfied (in each case as determined by Mortgagee):

   1. No Event of Default has occurred and is continuing as of the commencement of the Lafayette Factory Expansion Work;

   2. Mortgagor shall provide Mortgagee with written notice of the proposed Lafayette Factory Expansion not less than 45 days prior to the commencement of the proposed Lafayette Factory Expansion Work (a "Lafayette Expansion Notice");

   3. Mortgagor shall provide evidence to Mortgagee that the contractor performing such work maintains, during any construction, builder's risk and other insurance coverage in amounts, with carriers and with deductibles as required under Section 1.4 of this Mortgage (which such insurance policies shall name Mortgagee as an additional insured and shall in all events comply with all of the requirements set forth in Section 1.4 of this Mortgage with respect to insurance coverages);

   4. Mortgagee must approve, in advance, (i) the plans and specifications for the Lafayette Factory Expansion Work (collectively, the "Lafayette Factory Expansion Plans"), which approval shall not be unreasonably withheld so long as Mortgagee determines that the Lafayette Factory Expansion will not have an adverse effect on the use, operation or value of the Property and/or the existing Improvements and that the Lafayette Factory Expansion will be architecturally harmonious in both material and design with the existing Improvements and (ii) the general contract for the Expansion Work, and such other items as Mortgagee may reasonably request in connection with same, which such approval shall not be unreasonably withheld; Mortgagor must deliver to Mortgagee the items required pursuant to the foregoing clause not less than twenty (20) days prior to the commencement of any Lafayette Factory Expansion work;

   5. Mortgagor shall deliver to Mortgagee evidence reasonably satisfactory to Mortgagee that Mortgagor (or Primary Tenant, if Primary tenant shall perform the Lafayette Factory Expansion Work) has obtained, or caused to be obtained, all necessary governmental approvals and permits in connection with the performance of the Lafayette Factory Expansion Work pursuant to the Lafayette Factory Expansion Plans;


   6. Mortgagor shall demonstrate to the reasonable satisfaction that Mortgagor (or Primary Tenant, if Primary Tenant shall perform the Lafayette Factory Expansion Work) has available sufficient funds to pay for all of the projected costs of the Lafayette Factory Expansion Work plus a reasonable contingency therefor not to exceed 10% of such projected costs. In furtherance of the foregoing, Mortgagor (or Primary Tenant, if Primary Tenant shall perform the Lafayette Factory Expansion Work) shall be required to provide to Mortgagee such security for payment of the cost of any such Lafayette Factory Expansion Work as may be reasonably required by Mortgagee, which may be in the form of (A) a cash deposit or (B) a letter of Credit in form and issued by a financial institution acceptable to Mortgagee (and, so long as no Event of Default has occurred and is continuing, the amount of such security shall be reduced periodically upon Mortgagor's request on a prorata basis as the related construction work is completed).

7. The general contractor shall provide a payment and performance bond in an amount not less than the general contract price;

8. Mortgagor shall provide to Mortgagee evidence reasonably satisfactory to Mortgagee that the Lafayette Factory Expansion Work shall not impair the use of the Improvements by any Tenant and its respective invitees nor shall it impair the use of the on-site parking areas at the Property;

9. All improvements constructed in connection with the Lafayette Factory Expansion Work shall be the property of Mortgagor and shall be subject to the lien of this Mortgage;

10.   All of the General Conditions (as defined below) shall be satisfied;
      and

11. If the Initial Condominium Recording (as defined in Exhibit E hereof) has occurred prior to the completion of the Lafayette Factory Expansion Work, then upon the completion of the Lafayette Factory Expansion Work, Mortgagor shall record (or cause to be recorded) in the Rockingham County Registry of Deeds an amendment to the Condominium Declaration (as defined in Exhibit E hereof) and the Condominium Site Plan (as defined in Exhibit E hereof) (together with the Foss Condominium Exterior Unit Plan for Unit 2 (as defined in the Condominium Declaration), which such amendment shall add the Lafayette Factory Expansion to Unit 2 of the Condominium (as defined in Exhibit E hereof).

      (d) Construction of the Additional Improvements. The construction of Additional Improvements may be performed (and same shall not violate the provisions of Section 1.16 hereof) so long no site preparation demolition, construction, alteration, renovation or other work performed in connection with the Additional Improvements ("Additional Improvements Expansion Work") shall be performed unless, all of the following conditions (collectively, the "Additional Improvements Requirements") are satisfied (in each case as determined by Mortgagee):

1. No Event of Default has occurred and is continuing as of the commencement of the Additional Improvements Expansion Work;

2. Mortgagor shall provide Mortgagee with written notice of the proposed Additional Improvements (an "Additional Improvements Notice") not less than 45 days prior to the commencement of the proposed Additional Improvements Expansion Work;

3. Mortgagor shall provide evidence to Mortgagee that the contractor performing such work maintains, during any construction, builder's risk and other insurance coverage in amounts, with carriers and with deductibles as required under Section 1.4 of this Mortgage (which such insurance policies shall name Mortgagee as an additional insured and shall in all events comply with all of the requirements set forth in Section 1.4 of this

      Mortgage with respect to insurance coverages);

4. Mortgagee most approve, in advance, the plans and specifications for the Additional Improvements Expansion Work (collectively, the "Additional Improvements Plans"), which approval shall not be unreasonably withheld so long as Mortgagee reasonably determines that the Additional Improvements will not have an adverse effect on the use, operation or value of the Property and/or the existing Improvements, Mortgagor must deliver to Mortgagee the items required pursuant to the foregoing clause not less than twenty (20) days prior to the commencement of any Additional Improvements Expansion Work;

5. Mortgagor shall deliver to Mortgagee evidence reasonably satisfactory to Mortgagee that Mortgagor (or Primary Tenant, if Primary Tenant shall perform the Additional Improvements Expansion Work) has obtained, or caused to be obtained, all necessary governmental approvals and permits in connection with the performance of the Additional Improvements Expansion Work pursuant to the Additional Improvements Plans;

6. Mortgagor shall demonstrate to the reasonable satisfaction of Mortgagee that the Mortgagor (or Primary Tenant, if Primary Tenant shall perform the Additional Improvements Expansion Work) has available sufficient funds to pay for all of the projected costs of the Additional Improvements Expansion Work plus a reasonable contingency therefor not to exceed 10% of such projected costs. In furtherance of the foregoing, Mortgagor (or Primary Tenant, if Primary Tenant shall perform the Additional Improvements Expansion Work) shall be required to provide to Mortgagee such security for payment of the cost of any such Additional Improvements Expansion Work as may be reasonably required by Mortgagee, which may be in the form of (A) a cash deposit or (B) a letter of credit in form and issued by a financial institution acceptable to Mortgagee (and, so long as no Event of Default has occurred and is continuing, the amount of such security shall be reduced periodically upon Mortgagor's request on a prorata basis as the related construction work is completed;

7. The general contractor shall provide a payment and performance bond in an amount not less than the general contract price;

8. Mortgagor shall provide to Mortgagee evidence reasonably satisfactory to Mortgagee that the Additional Improvements Expansion Work shall not impair the use of the on-site parking areas at the Property;

9. Mortgagor shall provide evidence satisfactory to Mortgagee that the Additional Improvements can be constructed without the requirement for any modification of the Improvements (except for minor relocations of certain parking areas and driveways within the Property, provided that same shall in no event decrease the number of parking spaces available for use by the Tenants at the Property or adversely affect the vehicular access to or within the Property);

10. In no event shall the Basic Rent (as defined in the Primary Lease) under the Primary Lease be reduced below $2,769,250 per annum in connection with the construction of the Additional Improvements and/or the release of the New Unit (as defined below) from the

      Primary Lease.

11. Prior to the commencement of any Additional Improvements Expansion Work, the Mortgagor shall satisfy all of the provisions set forth on Exhibit E annexed hereto (collectively, the "Condominium Provisions");

12. Prior to the commencement of any Additional Improvements Expansion Work, Mortgagee shall have received confirmation in writing from each of the Rating Agencies that such Additional Improvements Expansion Work (and any related actions in connection therewith) will not result in a qualification, downgrade or withdrawal of any rating in effect immediately prior thereto for any securities issued in connection with a Secondary Market Transaction.

13.   All of the General Conditions (as defined below) shall be satisfied;

14. Upon the completion of the Additional Improvements, Mortgagor shall record (or cause to be recorded) in the Rockingham County Registry of Deeds an amendment to the Condominium Declaration (as defined in Exhibit E hereof) and the Condominium Site Plan (as defined in Exhibit E hereof (together with the foss Condominium Exterior Unit Plan fur Units 4 and 5, as the case may be,) (collectively, a "New Unit Amendment"), which such amendment shall designate the Additional Improvements as a separate and distinct unit under the Condominium (as defined in Exhibit E hereof) (the "New Unit") which such New Unit shall be located on either the Unit 4 Convertible Land (as defined in the Primary Lease) or the Unit 5 Convertible Land (as defined in the Primary Lease). Upon the acceptance of the New Unit Amendment by the Rockingham County Registry of Deeds and the final designation of the New Unit under the Condominium, the following shall occur in the following order: (i) Mortgagee shall release the lien of this Mortgage on the New Unit (the "New Unit Mortgage Release"), (ii) Mortgagor shall transfer by deed in form customary in New Hampshire and reasonably approved by Mortgagee (the "New Unit Deed"), title to the New Unit to a third party (the "New Unit Owner") and (iii) the Primary Lease shall be amended to terminate solely with respect to the New Unit. In no event shall the New Unit Owner be the Mortgagor.

15. Mortgagor shall provide Mortgagee with an opinion of counsel to Mortgagor to the effect that (i) the Condominium Documents (as defined in Exhibit E hereof), as modified by the New Unit Amendment, satisfy all applicable governmental requirements, including but but limited to those of the Condominium Act (as defined in Exhibit E hereof), and that the New Unit Amendment was duly prepared and executed and, where necessary, duly filed and recorded, (ii) all requirements of every applicable statute, rule or ordinance have been duly satisfied so that the New Unit has been validly created and (iii) no filing, registration or other requirements of federal or state securities or other law or regulation will be required to ensure that the enforceability of the lien of the Mortgage is not adversely affected (except for the New Unit Mortgage Release); and

16. The title insurance policy insuring the lien of the Mortgage shall be endorsed to provide affirmative insurance to the effect that (A) the Mortgage encumbers all of the interests of Mortgagor in the Condominium (including, without limitation, all of the Units other than the New Unit),
      (B) the lien of the Mortgage cannot be impaired nor is any superior lien on the Property created by the execution or filing of the New Unit Amendment, the New Unit Mortgage Release or the New Unit Deed, and (E) all of the Units (including the New Unit) are entitled, by law to be assessed for real property taxes as separate parcels.

      (c) General Conditions. The following requirements and conditions (collectively, the "General Conditions") shall apply to both the Lafayette Factory Expansion Work and any Additional Improvements Expansion work, all of which shall be satisfied by Mortgagor (as reasonably determined by Mortgagee):

1. All Expansion Work shall be performed in a workmanlike manner and in compliance with all applicable laws, ordinances codes, rules and regulations;

2. The Expansion Work shall not affect, in any respect, the compliance of the Property with any applicable law, ordinance, code, rule or regulation, or increase the extent of any existing non-conformity therewith;

3. With respect to the Expansion Work, Mortgagor provides Mortgagee with (i) evidence that the Expansion Work will not have an adverse effect on the value of the Property and/or the existing improvements, (ii) evidence that the Expansion Work will not have a material adverse effect on the use or operation of the Property and/or the existing Improvements, (iii) evidence that the Expansion Work will not adversely impact the structural integrity of the improvements, (iv) evidence that the proposed Expansion Work has been approved (and all applicable building permits issued by all applicable governmental authorities;

4. In no event shall Mortgagor incur any indebtedness in connection with the Expansion Work and in no event shall all or any portion of the Property be encumbered or subjected to any Lien in connection, with the Expansion Work.

5. Mortgagor and Guarantor must indemnify Mortgagee in connection with any loss, cost, expense or liability that Mortgagee may incur arising out of the Expansion Work, pursuant to a written instrument reasonably satisfactory to Mortgagee.

6. All of the conditions set forth in the Primary Lease with respect to the Expansion Work shall have been satisfied;

7. Upon completion of the Expansion, the Property shall have available to it all necessary Utility and other services for its use, occupancy and operation, and adequate, free and unimpeded and unencumbered, access for pedestrian and vehicular ingress and egress onto adjacent public roads at all such locations as are reasonably necessary for the use, occupancy and operation of the Property; and

8. Upon the completion of the Expansion Work, Mortgagor shall provide or cause in be provided to Mortgagee an updated as-built survey of the Property.

      (f) Whether the proposed Expansion is the Lafayette Factory Expansion or any Additional Improvements, Mortgagor shall remit to Mortgagee, together with Mortgagor's notice of the proposed Expansion, a non-refundable processing fee of $10,000. In addition, to the foregoing, upon demand from time to time. Mortgagor shall pay or cause to be paid to Mortgagee all costs and expenses incurred by Mortgagee in connection with this Section 5.34 (including, without limitation, all reasonable attorneys' fees and costs and any Rating Agency fees).

            Section 5.35 State Specific Provisions. The following provisions shall govern and control in the event of a conflict with any other provision of this Mortgage:

                  (a) Mortgage Covenants. This Mortgage is granted with MORTGAGE COVENANTS.

                  (b) Statutory Conditions. In addition to all provisions stated above, this Mortgage is subject to the STATUTORY CONDITIONS.

                  (c) Power of Sale. Upon a breach of this Mortgage, the Mortgagee shall have, in addition to all other remedies set forth above, the STATUTORY POWER OF SALE.

                  (d) Maximum Stated Amount. The maximum stated amount secured by this Mortgage shall include all obligations, costs and expenses set forth in Sections (1),1.26 and 3.1(e)(i) above, and for the purposes of NH RSA 479:3 shall be $17,000,000.00.

                  (e) No Construction. This is not a construction loan and no portion of the loan proceeds are being disbursed for constructions purposes.

                  (f) Disclosure of Finance Charges. Pursuant to NH RSA 399-B, Mortgagor makes the Disclosure of Finance Charges dated of even date herewith.

             [No Further Text on this Page; Signature Page Follows]

      IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year first above written.

                                        FOSS (NH) QRS 16-3, INC.,
                                        a Delaware corporation

                                        By: /s/ Anne R. Coolidge
                                            -------------------------
                                            Name: Anne R. Coolidge
                                            Title: Managing Director

State of New York

County of New York

This instrument was acknowledged before me on June 30, 2004, by Anne R. Coolidge, as Managing Director of FOSS (NH) QRS 16-3, INC., a Delaware corporation.

                                    /s/ Ziad A. Hammodi
                                    --------------------------
                                    Notary Public, State of NY

                                                       ZIAD A. HAMMODI
                                               Notary Public, State of New York
                                                       No. 01HA8028402
                                                 Qualified in New York County
                                             Commission Expires February 1, 2006

                                   EXHIBIT A

                               LEGAL DESCRIPTION

TRACT 1- FACTORY PARCEL

      A certain lot of land with building thereon situated on the southerly sideline of Exeter Road, in the Town of Hampton, County of Rockingham, State of New Hampshire being bounded and described as follows:

      Beginning at a 1/4" iron pin found (flush) along the southerly sideline of Exeter Road at the northeast corner of land now or formerly of Gertrude Lougee; said pin being located S 60 degrees 41' 43" E, 63.12 feet from a 2 foot high vertical rail found with scribed "X"; thence along said road S 33 degrees 13' 28" E, 45.76 feet to a 1/4" iron pin found 0.1 feet underground at land now or formerly of Boston & Maine Railroad Corporation; thence along said railroad land S 29 degrees 33' 53" W, 49.60 feet; thence by said land S 60 58' 12" E, 17.02 feet to a 1/4" iron pin found 0.3 feet underground; thence along said railroad land the following courses S 29 degrees 43' 00" W, 456.00 feet to an iron pin; thence N 66 degrees 29 degrees 11' W, 25.10 feet to an iron pin; thence S 29 degrees 43' 00" W, 511.41 feet to an iron pin; thence N 63 degrees 40' 38" W,
10.02 feet to an iron pin; thence S 29 degrees 43' 00" W, 567.00 feet to a point at land now or formerly of Foss Realty, Inc., said point being located S 65 degrees 17' 04" W, 1.38 feet from a 5" square granite bound found 1 foot high; thence along said Foss Realty land the following coursed; N 85 degrees 20' 52" W, 178.57 feet; thence N 84 degrees 51' 21" W, 193.48 feet; thence N 86 degrees 13' 31" W, 64.37 feet; thence N 84 degrees 11' 51" W, 445.12 feet; thence 85 degrees 47' 11" W, 265.51 feet to an iron pin; thence N 86 degrees 50' 11" W,
196.56 feet; thence N 85 degrees 14' 01" W, 194,42 feet to a point on the easterly right of way sideline to New Hampshire Route 51; said point being located N 24 degrees 43' 43" W, 210.03 feet from a New Hampshire Highway bound found; thence, along said sideline northwesterly along a curve concave to the east having a radius of 5,025.00 feet and a length of 473.52 feet with a Delta of 5 degrees 23' 57 and Chord/Bearing of 473.35 feet/ N 20 degrees 49' 53" W to a New Hampshire Highway bound found; thence, by said sideline N 71 degrees 54' 13" E, 25.08 feet to a new Hampshire Highway Bound found: thence along said sideline northwesterly along a curve concave to the East having a radius of 5,000,00 feet and length of 414.17 feet with a delta of 4 degrees 44' 46" and a chord/bearing of 414.05 feet, N 15 degrees 45' 32" W to land now or formerly of the Timberland Company; thence along said land the following courses; S 68 degrees 07' 38 E, 392.53 feet to an iron pin; thence N 25 degrees 12' 59" E,
71.04 feet to an iron pin thence S 78 degrees 21' 41" E, 320.08 feet to a 30 inch red oak with wire; thence S 77 degrees 17' 21" E, 112.59 feet; thence S 77 degrees 42' 11" E 356.23 feet; thence S 78 degrees 17' 21" E, 105.46 feet; thence S 78 degrees 56' 11" E, 238,90 feet to an iron pin; thence S 8 degrees 36' 31" E, 12.19 feet to an iron pin; thence S 79 degrees 51" 51" E, 216.42 feet; thence S 77 degrees 26' 11" E, 132.37 feet to a road nail in pavement at the southeast corner of said land of Timberland Company; thence N 24 degrees 09' 08" E, 37.23 feet; thence N 21 degrees 42 08" E, 298.32 feet to a 12 inch spike set in northeast base of 24 inch white pine with wire at corner of fence; thence N 68 degrees 25' 32" W, 1,106.86 feet to a 2 inch iron pipe found 1 foot high thence N 22 degrees 38' 03" E, 241.73 feet to land now or formerly of Gertrude Lougee; thence along land of said Lougee the following courses: S 64 degrees 03' 04" E, 114.66 feet to a 1/4 inch iron pin set 0.5 feet high with cap at base of fence post; thense S 64 degrees 03' 04" E, 286.13 feet to a nail set in 30 inch red oak with barbed wire; thence S 61 degrees 57' 55" E, 190.59 feet to a nail set in 30 inch beech with barbed wire; thence S 65 degrees 21' 26" E, 426.20 feet to a nail set in 24 inch yellow birch with barbed wire; thence S 66 degrees 14' 16" E, 269.91 feet to a 1/4 inch iron pin with Hislop cap set at base of fence post; thence S 75 degrees 05' 15" E, 106.48 feet to an iron pin at the southeast corner of said land now or formerly of Gertrude Lougee; thence N 29 degrees 42' 36" E, 290.07 feet to a t-bar found flush; thence N 29 degrees 42' 37" E, 242.43 feet to the point beginning.

      The above described parcel containing 37.62 acres is more particularly shown on plan entitled "As Built Land Title Survey" of land owned by Foss Manufacturing company, Inc., by Knight Hill Land Surveying Services, Inc., dated July, 1998, and recorded at the Rockingham County Registry of Deeds as Plan #D-26503.

      Meaning and intending to convey and describe the premises acquired by the Grantor herein by deed recorded in the Rockingham County Registry of Deeds at Book 3631, Page 2762.

      The above described property includes the rights granted under a certain casement granted by the Boston and Maine Corporation described in an casement deed recorded at the Rockingham County Registry of Deeds at Book 2261, Page 1262 which casement allows for passage under the railroad trestle to gain access from Lafayette Road to the above described premises as shown on plan #D-26503.

      The above described property also includes the rights granted to Foss Manufacturing Company, LLC under a certain "Declaration of Reciprocal Easements" recorded in the Rockingham County Registry of Deeds at Book 3631, Page 2715.

TRACT II - CORPORATE OFFICE

      A certain lot of land with the buildings thereon situated on the westerly sideline of Lafayette Road, in the Town of Hampton, County of Rockingham and State of New Hampshire being bounded and described as follows:

      Beginning at a point on the easterly right of way sideline of Boston & Maine Railroad corp. at the northwest corner of land now or formerly of Joseph F Lorusso, II; said point being located N 72 degrees 11' 47" W,4.98 feet from a 3 inch iron pipe found 3 feet high; thence N 29 degrees 43' 00" E,220.77 feet to a point along an access right of way at land now or formerly of Foss Realty, Inc.; said point being located S 63 degrees 25' 02" E,23.46 feet from a 2 inch iron pipe found 0.2 feet high; thence, along said Foss Realty land along said right of way the following courses: S 79 degrees 09' 50"E,105,43 feet, thence S 74 degrees 14' 47" E,92.50 feet; thence S 63 degrees 13' 39" E,63.55 feet to a railroad spike in pavement at the westerly right of way sideline of Lafayette Road; thence along said road sideling the following courses: S 24 degrees 37' 14" W, 44.52 feet; thence S 22 degrees 48' 44" W, 96.21 feet; along a curve concave to the southeast having a radius of 730 feet and length of 40.00 feet with a delta of 3 degrees 08'22" and chord/bearing of 39.99 feet; S 21 degrees 14'33" W; S 19 degrees 40'14" W, 35.88 feet to an iron pin at land now or formerly of Joseph J.Lorusso. II; thence, along said land S 73 degrees 27'47" E,288.26 feet to the point of beginning.

      The above described parcel containing 1.39 acres is more particularly shown on a plan entitled "As Built Land Title Survey" of land owned by Foss Manufacturing Company, Inc., by Knight Hill Land Surveying Services, Inc. dated July 1998 and recorded in the Rockingham County Registry of Deeds as Plan #D-26503.

      The above premises include the rights granted under a Declaration of Reciprocal Easements recorded in the Rockingham County Registry of Deeds at Book 3631,Page 2715.

TRACT III - KNOWN AS THE "TIMBERLAND TRACT"

      A certain lot or land with the buildings thereon situated along the southerly terminus of Merrill Industrial Drive in the Town of Hampton, County of Rockingham and State of New Hampshire, being bounded and described as follows:

      Beginning at a 1 1/2 inch iron pipe at the southwest corner of land now or formerly of Foss Manufacturing Company, Inc.; thence along land of said Foss N 22 degrees 38' 03" E,241.73 feet to a brook at the northern most corner of the herein described lot at land now or formerly of Snap on tools Corporation; thence westerly along land of Snap On Tools, the terminus of Merrill Industrial Drive and land now or formerly of Continental Microwave and Tool Company all along said brook 715 feet +/- to Drakes River at land now or formerly of Towle Farm Road Riverwalk Condominiums; thence southwesterly along land of said condominiums and land now or formerly of Elanor Woodman all at Long Drakes Drive 925 feet +/- to Route 51 right of way boundary; thence along said Route 51 boundary southeasterly along a curve concave to the East having a radius of 5,000 feet and a length of 71.78 feet +/- with a delta of 00 degrees 49' 21" and chord bearing of 71.78 feet S 12 degrees 58' 29" E to a point at land now or formerly of Foss Manufacturing Company, Inc., said point being located S 62 degrees 08' 47" W,1172,75 feet from the said northernmost lot corner at brook; thence along said land the following courses: S 68 degrees 07' 38" E,392.53 feet to an iron pin; thence N 25 degrees 12' 59" E, 71.04 feet to an iron pin; thence S 88 degrees 21' 41" E, 320.08 feet to a 40" red oak with wire; thence S 77 degrees 17' 21" E, 112.59 feet; thence S 77 degrees 42' 11" E, 356.23 feet; thence S 78 degrees 17' 21" E, 105.46 feet; thence S 78 degrees 56' 11" E,
238.90 feet, thence S 78 degrees 56' 11" E, 238.90 feet to an pin thence S 08 degrees 36' 31" E, feet to an iron pin; thence S 79 degrees 51' 51" E, 216.42 feet, thence S 77 degrees 26' 11" E, 132,27 feet to a road nail; thence N 24 degrees 09' 08" E , 37.23 feet; thence N 21 degrees 42' 08" E, 298.32 feet to spike in pine at fence corner at land now or formerly of Foss Realty, Inc.; thence along said land of Foss Realty, Inc. N 68 degrees 25' 32" W, 1,106.86 feet to the point of beginning.

      The above described parcel containing 23.6 acres is more particularly shown on a plan entitled "As Built Land Title Survey of Land Owned by Foss Manufacturing Company, Inc.," by Knight Hill Land Surveying Services, Inc., dated July 1998 and recorded at the Rockingham County Registry of Deeds as Plan #D-26503.

      Also included hereunder is the right of the Grantor, its successors, assigns, licences, invitees, in common with other s to pass and repass over Industrial Drive as shown on a plan entitled "Consolidation and Subdivision Plan of Land, Towle Farm Road Realty Trust" dated May 26, 1982 which plan is recorded in the Rockingham County Registry of Deeds as Plan #D-11609.

      The above described premises include the rights granted under the Declaration of reciprocal Easements recorded at the Rockingham County Registry of Deeds at Book 3631, Page 2715.

TRACK IV-13 ACRE PARCEL

      A certain parcel of land situate on the southwesterly side of Excter Road, so-called, in the Town of Hampton, County of Rockingham and State of New Hampshire containing 13.1 acres, and being bounded and the described as follows:

      Beginning at point on the westerly side of the B & M Railroad tracks, thence N 75 degrees 05' 15" W for a distance of 106.48 feet to a point; thence N 66 degrees 14' 16" W for a distance of 269.91 feet to a point; thence N 65 degrees 21' 26" W for a distance of 286.13 feet to a point; thence N 64 degrees 03' 04" W for a distance of 114.66 feet to point; thence along a brook along a survey tie line N 67 degrees 14' 07" E for a distance of 545.48 feet to a point; thence N 25 degrees 01' 43" W for a distance of 177.73 feet to a point; thence N 86 degrees 11' 52" E for a distance of 114.96 feet to a point; thence N 84 degrees 06' 16" E for a distance of 151.51 feet to a point; thence N 85 degrees 42' 04" E for a distance of 394.59 feet to a point; thence N 85 degrees 42' 04" E for a distance of 31.13 feet to a point; thence S 29 degrees 46' 48" E for a distance of 19.18 feet to a point; thence S 29 degrees 46' 48" E for a distance of 185.55 feet to a point; hence S 83 degrees 58' 50" for a distance of

398.84 feet to a point; thence S 16 degrees 14' 16" E for a distance of 119.07 feet to a point; thence S 87 degrees 20'16" W for a distance of 300 feet to a point; thence S 22 degrees 33'22" E for a distance of 163.10 feet to a point; thence S 64 degrees 39'37" E for a distance of 6.35 feet; thence S 84 degrees 34'59" E for a distance of 159.77 feet to a point; thence S 80 degrees 08'44" E for a distance of 448.88 feet to a point; thence S 53 degrees 51'12" E for a distance of 168.60 feet to a point; thence N 32 degrees 03'03" E for a distance of 212.15 feet to a point; thence N 32 degrees 03'03" E For a distance of 33.74 feet to a point; thence S 28 degrees 30'03" E along Exeter Road for a distance of 23.93 feet to a point; thence S 33 degrees 48'23" E still along said Exeter Road for a distance of 46.27 feet to a point; thence S 29 degrees 42'37" W for a distance of 242.43 feet to a point; thence S 29 degrees 42'36" W for a distance of 29 degrees.07 feet to the point of beginning.

      Meaning and intending to describe a 13.1 +/- acre tract shown on a plan entitled "Standard Boundary Survey Plan of Land Owned by Foss Manufacturing Company, Inc." known as Town of Hampton Tax Map 143, Lot 19.

      This conveyance includes the rights granted under a Declaration of Reciprocal Easements recorded at the Rockingham County Registry of Deeds as Book 3631, Page 2715.

TRACT V - 21 ACRE TRACT

      A certain tract or parcel of land situated in the Town of Hampton, County of Rockingham and State of New Hampshire and bounded and described as follows:

      Beginning a point at an iron pipe on the westerly side of the B & M Railroad tract property, thence N 88 degrees 00'42" W for a distance of 231.38 feet to a point; thence N 88 degrees 22' 36" W for a distance of 20.64 feet to a point; thence N 87 degrees 37'17" W for a distance of 140.46 feet to a point; thence N 88 degrees 08' 05" W for a distance of 226.66 feet to a point; thence N 20 degrees 00'00" W for a distance of 178.61 feet to a point; thence N 26 degrees 00'00" W for a distance of 643.37 feet to a point; thence along a curve with a radius of 5025 feet and a length of 210.05 feet with a delta of 02 degrees 23'42" and chord bearing of 210.03 feet N 240 43'42" W to a point; thence S 85 degrees 14'01" E for a distance of 194.42 feet to a point; thence S 86 degrees 50'11" E for a distance of 196.56 feet to a point; thence S 85 degrees 47'11" E for a distance of 265.51 feet to a point; thence S 84 degrees 11'51" E for a distance of 445.12 feet to a point; thence S 86 degrees 13'31" E for a distance of 64.37 feet to a point; thence S 84 degrees 51'21" E for a distance of 193.48 feet to a point; thence S 85 degrees 20'52" E for a distance of 178.57 feet to a point; thence S 85 degrees 20'52" E for a distance of 5.51 feet to a point; thence S 29 degrees 43'00" W for a distance of 584.12 feet to a point; thence along a curve with a radius of 10777 feet and a length of 123.98 feet with a delta of 00 degrees 39'33" and a chord bearing of 123.98 feet S 30 degrees 02'46" W to a point; thence S 22 degrees 44'07" W for a distance of
40.36 feet to a point; thence along a curve with a radius of 10782.68 feet and a length of 200.52 feet with a delta of 01 degrees 03'56" and a chord bearing of
200.52 feet S 31 degrees 12'04" W to the point beginning.

      Meaning and intending to describe a certain "21 acre tract" shown as Tax Map 175, Lot on a plan for Foss Manufacturing Company, Inc. recorded at the Rockingham County Registry of Deeds as Plan #D26503, sheet 2 of 3.

Subject to and with the benefit of a Declaration of Reciprocal Easements recorded at the Rockingam County Registry of Deeds at Book 3631, Page 2715.

                                   EXHIBIT B

                             MORTGAGOR'S CERTIFICATE

The undersigned is the ________ of FOSS (NH) QRS 16-3, INC., a Delaware corporation (collectively, "Mortgagor") and has made due investigation as to the matters hereinafter set forth and does hereby certify the following to induce CIBC Inc. ("Mortgagee") to advance the aggregate sum of $____________ (the "Disbursement") [from the Replacement Reserve or Leasing Reserve or Repair and Remediation Reserve] to Mortgagor pursuant to the terms of that certain Mortgage and Rents, Security Agreement, dated as of___________________ _________, 2004, from Mortgagor to the trustee thereunder for the benefit of Mortgagee (together with any amendments, modifications, supplements and replacements thereof or therefore the 'Mortgage'), pursuant to that certain Disbursement request dated _____________________ which is being submitted to Mortgagee. (Capitalized terms used and not otherwise define shall have the respective meanings given to them in due Mortgage.)

            1. No default beyond any applicable notice and/or grace period exists under the Mortgage or under any of the other Loan Documents.

            2. The [Repairs, Deferred Maintenance or Leasing Costs] relative do the Disbursement have been delivered or provided to Mortgagor and are properly, completely and permanently installed on or about the Property or otherwise properly completed, as applicable.

            3. All of the statements invoice, receipts and information delivered in connection with the Disbursement request being submitted to Mortgagee in connection herewith are true and correct as of the date hereof, and the amount requested in said Disbursement request accurately reflects the precise amounts due and payable during the period covered by such Disbursement request. All of the funds to be received pursuant to such Disbursement request shall be used solely for the purpose of reimbursing Mortgagor for items previously paid.

            4. Nothing has occurred subsequent to the date of the Mortgage which has or may result in the creation of any lien, charge or encumbrance upon the Land or the Improvements or any part thereof, or anything affixed thereto or used in connection therewith, or which has or may substantially and adversely impair the ability of Mortgagor to make any payments of principal and interest on the Note or the ability of Mortgagor to meet its obligations under the Mortgage.

            5. None of the labor, materials, overhead or other items of expense specified in the Disbursement request submitted herewith has previously been the basis of any Disbursement request by Mortgagor or any payment by Mortgagee and, when added to all sums previously disbursed by Mortgagee on account of the [Repairs, Deferred Maintenance or Leasing Costs], do not exceed the costs of all [Repairs, Deferred Maintenance or Leasing Costs] services completed, installed and/or delivered, as applicable, to the date of that certificate.

            6. The amount remaining in the [Account] allocated to the payment of items on the [Repairs, Deferred Maintenance or Leasing Costs] will be sufficient in Mortgagor's reasonable estimation to pay in full the entire remaining cost of [Repairs, Deferred Maintenance or Leasing Costs] required to be completed in accordance with the Mortgage.

            7. All work required permits and approvals required to complete the work which work is now in process or was previously completed have been obtained.

            8. All conditions to the Disbursement to be made in accordance with the disbursement request submitted herewith have been met in accordance with the terms of the Mortgage.

                                              By:_______________________________

                                    EXHIBIT C

                             ADDITIONAL STIPULATIONS

            1. Repair and Remediation Reserve. Prior to the execution of this Mortgage, Mortgagee has caused the Property to be inspected and such inspection has revealed that the Property is in need of certain maintenance, repairs and/or remedial or corrective work. Contemporaneously with the execution hereof, Mortgagor has established with the Mortgagee a reserve (the "REPAIR AND REMEDIATION RESERVE"). On the date hereof, Mortgagor shall pay to Mortgagee for deposit in the Repair and Remediation Reserve an amount equal to $15,312.50. Mortgagor shall cause (or cause Primary Tenant to cause) each of the items described, in Exhibit C-1 attached hereto and made a part hereof (the "DEFERRED MAINTENANCE") to be completed, performed, remediated and corrected to the satisfaction of Mortgagee and as necessary to bring the Property into compliance with all applicable laws, ordinances, rules and regulations on or before the number of days specified next to each item described in Exhibit C-2 attached hereto and made a part hereof, as such time period may be extended by Mortgagee in its sole discretion. So long as no Event of Default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Repair and Remediation Reserve shall be held by Mortgagee in the Repair and Remediation Reserve to pay the costs and expenses of completing the Deferred Maintenance. So long as no Event of Default hereunder, and no default under any of the other Loan Documents, has occurred and is continuing, Mortgagee shall to the extent funds are available for such purpose in the Repair and Remediation Reserve, disburse to Mortgagor the amount paid or incurred by Mortgagor or Primary Tenant in completing, performing, remediating or correcting the Deferred Maintenance upon (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Repair and Remediation Reserve and a certification by Mortgagor in the form annexed hereto as Exhibit B that the applicable item of Deferred Maintenance has been completed in accordance with the terms of this Mortgage, (b) delivery to Mortgagee of invoices, receipts or other evidence reasonably satisfactory to Mortgagee verifying the costs of the Deferred Maintenance to be reimbursed, (c) delivery to Mortgagee of a certification from an inspecting architect, engineer or other consultant reasonably acceptable to Mortgagee describing the completed work, verifying the completion of the work and the value of the completed work and, if applicable, certifying that the Property is, as a result of such work, in compliance with all applicable laws, ordinances rules and regulations relating to the Deferred Maintenance so performed, (d) delivery to Mortgagee of evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Property have been paid all amounts due for such labor and materials furnished to the Property, and (e) the receipt by Mortgagee of an administrative fee in the amount of $150.00. Mortgagee shall not be required, to make advances from the Repair and Remediation Reserve more frequently than once in any thirty (30) day period. In making any payment from the Repair and Remediation Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor or without any inquiry into the accuracy, validity or contestability of any such amount. Mortgagor hereby grants to Mortgagee, as additional security for payment of the indebtedness secured hereby, a security interest in the Repair and Remediation Reserve. In no event may Mortgagor be entitled to reimbursement of any costs, with respect to each item of

Deferred Maintenance in excess of the applicable amount set forth in Exhibit C-1 attached hereto and made part hereof. The Repair and Remediation Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to escrow or trust funds, but at Mortgagee's option and in Mortgagee's discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. No interest on the funds contained in the Repair and Remediation Reserve shall be paid by Mortgagee to Mortgagor. The Repair, and Remediation Reserve is solely for the protection of Mortgagee and entails no responsibility on Mortgagee's part beyond the payment of the costs and expenses described in this paragraph in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. In the event that the amounts on deposit or available in the Repair and Remediation Reserve are inadequate to pay the costs of the Deferred Maintenance, Mortgagor shall pay the amount of such deficiency. Upon assignment of this Mortgage by Mortgagee and assumption by the assignee of the Mortgagee's obligations hereunder, any funds in the Repair and Remediation Reserve shall be turned over to the assignee and any responsibility of Mortgagee, as assignor, with respect thereto shall terminate. Upon an event of Default, Mortgagee may, but shall not be obligated to, apply at any time the balance then remaining in the Repair and Remediation Reserve against the indebtedness secured hereby in whatever order Mortgagee shall subjectively determine. No such application of the Repair and Remediation Reserve shall be deemed to cure any Default hereunder. Mortgagor hereby grants to Mortgagee a power-of-attorney, coupled with an interest, to cause the Deferred Maintenance to be completed, performed, remediated and corrected to the satisfaction of Mortgagee upon 30 days notice to Mortgagor following Mortgagor's failure to do so in accordance with the terms and conditions of this Mortgage (provided that no such notice shall be required during the existence of an Event of Default or if Mortgagee determines that its security hereunder is threatened), and to apply the amounts on deposit in the Repair and Remediation Reserve to the costs associated therewith, all as Mortgagee may determine in its sole and absolute discretion but without obligation to do so. Upon the earlier to occur of full payment of the indebtedness secured hereby in accordance with its terms, the completion of the Deferred Maintenance to the reasonable satisfaction of the Mortgagee or at such earlier time as Mortgagee may elect, the balance of the Repair and Remediation reserve then in Mortgagee's possession shall be paid over to Mortgagor and no other party shall have any right or claim thereto.

            2. Leasing Reserve. As additional security for the indebtedness secured hereby, Mortgagor shall establish a reserve (the "Leasing Reserve") with Mortgagee for payment of leasing commissions and tenant improvement costs and expenses incurred by Mortgagor in connection with re-leasing the Property pursuant to Leases approved, or deemed approved, by Mortgagee (collectively, the "Leasing Costs"). The Leasing Reserve shall be funded, if at all, as set forth in Section 1.12(h) of this Mortgage. So long as no Event of Default hereunder has occurred and is continuing, all sums in the Leasing Reserve shall be held by Mortgagee to pay Leasing Costs. Additionally, so long as no Event of Default hereunder has occurred and is continuing, Mortgagee shall, to the extent funds are available for such purpose in the Leasing Reserve, disburse to Mortgagor the amount paid or incurred by Mortgagor in performing such Leasing Costs within five (5) business days following: (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Leasing Reserve and a certification by Mortgagor that (i) for Leasing Costs consisting of commissions payable to brokers not affiliated with Mortgagor and at a rate not greater than the then current market rate, such leasing commission has been paid by Mortgagor, and (ii) for Leasing Costs consisting of amounts required to be expended pursuant to the relevant Lease for tenant improvement or related costs, said Leasing Costs have been incurred and the tenant under such Lease has taken possession of its demised premises and begun to pay rent under its Lease, (b) the delivery to Mortgagee of invoices, receipts or other evidence satisfactory to Mortgagee verifying the cost of such Leasing Costs; (c) for disbursement requests in excess of $10,000.00, the delivery to Mortgagee of affidavits, lien waivers or other evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the property have been paid (or will be paid out of such disbursement all amounts due for labor and materials furnished to the Property; (d) for disbursement requests in excess of $10,000.00 other than with respect to leasing commissions), delivery to Mortgagee of a certification from an inspecting architect or other third party acceptable to Mortgagee describing the completed tenant improvement or other work, and verifying the completion and the value thereof; (e) for disbursement request in excess of $10,000.00 (other than with respect to leasing commissions), delivery to Mortgagee of a new certificate of occupancy for the portion of the Improvements covered by such Lease, if said new certificate of occupancy was required by law, or a certification by Mortgagor that no new certificate of occupancy was required and (f) the receipt by Mortgagee of an administrative fee in the amount of $150.00. In making any payment from the Leasing Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. The Leasing Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee's option and in Mortgagee's discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. The Leasing Reserve is solely for the protection of Mortgagee and entails no responsibility on Mortgagee's part beyond the payment of the costs and expenses described in this paragraph in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. In the event that the amounts on deposit or available in the Leasing Reserve are inadequate to pay Leasing Costs in connection with any Lease, Mortgagor shall pay the amount of such deficiency. Upon assignment of this Mortgage by Mortgagee, any funds in the Leasing Reserve shall be turned over to the assignee and any responsibility of Mortgagee, as assignor, with respect thereto shall terminate. Upon an Event of Default, Mortgagee may, but shall not be obligated to, apply at any time the balance then remaining in the Leasing Reserve against the indebtedness secured hereby in whatever order Mortgagee shall subjectively determine. No such application of the Leasing Reserve shall be deemed to cure any Default hereunder. Upon the full payment of the indebtedness secured hereby in accordance with its terms or at such earlier time as Mortgagee may elect, the balance of the Leasing Reserve then in Mortgagee's possession shall be paid over to Mortgagor and no other party shall have any right or claim thereto.

            3. Environmental Reserve. Prior to the execution of this Mortgage, Mortgagee has caused the Property to be inspected and such inspection has revealed that the Property is in need of certain environmental remediation. Contemporaneously with the execution hereof; Mortgagor has established with the Mortgagee a reserve for such environmental remediation (the "ENVIRONMENTAL RESERVE") in the amount of $33,600.

Mortgagor shall cause (or cause Primary Tenant to cause) each of the items described in Exhibit C-3 attached hereto and made a part hereof (the "ENVIRONMENTAL REMEDIATION") to be completed, performed, remediated and corrected to the satisfaction of Mortgagee and as necessary to bring the Property into compliance with all applicable laws, ordinances, rules and regulations. Mortgagor shall diligently undertake and pursue to completion (or cause Primary Tenant to diligently undertake and pursue to completion) the Environmental Remediation. Mortgagee shall have the right to inspect the work from time to time, at Mortgagor's expense, to insure that the work is being completed in a good and workmanlike manner.

      So long as no Event of Default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Environmental Reserve shall be held by Mortgagee in the Environmental Reserve to pay the costs and expenses of completing the Environmental Remediation. So long as no default hereunder or under the other Loan Documents has occurred and is continuing, Mortgagee shall, to the extent funds are available for such purpose in the Environmental Reserve, disburse to Mortgagor the amount paid or incurred by Mortgagor in completing, performing, remediating or correcting the Environmental Remediation upon (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Environmental Reserve and a certification by Mortgagor in the form annexed hereto as Exhibit B that the applicable item of Environmental Remediation has been completed in accordance with the terms of this Mortgage, (b) delivery to Mortgagee of invoices, receipts or other evidence reasonably satisfactory to Mortgagee verifying the costs of the Environmental Remediation to be reimbursed,
(c) delivery to Mortgagee of a certification from an inspecting environmental engineer or other consultant reasonably acceptable to Mortgagee describing the completed work, verifying the completion of the work and, if applicable, certifying that the Property is, as a result of such work, in compliance with all applicable laws, ordinances rules and regulations relating to the Environmental Remediation so performed, and (d) delivery to Mortgagee of evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Property have been paid all amounts due for such labor and materials furnished to the Property. Mortgagee shall not be required to make advances from the Environmental Reserve more frequently than once in any thirty
(30) day period. In making any payment from the Environmental Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount.

            Mortgagor hereby grants to Mortgagee, as additional security for payment of the indebtedness secured hereby, a security interest in the Environmental Reserve. In no event may Mortgagor be entitled to reimbursement of any costs with respect to each item of Environmental Remediation in excess of the applicable amount determined by Mortgagee. No interest on the funds contained in the Environmental Reserve shall be paid by Mortgagee to mortgagor. Mortgagor hereby grants to Mortgagee a power-of-attorney, coupled with an interest, to cause the Environmental Remediation to be completed, performed, remediated and corrected to the satisfaction of Mortgagee upon Mortgagor's failure to do so in accordance with the terms and conditions of this Mortgage, and to apply the amounts on deposit in the Environmental Reserve to the costs associated therewith, all as Mortgagee may determine in its sole and absolute discretion but without obligation to do so.

                                   EXHIBIT C-1

                       LIST OF DEFERRED MAINTENANCE ITEMS

Install nine (9) ADA compliant parking spaces with two meeting van accessible requirements  $   2,250.00

Remediation of Fire Code violations - (see Exhibit C-2 hereof for itemized descriptions)    $  10,000.00

SUBTOTAL                                                                                    $  12,250.00

Plus 25% Contingency                                                                        $   3,062.50

TOTAL                                                                                       $  15,312.50

                              EXHIBIT C-2

TIME FOR COMPLIANCE WITH PARKING

1. Installation of nine (9) ADA compliant parking spaces with two meeting van accessible requirements - 30 days.

TIME FOR COMPLIANCE WITH FIRE CODE VIOLATIONS

      1. Enlist an engineer/company to bring sprinkler systems to code and copy Hampton Fire/Rescue Department ("HFD") on plans. Correct deficiency in fire sprinkler coverage under the mezzanines in the generator room, in the Baler City mezzanine levels, on the Spin City 1 and 2 mezzanine levels and in the Coating Line tank area. 90 days.

(390 Lafayette)

      2.    Activate in-rack sprinklers in phase 6. 30 days.

(11 Merrill)

      3. Copy of a report or letter from sprinkler engineer, certifying that the change from hoses to stand pipes with caps still meets code. If not, make corrections, 30 days.

(390 Lafayette)

      4.    Copy of the phase 6 fire pump test for prior year. 30 days.

(11 Merrill)

      5.    New fire alarm system test report. 30 days.

(All Three buildings)

      6. Maintain fire extinguisher coverage and upkeep. Correct any signs, hangers, etc. 30 days.

(All Three buildings)

      7. Remove or secure stray propane and other tanks on platform near fuel cage. 30 days.

(390 Lafayette)

      8. Decrease number of pallets out back, to avoid narrowing of road and presenting high fire hazard. 30 days.

(Behind 390 Lafayette)

      9. Provide protection for tanks, and restrictions on where used (Not comfortable with in-plant use of propane tanks/guns). 30 days.

(Majority 390 Lafayette, some in 11 Merrill)

      10.   Correct sprinkler connection blocked near vehicle shop. 30 days.

(390 Lafayette)

      11. Provide HFD with an updated copy of Emergency Response Plan. 60 days.

(All Three buildings)

      12. Send a written report of fires that do not involve a response from HFD. 30 days. (All Three buildings)

      13. Make sure they all Exit Doors swing open with one motion to a full 90 degrees without obstruction, and with minimal effort (15 ft. Ibs or lsss). 30 days.

(All Three buildings)

      14. Correct malfunction in fire alarm panel in phase 6. (There were some malfunctions noted on day of inspection. "Trouble" was indicated in some office devices. No trouble was indicated for tamper switch on a riser with a closed valve). 30 days.

(11 Merrill)

                                   EXHIBIT C-3

                    LIST OF ENVIRONMENTAL REMEDIATION ITEMS

Perform and complete the on-going groundwater remediation at the Property and obtain a "No Further Action" letter from the New Hampshire Department of
Environmental Services ("NHDES") with respect thereto.                             $ 16,800

SUBTOTAL                                                                           $ 16,800

Plus 100% Contingency                                                              $ 16,800

TOTAL                                                                              $ 33,600

                                    EXHIBIT D

                   ELIGIBLE ACCOUNT AND PERMITTED INVESTMENTS

            "Eligible Account" shall mean either (i) an account or accounts maintained with an Eligible Bank or (ii) a Trust Account.

            "Eligible Bank" shall mean a bank that (i) satisfies the Rating Criteria and (ii) insures the deposits hereunder through the Federal Deposit Insurance Corporation.

            "Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether territorial, national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

            "Permitted Investments" shall mean the following:

            (a) direct debt obligations of, and debt obligations fully guaranteed as to timely payment of principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (b) direct debt obligations of, and debt obligations fully guaranteed as to timely payment of principal and interest by government-sponsored corporations and agencies of the United States, whether or not backed by the full faith and credit of the United States, limited to debt obligations of Federal Home Loan Mortgage Corporation, Federal National
Mortgage Association, Student Loan Marketing Association, Financing Corp. (FICO) and Resolution Funding Corp, (REFCORP) and Consolidated Systemwide Bonds and Notes of the Farm Credit System and Consolidated Debt Obligations of the Federal Home Loan Banks;

            (c) commercial paper of a Depository Institution (as defined below) or other corporation organized under the law of the United States or any state thereof which commercial paper is then rated at least "A-1 +" (or an equivalent rating) by the Rating Agencies;

            (d) unsecured certificates of deposit, time deposit, federal funds or bankers' acceptances issued by any Depository Institution, provided that the short-term unsecured debt obligations of such Depository Institution (or in the case of the principal Depository Institution in a holding company system, the short-term unsecured debt obligations, of such holding company) are rated at least "A-1+" (or an equivalent rating) by the Rating Agencies;

            (e) demand and time deposits of any Depository Institution which deposits are fully insured by the Federal Deposit Insurance Corporation;

            (f) repurchase obligations with respect to any security described in clauses (a) and (b) of this definition and entered into with a Depository Institution (acting as principal) described in clause (d) above;

            (g) debt obligations (other than stripped bonds or stripped coupons) bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state thereof the long-term unsecured debt obligations of which are rated at least "AAA" (or an equivalent rating by the Rating Agencies;

            (h) money market funds rated "AAAm" or "AAAm-G" (or an equivalent rating) by the Rating Agencies;

            (i) principal-only strips and interest-only strips in respect of non-callable obligations issued by the United States Treasury;

            (j) Resolution Funding Corp. (REFCORP) securities stripped by the Federal Reserve Bank of New York; and

            (k) commercial paper, federal funds, unsecured certificates of deposit, time deposits, banker's acceptances and repurchase agreements with respect to any security described in clauses (a) and (b) of definition issued by, or entered into with, any Depository Institution and commercial paper and repurchase agreements with respect to any security described in clauses (a) and
(b) of this definition of any corporation incorporated under the laws of the United States or any state thereof, provided that (i) the short-term unsecured debt obligations of such Depository Institution (or in the case of the principal Depository Institution in a holding company system, the short-term unsecured debt obligations of such holding company) or corporation are rated "A-1+" (or an equivalent rating) by the Rating Agencies, (ii) the term to maturity of such instruments is thirty (30) days or less and (iii) investments in such instruments at any time do not exceed twenty percent (20%) or more of the outstanding principal amount of the Notes.

            Unless otherwise specified herein, (i) any such. Permitted Investment must be available for withdrawal without penalty and must mature no later than the Business day immediately preceding the date upon which the funds are required to be disbursed; (ii) no such instrument shall have a remaining term to maturity in excess of three hundred sixty-six (366) days, (iii) no such instrument set forth above (other than the instrument described in clauses (i) and (j) of this definition shall constitute a Permitted Investment if such instrument evidences a right to receive only interest payments with respects to the obligations underlying such instrument; (iv) in the case of any instrument rated by the Rating Agencies, the "r" highlighter shall not be affixed to such rating and, in the case of any instrument not rated by the Rating Agencies, if the instrument were to be rated by the Rating Agencies, the "r" highlighter would not be affixed by the Rating Agencies to such rating; (v) such instrument (other than interest-only strips described in clauses (i) and (j) of this definition) shall provide for a predetermined fixed dollar payment of principal that cannot vary or change; (vi) if such instrument bears interest , no such instrument shall provide for either a fixed rate of interest or a variable rate of interest tied to a single index plus a fixed spread, if any, which variable rate of interest moves proportionately with such index; (vii) no instrument constitute a "Mortgage-backed" security and (viii) such Permitted Investment must be expressly permitted under the pooling and servicing agreement between Mortgagee and the servicer applicable to this Loan.

            A "Depository Institution" means any depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities.

            "Rating Criteria" with respect to any Person, shall mean that (i)the short-term unsecured debt obligations of such Person are rated at least "A-1" by S&P, P-l by Moody's Investors Service, Inc., and F-1+ by Fitch Investors Services, L.P., if deposits are held in the account for a period of less than 30 days, or (ii) the long-term unsecured debt obligations of such Person are rated at least "AA-" by S&P and Fitch and Aa by Moody's and, if deposits are held in the account for a period of 30 days or more.

            "Trust Account" shall mean a segregated trust account maintained by a corporate trust department of a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds an deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(B) which has corporate trust powers and is acting in its fiduciary capacity.

                                    EXHIBIT E

                          FUTURE CONDOMINIUM PROVISIONS

1. As used herein, "Condominium" shall mean the commercial condominium REGIME created pursuant to the Condominium Declaration.

2. As used herein, "Condominium Act" shall mean N.H.R.S.A. 356-B and all amendments, modification or replacements thereof or regulations with respect thereto now or hereafter enacted or promulgated.

3. As used herein, "Condominium Declaration" shall have the meaning Set forth in the Primary Lease.

4.    As used herein, "Bylaws" shall have the meaning set forth in the Primary
      Lease.

5. As used herein, "Condominium Site Plan" shall have the meaning set forth in the Primary Lease.

6. As used herein, "Condominium Documents" shall mean all documents required by the Condominium Act and otherwise, relating in whole or in part to (A) the establishment of the Property as a condominium in accordance with the Condominium Declaration, the Condominium Site Plan and the Foss Condominium Exterior Unit Plan(s) and (B) the regulation, management or administration of the Condominium. The Condominium Documents shall include
      (i) the Condominium Declaration, Condominium Site Plan and the Bylaws, all of which shall be in the form attached to the Primary Lease with only such modifications as are approved by Mortgagee in writing and (ii) such other documents related thereto as approved in writing by Mortgagee.

7. As used herein, "Mortgage Subordination" shall mean the subordination of the lien of the Mortgage to the Condominium Declaration.

8. In no event shall the Condominium declaration, the Condominium Site Plan or any other Condominium Document be recorded, and in no event shall Mortgagor grant the Mortgage Subordination, unless all of the following conditions are satisfied (the "Initial Condominium Requirements"):

      a. No Default or Event of Default shall have occurred and be continuing.

      b. Mortgagor shall have provided to Mortgagee the Lafayette Expansion notice or the Additional Improvements Notice.

      c. Mortgagee shall have received confirmation in writing from each of the Rating Agencies that the conversion of the Property to a condominium form of ownership (and any related actions in connection therewith) will not result in a qualifications, downgrade or withdrawal of any rating in effect immediately prior thereto for any securities issued in connection with a Secondary Market Transaction.

      d. Mortgagor shall provide Mortgagee all of the following; which shall be satisfactory in form and substance to Mortgagee in its discretion:

            (i) The Condominium Documents (it being acknowledged that the Condominium Declaration, the Condominium Site Plan and the Bylaws shall be in the form attached to the Primary Lease with only such modifications is are approved by Mortgagee in writing);

            (ii) A conditional assignment of the declarant's rights under the Declaration;

            (iii) Conditional letters of resignation in favor of Mortgagee from all the directors and officers of the Association appointed by or elected by or representing or controlled by Mortgagor or Guarantor or any of their respective affiliates (the "Conditional Resignation Letters");

            (iv) An opinion of counsel to Mortgagor to the effect that (i) the Condominium Documents satisfy all applicable governmental requirements, including but not limited to those of the Condominium Act, and were duly executed, (ii) no filing, registration or other requirements of federal or state securities or other law or regulation will be required to ensure that the enforceability of the lien of the Mortgage is not adversely affected (except for subordination to the Condominium Declaration), and (iii) the assignment, letters and agreements referred to in subparagraphs (ii) and (iii) of this Section (d) have each been duly authorized, executed and delivered by the respective parties thereto and are enforceable against said parties in accordance with their respective terms; and

            (v) The title insurance insurer which provided the policy insuring the lien of the Mortgage (the "Title Insurer") shall have provided Mortgagee with a commitment to endorse such policy immediately following the Initial Condominium Recording with an endorsement (the "Condo Endorsement") to provide affirmative insurance to the effect that (A) the Mortgage encumbers all of the interests of Mortgagor in the Condominium, (B) the lien of the Mortgage cannot be impaired nor is any superior lien on the Property created by any of the Condominium Documents, (C) the Mortgage Subordination will not affect the lien of the Mortgage, (D) the Property is part of a condominium validity created under the Condominium Act, and (E) the Units (us defined below) are entitled by law to be assessed for real property taxes as separate parcels.

            Immediately following the Initial Condominium Recording, Mortgagor shall cause the Title Insurer to issue the Condo Endorsement to Mortgagee.

9. Upon the satisfaction of all of the Initial Condominium Requirements and prior to the commencement of the construction of any Additional Improvements, Mortgagor shall cause the Condominium Declaration and the Condominium Site Plan to be recorded in the Rockingham County Registry of Deeds (the "Initial Condominium Recording") in compliance with all applicable, laws and legal requirements with respect thereto. Mortgagor shall be responsible for the recordation of Condominium Declaration and the Condominium Site Plan (any and other documents approved by Mortgagee and necessary for the lawful creation of the Condominium) and the compliance therewith with all applicable laws and legal requirements, and Mortgagee shall have no obligations with respect thereto.

10. The Mortgage Subordination shall be executed by Mortgagee and delivered to Mortgagor contemporaneously with the Initial Condominium Recording.

11 Upon the Initial Condominium Recording, this Mortgage shall constitute a first lien on all units (the "Units") of the Condominium together with appurtenant parking spaces and undivided percentage interests in and to the Common Areas (as defined in the Declaration), and all other rights, titles and hereditaments attributable to the Units. Mortgagor shall execute any and all documents and take any and all actions reasonably required or requested by Mortgagee in furtherance of the foregoing and to ensure that this Mortgage constitutes a first lien on all of the Units together with appurtenant parking spaces and undivided percentage interests in and to the Common Areas, and all other rights, titles and hereditaments attributable to the Units.

12. Prior to the Initial Condominium Recording, Mortgagor shall cause the Unit owners, association (the "Association") to provide Mortgagee with an estoppel certificate (a "Condominium Estoppel") confirming that Mortgagee shall be recognized as a first mortgagee and shall be entitled to all rights under the Declaration and the Bylaws of a first mortgagee, together with such other information and assurances as Mortgagee shall reasonably require. Upon request from time to time by Mortgagee subsequent to the Initial Condominium Recordation, Mortgagor shall cause the Association to provide additional Condominium Estoppels to Mortgagee within 10 business days of Mortgagee's request therefore.

13. At all times during the existence of the Condominium, Mortgagor shall own not less than 51% of the undivided interests in the Common Areas. At all times during the existence of the Condominium, officers of Mortgagor shall comprise a majority of the Board of Directors of the Condominium and Mortgagee shall be entitled to succeed to such director positions pursuant to the Conditional Resignation Letters.

14. From and after the Initial Condominium Recording, the insurance required to be maintained pursuant to Section 1.4 of this Mortgage shall either be maintained by the Mortgagor or the Primary Tenant as set forth in Section
      1.4 or shall be maintained for the Condominium by the Association. In the event that any such insurance is maintained by the Association, the following provisions shall apply:

            It shall constitute a default under this Mortgage entitling Mortgagee at its option to accelerate the entire unpaid balance of the indebtedness secured hereby if the Association or Mortgagor fail or refuse to maintain in full force and effect a policy or policies of insurance meeting the requirements of Section 1.4(A)(a). Such policy of policies maintained by the Association shall be written in the name of, and the proceeds thereof shall be payable to, the Association, as trustee for each of the owners of the Condominium Units, and to the respective mortgagees of the owners of the Condominium units, as their interests may appear and apportioned based on which owner or unit experienced the insured loss. Said policy or policies shall provide for separate protection for each Condominium unit and its attached, built-in, or installed fixtures and equipment to the full insurable replacement value thereof, with a separate loss payable endorsement in favor of mortgagees of each Condominium Unit. Such policy or policies shall permit the waiver of subrogation and shall provide that the insurance company or companies will not look to the Association, or any owner of the Condominium units for the recovery of any loss under said policy or policies. Such policy or policies shall not be cancelable except after 30 days written notice to Mortgagee and the original or a duplicate of such policy or policies shall be deposited with Mortgagee with evidence of the payment of premiums and with renewal policies to be deposited with Mortgagee not later than 30 days prior to the expiration of existing policies. In the event that the policy or policies of insurance maintained by the Association insures the Property only on a contingent or conditional basis which requires the individual owner of the Condominium units to provide its own insurance on its Condominium unit, then Mortgagor shall furnish to Mortgagee an original policy of insurance meeting the requirements of Section 1.4(A)(a) for the Units owned by Mortgagor. Anything hereinabove to the contrary notwithstanding, in the event the Association, Mortgagor or Primary Tenant, fail or refuse to provide insurance coverage as above provided, Mortgagee at its election may obtain such insurance for its benefit as mortgagee and may add the premium therefore to the unpaid balance of the indebtedness secured hereby.

15. Upon the Initial Condominium Recording, the following Section 1.34 shall be deemed added at the end of Article I of this Mortgage:

            "1.34 CONDOMINIUM PROVISIONS.

            (a) Mortgagor shall comply with (and shall cause Primary Tenant to comply with) all terms, conditions and covenants of the Declaration and the Bylaws and all other rules and regulations promulgated or otherwise existing with respect to the Condominium (collectively, the "Rules") as those are in force and effect, and Mortgagor shall comply with (and shall cause Primary Tenant to comply with) the terms, conditions and covenants of all other Condominium Documents.

            (b) Mortgagor shall not, without Mortgagee's prior written consent, modify, amend, supplement or in any other manner change the terms, conditions and covenants of the Declaration, the Rules or any other Condominium Document so as to affect, alter or impair the lien of this Mortgage or the security therefor, or in a manner which materially increases the obligations or diminishes the rights of Mortgagee, nor, without Mortgagee's prior written consent, may Mortgagor waive or consent to the waiver of any enforcement of the provisions thereof with respect to another unit owner.

            (c) Mortgagor shall promptly deliver to Mortgagee a true and full copy of each and every notice of default or notice requiring the performance of any act by

      Mortgagor received by Mortgagor with respect to any obligation of Mortgagor under the provisions of the Declaration, the Rules or any other Condominium Documents.

            (d) Mortgagor shall not, except with the prior written consent of Mortgagee, (i) institute any action or proceeding for partition of the property of which the Property are a part; (ii) vote for or consent to any modification of, amendment to or relaxation in the enforcement of any provision of the Declaration, the Rules or any other Condominium Document which affects, alters or impairs the lien of this Mortgage or the security therefor, or which materially increases the obligations or diminishes the rights of Mortgagee; (iii) in the event or damage to or destruction of the Units or any of them, vote in opposition to a motion to repair, restore, or rebuild.

            (e) In each and every case in which, under the provisions of the Declaration, the Rules or any other Condominium Document, the consent or the vote of the owners of Units is required, Mortgagor shall not vote or give such consent so as to impair the lien of this Mortgage or the security therefor without, in each and every case, the prior written Consent of Mortgagee.

            (f) Mortgagor shall promptly pay or cause to be paid, as the same become due and payable, all common charges or other payments for maintenance and reserve funds ("Common Charges") and all assessments ("Assessments") as required by the Declaration or the Rules or any resolutions adopted pursuant thereto, and shall promptly upon demand exhibit to Mortgagee receipts for all such payments. In the event that Mortgagor fails to make such payments as the same become due and payable, Mortgagee may from time to time at its option, but without any obligation to do so and without notice to or demand upon Mortgagor, make such payments, and the same shall be added to the debt secured hereby, and shall bear interest until repaid at the Default Interest rate (as defined in the Note); provided, however, that the failure of the Mortgagor to make any such payment to the maintenance fund or to exhibit such receipts shall, at the election of Mortgagee upon ten (10) days notice to Mortgagor constitute a breach of covenant under this Mortgage entitling Mortgagee to accelerate the indebtedness secured hereby.

            (g) In the event of the failure of Mortgagor to perform or cause to be performed any of its obligations relating to the Land under the Declaration, the Rule or any Other Condominium Document within a period of ten (10) days with respect to a monetary obligation or thirty (30) days with respect to a non-monetary obligation (unless the Association requires sooner performance) after notice from the Association or from Mortgagee, or in the case of any such default which cannot with due diligence be cured or remedied within such period, if Mortgagor fails, to proceed promptly after such notice to cure or remedy the same with due diligence, then in any such, case, Mortgagee may from time to time at its option, but without any obligation to do so, cure or remedy any such default of Mortgagor (Mortgagor hereby authorizing Mortgagee to enter upon the Land as may be necessary for such purposes), and all sums expended by Mortgagee for such purposes, including reasonable counsel fees, shall be added to the debt secured hereby, shall become due and payable and shall bear interest until repaid at the Default Interest Rate (as defined In the Note) and Shall be added to the indebtedness secured hereby; provided, however, that the failure of Mortgagor to keep or perform any such monetary obligation within such ten (10) day period or any non-monetary obligation within such thirty (30) day period, or, in the case in which such obligation is a non-monetary obligation which cannot be kept or performed within such thirty (30) day period, provided Mortgagor has commenced to cure such default and is diligently pursuing same to completion, such additional time as is needed to so complete, shall, at the election of Mortgagee, constitute an Event of Default under this Mortgage entitling Mortgagee to accelerate the indebtedness secured hereby.

            (h) Upon the occurrence of an Event of Default hereunder, Mortgagee may by notice to Mortgagor require the resignation of Mortgagor's designees to the Board of Directors, if any, and the appointment in lieu thereof of Mortgagee's designees.

            (i) Mortgagor shall, at the option of Mortgagee exercisable at any time after the occurrence of an Event of Default hereunder, pay to Mortgagee at the time of each payment of an installment of interest or principal under the Note, an additional amount sufficient to discharge the obligations under clause (f) when they become due. The determination of the amount so payable and of the fractional part thereof to be deposited with Mortgagee in an Impound Account. Nothing herein contained shall be deemed to affect any right or remedy or Mortgagee under any provisions of this Mortgage or of any statute or rule of law to pay any such amount and to add the amount so paid, together with interest at the Default Interest Rate, (as defined in the Note) to the indebtedness hereby secured.

            (j) Mortgagor shall comply (and shall cause the Property to comply) with all of the provisions of the Condominium Act."

16. Upon the Initial Condominium Recording, the following Section 2.1(o) shall be deemed added at the end of Article II of this Mortgage:

            "(o) If Mortgagor shall fail to perform any of its obligations with respect to the Association, Board of Directors, the Declaration, the Rules, any other Condominium Document or the Condominium as set forth in
      Section 1.34 (subject to any notice and/or cure period expressly set forth in Section 1.34) or if for any reason all or any portion of the land subject to the Declaration is withdrawn from condominium ownership without Mortgagee's prior written consent; or if by reason of damage or destruction of all or any portion of the Improvements the Association or the owners of the Condominium units do not duly and promptly resolve to proceed with the repair or restoration of any such damage or destruction, to the extent Mortgagor is required under Section 1.9 hereof to restore such damage or destruction; or if by reason of the failure of Mortgagor to perform any act, as for example notification to the Association under the Declaration or the Rules, Mortgagee shall not be entitled to the protective provisions under the Declaration or the Rules."

17. If the Lafayette Factory Expansion Work (as defined in section 5.34 hereof) has been completed prior to the occurrence of the Initial Condominium Recording, then in connection with the Initial Condominium Recording, the Condominium Declaration and the Condominium Site Plan shall be amended prior to the recording thereof in order to include the Lafayette Factory Expansion as part of Unit 2 of the Condominium.

18. For purposes of Section 1.9(b), 1.9(e) and 1.9(g) of this Mortgage, from and after the Initial Condominium Recording, (i) the term "380 Lafayette Property" shall be deemed to refer to Unit #1 (as defined in the Condominium Declaration) of the Condominium, (ii) the term "390 Lafayette Property" shall be deemed to refer to Unit #2 (as defined in the Condominium Declaration) of the Condominium and (iii) the term "11 Merrill Property" shall be deemed to refer to Unit #3 (as defined in the Condominium Declaration) of the Condominium.

                                   EXHIBIT F

                     INDIVIDUAL PROPERTY RELEASE CONDITIONS

         For purposes of determining whether the Individual Property Release Conditions (as defined below) are satisfied with respect to an applicable Individual Property (as defined in Section 1.9(b) hereof), such applicable Individual Property shall be referred to in this Exhibit F as the "Release Parcel".

         As used in this Exhibit F, "Individual Property Release Conditions" shall mean, collectively:

         a. The portion of the Property other than the Release Parcel (the "Remaining Property"), and all improvements thereon, shall comply with all applicable zoning, land use and similar laws, rules, regulations and ordinances of all governmental authorities having or claiming jurisdiction thereover, and all other applicable laws, with such determination assuming the separate ownership and operation of the Remaining Property and the Release Parcel;

         b. Mortgagor provides evidence reasonably acceptable to Mortgagee that all zoning and subdivision approvals of governmental authorities having jurisdiction as necessary to create legally identifiable tracts of real property, and separate zoning and tax lots for all real property taxes, have been granted with respect to the Release Parcel and the Remaining Property;

         c. Mortgagor provides evidence reasonably satisfactory to Mortgagee that, following any such release, the Remaining Property shall have available to it all necessary utility and other services for the development, use, occupancy and operation of the Remaining Property, and adequate, free, unimpeded and unencumbered access for pedestrian and vehicular ingress and egress onto all adjacent public roads;

         d. Mortgagor shall procure from the title insurer insuring the lien of this Mortgage an endorsement to Mortgagee's title insurance policy which shall provide, inter alia, that the lien and priority of this Mortgage on the Remaining Property shall be unaffected as a result of the release of the Release Parcel, together with such other matters as Mortgagee shall reasonably require;

         e. Mortgagor provides Mortgagee with an updated survey of the Remaining Property and the Release Parcel, satisfactory to Mortgagee, prepared by a registered land surveyor in the State of New Hampshire and certified to the Mortgagee, its successors and assigns, and the title insurer in form reasonably acceptable to Mortgagee, containing (i) only such encroachments, exceptions and state of facts as are (a) set forth in the title policy insuring this Mortgage and (b) approved by Mortgagee in writing; and (ii) metes and bounds legal descriptions of each of the Release Parcel and the Remaining Property;

         f. No Default or Event of Default shall have occurred and be continuing;

            g. The Remaining Parcel will be in compliance with all provisions of any Leases of any portion of the Property that are then in effect (including, without limitation, as to required parking spaces, restrictions on development, access and similar matters), an easement in form and substance reasonably satisfactory to Mortgagee shall be granted in favor of the Remaining Property over all parking areas on the Release Parcel, and the Release Parcel shall be subject to a restrictive covenant prohibiting the use or development thereof in any manner that violates any provision of any then-existing Lease of the Remaining Parcel;

            h. Simultaneously with the release of the Release Parcel, the Release Parcel shall be transferred and conveyed by Mortgagor to another person or entity, such that the ownership of the Release Parcel does not cause Mortgagor to violate any of the restrictions set forth in Section
      1.33 hereof; and

            i. Mortgagor pays all of Mortgagee's fees and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the release of such Release Parcel and confirmation that all of the foregoing conditions have been satisfied.

                                   SCHEDULE 1

                             ALLOCATED LOAN AMOUNTS

380 Lafayette Property           $   705,660

390 Lafayette Property           $10,905,660

11 Merrill Property              $ 5,388,680